The information in this pricing supplement is not complete and may be changed.  We may not deliver these securities until a final pricing supplement is delivered.  This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, Pricing Supplement dated June 26, 2007

PROSPECTUS Dated January 25, 2006	Pricing Supplement No. 313 to
PROSPECTUS SUPPLEMENT	Registration Statement No. 333-131266
Dated January 25, 2006	Dated , 2007
Rule 424(b)(2)
$
GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

100% Principal Protected $25 Enhanced Yield Notes Due September 26, 2022
Linked to the Common Stocks of 130 Companies

The notes will pay a fixed, semi-annual interest payment of 9.25% per annum for the four year period from the original issue date to September 26, 2011.  After September 26, 2011, the notes will pay a semi-annual interest payment of 9.25% per annum which will be reduced by 0.925% per annum for each portfolio stock which experiences a stock event, including any stock events which occurred in the initial four year period.  The notes are principal protected at maturity.
The portfolio stocks are the common stocks of a portfolio of 130 companies, each of which we refer to as a portfolio stock issuer, listed in Annex A.  A stock event will occur with respect to any portfolio stock if on any date from and including the day we price the notes for initial sale to the public, which we refer to as the pricing date, the calculation agent determines that either (i) the closing price of such portfolio stock falls 90% or more from the closing price of such portfolio stock on the pricing date, or (ii) the applicable portfolio stock issuer experiences a bankruptcy, as more fully described herein.  In no event will the payment at maturity be less than the protected principal amount of $25.
•	The issue price and principal amount of each note is $25.
•	Your $25 principal amount is protected and is not subject to reduction.
•	The maturity date of the notes is September 26, 2022.
•	The interest payment dates will be each March 26 and September 26, beginning September 26, 2007.
•	On each semi-annual interest payment date, you will receive an interest payment calculated on the basis of:
º	for the period from and including the original issue date to but excluding September 26, 2011, a fixed interest rate of 9.25% per annum; and
º
for the period from and including September 26, 2011 to but excluding the maturity date, an interest rate of 9.25% per annum which will be reduced by 0.925% per annum for each portfolio stock which has experienced a stock event.   If ten or more stock events occur, the applicable interest rate will be 0% after the later of September 26, 2011 and the date of occurrence of the tenth stock event.

•	If any stock events occur in the period from the pricing date to September 26, 2011, those stock events will reduce the interest rate which applies from and including September 26, 2011.
•
If a stock event occurs during a semi-annual interest payment period September 26, 2011, the interest rate as reduced by 0.925% for such stock event will apply to all days of the interest payment period subsequent to the date of occurrence of the stock event, subject to the occurrence of further stock events during that interest payment period.

•	We may change the portfolio stocks on any day prior to the pricing date provided that by doing so, we do not materially alter the average credit rating of the portfolio.
•	The notes are not callable by us at any time prior to the maturity date.
•	None of the portfolio stock issuers are involved in the offering of the notes.
•	The notes will not be listed on any securities exchange.
•	The CUSIP number for the notes is .
You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in “Summary of Pricing Supplement” and “Description of Notes.”
The notes involve risks not associated with an investment in conventional debt securities, including the risk that the interest rate after September 26, 2011 could be 0%.  See “Risk Factors” beginning on PS-15.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

ISSUE PRICE $25 PER NOTE

	Price to Public	Agent’s Commissions(1)	Proceeds to Company
Per Note	$	$	$
Total	$	$	$
_________________
(1)	For additional information see “Supplemental Information Concerning Plan of Distribution” in this pricing supplement.

MORGAN STANLEY

For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called “Description of Notes–Supplemental Information Concerning Plan of Distribution.”

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement and prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this pricing supplement nor the accompanying prospectus supplement or prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The notes have not been and will not be registered with the Comissão de Calores Mobiliários (The Brazilian Securities Commission).  The notes may not be offered or sold in the Federative Republic of Brazil (“Brazil”) except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the notes or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

No action has been taken to permit an offering of the notes to the public in Hong Kong as the notes have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kongother than (i) with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

The notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

The Agent and each dealer represent and agree that they will not offer or sell the notes nor make the notes the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement or the accompanying prospectus supplement and prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to persons in Singapore other than:

(a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c) a person who acquires the notes for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

SUMMARY OF PRICING SUPPLEMENT

The following summary describes the notes we are offering to you in general terms only.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement.  You should carefully consider, among other things, the matters set forth in “Risk Factors.”

The notes offered are medium-term securities of Morgan Stanley.  The interest payments on the notes are fixed at 9.25% per annum for the initial four years and thereafter, linked to the common stocks, each of which we refer to as a portfolio stock, of the 130 companies, each of which we refer to as a portfolio stock issuer, listed in Annex A.

Each note costs $25
We, Morgan Stanley, are offering Global Medium-Term Notes, Series F, 100% Principal Protected $25 Enhanced Yield Notes due September 26, 2022, Linked to the Common Stocks of 130 Companies. The principal amount and issue price of each note is $25.

The issue price of the notes includes the agent’s commissions paid with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the issue price of the notes includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes. See “Risk Factors—The inclusion of commissions and projected profit from hedging in the issue price is likely to adversely affect secondary market prices” and “Description of Notes—Use of Proceeds and Hedging.”

Interest rate fixed at 9.25% per annum for the initial four years; thereafter, the interest rate will be 9.25% per annum subject to reduction for portfolio stocks which experience a stock event
For the initial four year period from and including the original issue date to but excluding September 26, 2011, you will receive a semi-annual interest payment calculated at a fixed interest rate of 9.25% per annum.

For the period from and including September 26, 2011 to but excluding the maturity date, you will receive a semi-annual interest payment calculated at an interest rate of 9.25% per annum less 0.925% per annum for each portfolio stock which has experienced a stock event. If ten or more stock events occur, the applicable interest rate will be 0% after the later of September 26, 2011 and the date of occurrence of the tenth stock event.

If any stock events occur in the period from the day we price the notes for initial sale to the public, which we refer to as the pricing date, to September 26, 2011 those stock events will reduce the interest rate which applies from and including September 26, 2011.

If a stock event occurs during an interest payment period after September 26, 2011, the interest rate as reduced by 0.925% per annum for such stock event will apply to all days of the interest payment period subsequent to the date of occurrence of the stock event, subject to the occurrence of further stock events during that interest payment period.

The following graphic sets out how the interest payments will be allocated over the term of the notes:

The following table sets out the applicable interest rate based on the number of portfolio stocks which experience a stock event:

Number of Portfolio Stocks which Experience a Stock Event	Interest Rate
0	9.25%
1	8.325%
2	7.400%
3	6.475%
4	5.550%
5	4.625%
6	3.700%
7	2.775%
8	1.850%
9	0.925%
10 and greater	0%

100% principal protected at maturity
The notes are 100% principal protected at maturity. On the maturity date, we will pay you the protected principal amount of $25 per note, plus any accrued interest in respect of the final semi-annual interest payment period.

Stock event means (i) 90% decline in portfolio stock price or (ii) bankruptcy of portfolio stock issuer
The calculation agent, acting on our behalf, will determine that a stock event has occurred with respect to any portfolio stock or portfolio stock issuer. A “stock event” with respect to any portfolio stock will occur if on any date beginning and including the pricing date, either:

	•	the closing price of such portfolio stock decreases 90% or more from theclosing price of such portfolio stock on the pricing date; or

	•	the applicable portfolio stock issuer experiences a bankruptcy, as more fullydescribed under “Description of Notes—Bankruptcy” below.

Portfolio stocks
The portfolio stocks are the common stocks of the 130 companies listed in Annex A. The portfolio stocks were selected by us.

We may change the portfolio stocks of the portfolio on any day prior to the pricing date provided that by doing so, we do not materially alter the average credit rating of the portfolio.

Upon the occurrence of certain corporate events with respect to the portfolio stock issuers, the portfolio stocks may change during the term of the notes and the risk that stock events may occur could become more concentrated. See “Risk Factors Following a merger between portfolio stock issuers, a single stock event affecting the successor entity will be counted more than once” and “Following certain mergers with respect to a portfolio stock issuer, the threshold price of the resulting entity will be adjusted upward to reflect any decline in the closing price of such portfolio stock from the pricing date.”

Industry distribution of the portfolio stocks

According to Standard and Poor’s (“S&P”) industry categories, the industry distribution of the portfolio stocks as of the date of this pricing supplement is as follows:

Given the degree of concentration in the portfolio stocks demonstrated by the table above, it is possible that adverse conditions in only a few industry sectors could result in you receiving, from and including September 26, 2011, a significantly reduced interest payment or none at all. The portfolio stocks included in the portfolio may change following certain corporate events relating to a portfolio stock issuer. See “Risk Factors Following a reorganization event, such as a merger, tender offer or delisting, we may appoint a successor portfolio stock issuer on the basis of the condition of the original portfolio stock issuer taking into account the effect of the reorganization event.” Any such changes may affect the concentration or distribution of the portfolio stocks in one or more industry categories shown above.

Historical price volatility of the portfolio stocks

The chart below provides an indication of the volatility in the closing prices of the portfolio stocks for successive fifteen-year periods beginning on each day from September 28, 1980 to June 21, 1992 and, therefore, covering the approximate twenty- seven year period from September 28, 1980 through June 21, 2007. Each point on the horizontal axis represents one of the fifteen-year periods. Each point on the vertical axis represents the number of portfolio stock issuers which experienced the corresponding decline in their closing price within that fifteen-year period. Accordingly, each plotted point on the chart indicates the number of portfolio stocks that were trading in any fifteen-year period (each, a “15 Year Cohort”) that experienced a 25%, 50% or 90% decline in their closing prices over each fifteen-year period. Any portfolio stock that was not trading on the first day of any fifteen-year period was not included in the period.

For example, for the fifteen-year period beginning July 1, 1981 (marked by arrow “A” on the chart), the chart indicates that 34 out of 59 portfolio stocks then trading and comprising that “A” 15 Year Cohort, experienced a 25% decline in price, 17 out of the “A” 15 Year Cohort experienced a 50% decline in price and four out of the “A” 15 Year Cohort experienced a 90% decline in price. Similarly, for the fifteen-year period beginning September 18, 1985 (marked by arrow “B” on the chart), the corresponding figures were: 20 out of 67 portfolio stocks then trading and comprising that “B” 15 Year Cohort, experienced a 25% decline, 11 out of the “B” 15 Year Cohort experienced a 50% decline and two out of the “B” 15 Year Cohort experienced a 90% decline in price. For the fifteen-year period beginning March 16, 1990 (marked by arrow “C” on the chart), 46 out of 77 portfolio stock issuers then trading and comprising that “C” 15 Year Cohort, experienced a 25% decline, 13 out of the “C” 15 Year Cohort experienced a 50% decline and none of the “C” 15 Year Cohort experienced a 90% decline in price.

At no time after June 5, 1990, were there any portfolio stock issuers that experienced a 90% decline in price during any fifteen year period. In addition, the average during all fifteen year periods of all portfolio stock issuers that experienced a 90% decline in price was 1.44 issuers. Further, at no time were there more than four portfolio stock issuers in any 15 Year Cohort that experienced a 90% decline in price and which also did not experience a bankruptcy.

Past performance of the portfolio stocks is no indication of future performance of the portfolio stocks, and it is possible that the portfolio stocks could be more volatile in the future than they have been historically or that they could be adversely affected by a severe economic downturn affecting one or more sectors of the economy. These historical data could be expected to show fewer portfolio stocks that have experienced 90% declines in closing price than might be true of either (i) a group of similar issuers picked in 1980 without foreknowledge that each would survive without experiencing a bankruptcy or (ii) this group of 130 portfolio stock issuers over the fifteen-year term of the notes.

Forty one of the portfolio issuers had not commenced trading as early as June 21, 1992. As of June 21, 2007, two of these portfolio stock issuers had experienced a 90% decline in stock price from the time they first started trading.

Credit ratings of the portfolio stock issuers

Of the 130 portfolio stock issuers, 80% are rated BBB by S&P, 19.2% are rated A and 0.8% are rated AA. Of 129 portfolio stock issuers, 81.5% are rated Baa by Moody’s Investors Service (“Moody’s”), 16.9% are rated A and 1.5% are rated Aa. Moody’s has not assigned a rating to Cemex S.A.B de C.V. Accordingly, all 130 portfolio stock issuers are rated investment grade by S&P and 129 portfolio stock issuers are rated investment grade by Moody’s.

In the charts below we present some historical information about the experience of credit defaults, including, but not limited to, those occurring due to bankruptcy, for issuers with credit ratings similar to those of the portfolio stock issuers. There may, of course, be portfolio stocks that experience a stock event due to a 90% or greater decline in closing price without the portfolio stock issuer having experienced a bankruptcy. The credit ratings cited above reflect the respective opinions of S&P and Moody’s as to a portfolio stock issuer’s overall financial capacity (its creditworthiness) to pay its financial obligations. Investors have found credit ratings to be one useful factor in evaluating the likelihood that a company may default on its obligations and possibly experience a bankruptcy. Credit ratings should not be viewed in any way as an indication of future stock performance. In that regard, in the event of a bankruptcy of a portfolio stock issuer we expect that the closing price of portfolio stock would generally decline by 90% or more during the period leading up to or during the bankruptcy. However, it is possible that a portfolio stock issuer could experience a bankruptcy without such a decline in its stock price.

The ratings of the portfolio stock issuers set forth in Annex A and cited above are not indicative of any future ratings of the portfolio stock issuers nor indicative of a rating of the overall portfolio. The ratings of the portfolio stock issuers may be downgraded at any time due to the negative performance or outlook of the portfolio stock issuers.

Historical default rates for corporate issuers by credit rating

S&P and Moody’s have performed studies from time to time of historical default rates for issuers which may be useful to you in evaluating the likelihood that a portfolio stock issuer with a particular credit rating may experience a bankruptcy. The S&P data presented below is extracted from the “Annual 2005 Global Corporate Default. Study and Rating Transitions” published in January 2006 and the “Annual 2006 Global Corporate Default Study and Rating Transitions” published in February 2007, in each case by S&P (the “S&P Studies”) and the Moody’s data presented below is extracted from “Corporate Default and Recovery Rates, 1920-2006” published in February 2007 by Moody’s (the “Moody’s Study”). The data tracks payment defaults and certain restructurings in addition to bankruptcies. For purposes of the S&P Studies and the Moody’s Study, a default for an issuer is generally recorded on the first occurrence of a payment default on any obligation, rated or unrated, other than a financial obligation subject to a bonafide commercial dispute, and upon a distressed exchange, when debtors are coerced to accept substitute instruments with less favorable terms than those of the original obligations, as well as upon the issuer’s bankruptcy. However, even though a portfolio stock issuer could experience a default, as the term is used in the S&P Studies and the Moody’s Study, without experiencing a bankruptcy, we believe that the data provides a useful indicator of bankruptcy rates.

Other studies or analyses using other data or applying other methodologies may yield historical default rates higher than those calculated by the S&P Studies and/or the Moody’s Study. In addition, both S&P’s and Moody’s methodology includes certain assumptions that may cause actual experience to deviate from these results.

Although the data presented below is based on the S&P Studies and Moody’s Study, neither S&P nor Moody’s was involved in the preparation of the material in this pricing supplement and neither takes responsibility for its accuracy or completeness. In addition, neither S&P nor Moody’s have reviewed the terms of the notes nor will they rate them

Average Default Rates

The following charts set out the average, best and worst cumulative, issuer-weighted default rates for rolling one- to fifteen-year time periods with respect to a group of issuers with a distribution of ratings by S&P and Moody’s respectively, as measured at the beginning of each time period, comparable to that of the distribution of ratings of the portfolio stock issuers as of the date of this pricing supplement.

The charts were derived by determining the rate of defaults which S&P and Moody’s, respectively, recorded for the representative group of issuers over the one- to fifteen- year time periods. Once the rate of defaults for each time period were determined, the average rate of defaults in that time period was derived, and we applied the average rate, the worst rate and best rate in such periods to a portfolio of 130 stocks to derive the average, worst and best number of stock events (based on defaults only) in each period.

The Moody's and S&P data is issuer-weighted so that in any given time period, the number of issuers which were the subject of the studies conducted by S&P and Moody’s respectively, were taken into account for the purposes of deriving the average default rates. Accordingly, because in time periods commencing earlier in time there were fewer issuers which were the subject of the studies, these earlier time periods have been accorded less weight in deriving the average rate of defaults. Similarly, later time periods with greater numbers of issuers were accorded more weight. Such weighting is designed to offer a measure of default risk with greater statistical validity, on the basis that later time periods are reflective of the default rate of a greater number of issuers.

The charts also take into account 90% stock price declines which are implied by the historical stock price volatility. See “Summary of Pricing Supplement – Portfolio Stocks – Historical price volatility of the portfolio stocks” above.

The time periods for the average data in the S&P chart begin in January of each year from 1981 to, at latest, January 2006 in the case of the one-year time period, and, therefore, cover the years 1981 through January 2007. The time periods for the best and worst data in the S&P chart begin in January of each year from 1981 to, at latest, January 2005 in the case of the one-year time period, and, therefore, cover the years 1981 through January 2006. The time periods in the Moody’s chart begin in January of each year from 1970 to, at latest, January 2006 in the case of the one year time period, and, therefore, cover the years 1970 through January 2007.

The data is based on more one-year time periods than fifteen-year time periods as a greater number of one-year time periods fall within the period from 1981 to January 2006 (in the case of the S&P chart, for example) than fifteen-year time periods.

For example, using the average stock events in the S&P chart, in the period from 1981 through January 2002, and therefore covering the years 1981 through January 2007, there are twenty two five-year periods. The number of defaults which occurred in each of those twenty two five-year periods was calculated and then averaged on an issuer weighted basis to give the average number of defaults which have historically occurred using S&P data after the elapse of a 5 year period.

Similarly, the “best” and “worst” data represent, respectively, the best and worst number of defaults within the representative group of issuers for any one of the respective time periods.

Because the data is cumulative, the number of defaults presented for each time period includes the number of defaults which have occurred in each preceding time period.

Stock Events Derived from S&P Studies

Stock Events Derived from Moody’s Study

Based on these historical default rates, a historical implied internal rate of return (“IRR”) can be calculated on the notes. The historical implied IRR represents the annually compounded return on the notes based on the historical default rates and was calculated by taking into account the distribution over time of the defaults and how such distribution would affect the hypothetical interest rate payable on the notes. This distribution affects the return on the notes because if the defaults occur later in the term of the notes, for example, the interest rate will be higher for a greater number of interest payment periods. Accordingly, the historical IRR is dependent on the timing of the defaults as shown by the historical average defaults over the respective time periods.

In calculating the IRRs, we assumed that, if a default occurred in any given year, the default occurred at the mid-point of the year so that the interest rate, as reduced by 0.9.25% per annum in respect of that stock event, applied for the second six months of the year (and the unreduced interest rate applied for the first six months of the year). The implied 90% stock price declines which were used to calculate the historical IRR were applied to the fifteen year time period on the basis of distributing the average number of stock price declines over the fifteen year time period and assuming that any such decline occurred at the point when such distribution cumulatively equaled one complete decline. The actual interest rate on the notes which applies after September 26, 2011 will be calculated on a daily basis so that if a stock event occurs, the reduced interest rate will apply for all days of the interest payment period subsequent to the date of the default, subject to the occurrence of a further stock event.

Using the average number of stock events derived from the S&P Studies, the historical IRR on the notes would have been 6.4%. Using the worst number of stock events, the historical IRR would have been 4.5% and using the best number of stock events, the historical IRR would have been 8.4%. Using the average number of stock events derived from the Moody’s Study, the historical IRR on the notes would have been 6.9%. Using the worst number of stock events, the historical IRR would have been 4.1% and using the best number of stock events, the historical IRR would have been 8.7%.

The average of the historical IRRs implied by the S&P Studies and the Moody’s Study is 6.65%.

Historical Implied IRRs
S&P Studies		Moody’s Study
Average	6.4%	Average	6.9%
Worst	4.5%	Worst	4.1%
Best	8.4%	Best	8.7%
Average of S&P and Moody’s – 6.65%

The historical IRR is not a guarantee of the IRR which can be expected on your actual investment in the notes. The incidence of bankruptcies for the portfolio stock issuers may be higher than the incidence of default rates indicated by the S&P Studies and the Moody’s Study used in the charts above and to calculate the historical IRRs. There can be no assurance that the interest rate will be greater than 0% after September 26, 2011.

Further, the historical implied IRR is also dependent on our allocation of the historical timing of the defaults and there is no guarantee that any stock events which occur during the term of the notes will not occur earlier in the term, which would have the effect of reducing the overall return on the notes than if the stock events occurred later in the term.

The S&P and Moody’s historical default rates depicted in the charts above represent an average measure of default incidence, during the relevant period, for issuers rated by S&P and Moody’s, respectively, at the beginning of the period. There can be no assurance that actual default rates for the portfolio stock issuers will occur in the future at or near the historical average level or that default rates will not be worse than the worst historical levels observed by S&P and Moody’s, respectively, over the periods covered in the charts above. Furthermore, the portfolio stock issuers with a specific S&P or Moody’s rating will not necessarily be representative of all issuers of debt securities with that rating. In addition, the concentration within the portfolio of portfolio stock issuers in particular industries or specific geographic areas will be different than the market as a whole as represented by the historical data, which may lead to higher levels of defaults than the historical average. For these and other reasons, the historical default rate data presented above may vary from and perhaps be significantly better than the default rates (and corresponding bankruptcy rates) that will occur for the portfolio stock issuers. In particular, default rates have demonstrated significant volatility from year to year, and a relatively small negative deviation from the historical averages could result in the occurrence of a greater number of stock events and, consequently, lower interest payments or no interest payments on the notes after September 26, 2011.

The calculation agent will determine the occurrence of stock events
If at any time during an interest payment period, the calculation agent, acting on our behalf, determines that a stock event has occurred with respect to any portfolio stock, the calculation agent will make commercially reasonable efforts to notify the trustee, Morgan Stanley and The Depositary Trust Company (“DTC”) of such stock event within thirty business days. Upon the occurrence of a stock event, or if the occurrence of a stock event is anticipated in the market, we would expect the market price of the notes to decrease to reflect the reduced interest rate applicable to the notes.

Following a merger between portfolio stock issuers, a single stock event affecting the successor entity will be counted more than once
If two or more portfolio stock issuers merge to form a single successor entity, and a stock event occurs with respect to such successor entity, such stock event will be counted n times for purposes of determining the total number of stock events that have occurred during the fifteen-year term of the notes, where n is the number of portfolio stock issuers that have merged to form such successor entity. As a result, a single stock event may be counted more than once for purposes of determining the number of stock events that have occurred from the pricing date in order to calculate the applicable interest rate that will apply from and including September 26, 2011.

Following certain mergers with respect to a portfolio stock issuer, any change in the closing price of such portfolio stock from the pricing date will be reflected in the threshold price of the resulting entity	Upon the occurrence of a merger of a portfolio stock issuer into an entity having stock that is traded on a national securities exchange, the threshold price as calculated for the entity created pursuant to such merger will be adjusted to reflect any change in the closing price of such portfolio stock to the date immediately preceding the effective date of such merger from the closing price of such portfolio stock on the pricing date. See “Risk FactorsFollowing certain mergers with respect to a portfolio stock issuer, the threshold price of the resulting entity will be adjusted upward to reflect any decline in the closing price of such portfolio stock from the pricing date” and “Description of Notes—Antidilution Adjustments and Successor Provisions.”

Following a reorganization event, such as a merger, tender offer or delisting we may appoint a successor portfolio stock issuer on the basis of the condition of the original portfolio stock issuer taking into account the effect of the reorganization event	Following a reorganization event, such as a merger, spin-off, delisting, tender offer or going private transaction concerning a portfolio stock issuer, we may appoint a successor portfolio stock issuer from the same general industry group with debt that carries a credit spread which is equivalent to the credit spread of the debt of the original portfolio stock issuer after the reorganization event. Thus, any replacement portfolio stock issuer will reflect the condition of the original portfolio stock issuer taking into account the reorganization event, not the condition of the original portfolio stock issuer on the pricing date.

In the case of one portfolio stock issuer, you will be exposed to a bankruptcy stock event with respect to a subsidiary portfolio stock issuer
In the case of one portfolio stock issuer, a determination that a specified subsidiary of the portfolio stock issuer has experienced a bankruptcy will be referenced, rather than the bankruptcy of the parent portfolio stock issuer, to determine whether a stock event has occurred with respect to that portfolio stock issuer.

In addition, if the subsidiary portfolio stock issuer is spun-off from its parent portfolio stock issuer, it will become a portfolio stock issuer in lieu of its parent portfolio stock issuer and you will then be exposed to a stock event based on decreases in the closing price of the stock of the spun-off subsidiary portfolio stock issuer as well as the bankruptcy risk of the spun-off subsidiary portfolio stock issuer. However, the parent portfolio stock issuer will be removed and you will no longer be exposed to stock events with respect to that parent portfolio stock issuer. The threshold price of the spun-off subsidiary portfolio stock issuer will be adjusted to reflect any changes in the closing price of the portfolio stock of the parent portfolio stock issuer from the pricing date to the date immediately preceding the effective date of such spin-off. See “Risk FactorsIn the case of one portfolio stock issuer, if the relevant subsidiary portfolio stock issuer is spun-off, the subsidiary portfolio stock issuer will become an additional portfolio stock issuer, however you will no longer be exposed to stock events with respect to the parent portfolio stock issuer” and “Description of Notes—Spin-off of a Subsidiary Portfolio Stock Issuer.”

The notes are not listed
The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. We currently intend to act as a market maker for the notes but are not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. See “Risk Factors The notes will not be listed.”

You may revoke your offer to purchase the notes prior to our acceptance
We are using this pricing supplement to solicit from you an offer to purchase the notes. You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any material changes to the terms of the notes, we will notify you.

MS & Co. will be the Calculation Agent
We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., to act as calculation agent for The Bank of New York, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.), the trustee for our senior notes. As calculation agent, MS & Co. will determine, on our behalf, whether a stock event has occurred with respect to any portfolio stock and will make any determination required in effecting any anti- dilution adjustments required, as described under “Description of Notes—

Antidilution Adjustments and Successor Provisions.” See “Risk Factors–The economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests.” The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests.

The notes will be treated as contingent payment debt instruments for U.S. federal income tax purposes
The notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of this pricing supplement called “Description of Notes — United States Federal Income Taxation.”  Under this treatment, if you are a U.S. taxable investor, you will be required to include in income original issue discount based on the comparable yield (as set forth in this pricing supplement) of the notes, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the notes.  Any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  Please read the section of this pricing supplement called “Description of Notes — United States Federal Income Taxation.”

If you are a non-U.S. investor, please read the section of this pricing supplement called “Description of Notes — United States Federal Income Taxation — Non-U.S. Holders.”

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more information on the notes
The notes are senior notes issued as part of our Series F medium-term note program. You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006 and accompanying prospectus dated January 25, 2006. We describe the basic features of this type of note in the sections of the prospectus supplement called “Description of Notes— General Terms of Notes” and “—Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices” and in the section of the prospectus called “Description of Debt Securities — Description of Fixed Rate Debt Securities.”

Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the notes, you should read the “Description of Notes” section in this pricing supplement.

The tax treatment of investments in notes such as these differ from that of investments in ordinary securities. See the section of this pricing supplement called “Description of Notes—United States Federal Income Taxation.”

We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us	You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

RISK FACTORS

The notes are not secured debt and investing in the notes is not equivalent to investing directly in the portfolio stocks.  This section describes the most significant risks relating to the notes.  You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

After September 26, 2011, there is no guarantee of interest
After September 26, 2011, the interest rate applicable to the notes is linked to the number of stock events which have occurred from the pricing date. Upon the occurrence of a stock event, the applicable interest rate will be reduced by 0.925% per annum. If ten or more stock events occur, the applicable interest rate will be 0% after the later of September 26, 2011 and the date of occurrence of the tenth stock event.

You are exposed to stock events which occur prior to September 26, 2011
If one or more stock events occur from and including the pricing date to and including September 26, 2011, those stock events will be used to reduce the interest rate which is applicable from and including September 26, 2011. Accordingly, you are exposed to stock events which occur from and including the pricing date.

A reduced interest rate may apply to a portion of an interest payment period
Upon the occurrence of a stock event, the interest rate after September 26, 2011 which applies will be reduced as of the next business day by 0.925% per annum. Accordingly, there is no guarantee that the interest rate which is applicable at the start of an interest payment period will apply throughout that period. The interest rate could be adjusted downwards one or more times during the interest payment period and you will receive an interest payment which reflects those differing interest rates and the period of time for which they applied during the interest payment period.

You are exposed to the closing price risk of each portfolio stock
Because the interest rate which is applicable from and including September 26, 2011 is based on the number of portfolio stocks that experience a stock event, the return on your investment in the notes is subject to possible downward price movements of each portfolio stock. You cannot predict the future performance of a portfolio stock based on its historical performance. The price of a portfolio stock may decrease 90% or more from the closing price of such portfolio stock on the pricing date even though such portfolio stock has not experienced such a price decrease in the past, thus decreasing the applicable interest rate.

The closing price of a portfolio stock on the pricing date may be significantly higher than the historical average trading price for such portfolio stock
If the closing price of a portfolio stock decreases 90% or more from the closing price of such portfolio stock on the pricing date, a stock event will have occurred with respect to such portfolio stock. The reference closing price for determining a 90% decrease in the closing price of such portfolio stock is the pricing date. The closing price of a portfolio stock on the pricing date may be significantly higher than the historical average trading price for such portfolio stock, which could increase the likelihood of the occurrence of a stock event with respect to such portfolio stock. In addition, on the pricing date, stock prices generally in the market may be significantly higher than historical averages, which could increase the likelihood of subsequent declines in stock prices over the term of the notes.

If any portfolio stock issuer experiences a bankruptcy, the applicable interest rate on the notes from and including September 26, 2011 will be lowered
In addition to the closing price risk of each portfolio stock, you are exposed to the risk that a portfolio stock issuer experiences a bankruptcy prior to the maturity date. While the credit rating of a portfolio stock issuer on the pricing date is viewed as an indication of the level of credit risk with regard to the senior debt of each portfolio stock issuer, and, therefore, of the likelihood that a portfolio stock issuer will experience a bankruptcy, there is no guarantee that the credit rating of such portfolio stock issuer will not be downgraded over time due to the negative performance of such portfolio stock issuer.

The number of stock events the portfolio stocks will experience is not predictable
There can be no assurance as to how many portfolio stocks will experience a stock event over the term of the notes and consequently the applicable interest rate from and including September 26, 2011 is unpredictable. Certain economic, financial, political, regulatory or judicial events could simultaneously affect the trading price of portfolio stocks and the financial condition of portfolio stock issuers across diverse industry categories or in a single industry. As a result, stressful economic conditions could lead to a stock event with respect to more than one portfolio stocks, which will reduce the applicable interest rate from and including September 26, 2011.

The portfolio stock issuers are concentrated in certain geographic areas
All but 22 of the portfolio stock issuers are organized in the United States: three are organized in each of Canada, the United Kingdom, the Netherlands and Finland, two are organized in Switzerland and there is one portfolio stock issuer organized in each of Australia, Bermuda, Brazil, France, Germany, India, Mexico and Singapore. As set forth on the chart in the summary of this pricing supplement, the portfolio stock issuers represent 35 different industries. The industries most prominently represented are building and development (7.7%), telecommunications (7.7%), chemicals/plastics (6.9%), insurance (6.9%), retailers (except food and drug) (6.2%), forest products (5.4%) and oil and gas (5.4%).

A significant downturn in one or more of these industries could result in the occurrence of stock events with respect to the portfolio stocks in such industry. As such, an economic downturn in any of these industries could dramatically reduce the applicable interest rate, including to zero.

Because the portfolio consists of 130 portfolio stock issuers which are each subject to reorganization events, it is likely that such events will affect some portfolio stocks during the term of the notes	Because the portfolio consists of 130 portfolio stock issuers which are each subject to reorganization events such as mergers, spin-offs, delistings and stock splits, it is likely that such events will affect some of the portfolio stocks during the term of the notes. In event that such reorganization events do affect a portfolio stock issuers the provisions set forth under “Description of Notes – Antidilution Adjustments and Successor Provisions” and “—Spin-off of a Subsidiary Portfolio Stock Issuer” may apply and could affect which companies comprise the portfolio and the applicable interest rate from and including September 26, 2011. You should read these provisions to understand how they may apply during the term of the notes.

Following a merger between portfolio stock issuers, a single stock event affecting the successor entity will be counted more than once
If two or more portfolio stock issuers merge to form a single successor entity, and a stock event occurs with respect to such successor entity, such stock event will be counted n times for purposes of determining the total number of stock events that have occurred during the fifteen-year term of the notes, where n is the number of portfolio stock issuers that have merged to form such successor entity. As a result, a single stock event may be counted more than once for purposes of determining the number of stock events that have occurred from the pricing date in order to calculate the interest rate(s) that will apply in each interest payment period from and including September 26, 2011. You should read the section in this pricing supplement called “Description of Notes—Antidilution Adjustments and Successor Provisions” in order to understand the impact of a merger between two or more portfolio stock issuers on your notes.

Following certain mergers with respect to a portfolio stock issuer, the threshold price of the resulting entity will be adjusted upward to reflect any decline in the closing price of the original portfolio stock from the pricing date

Upon the occurrence of a merger of a portfolio stock issuer into an entity having common stock that is traded on a national securities exchange, the threshold price as calculated for the resulting entity will be adjusted upward to reflect any decline in the closing price of the original portfolio stock on the date immediately preceding the effective date of such merger from the closing price of such portfolio stock on the pricing date. Any such upward adjustment will increase the likelihood of the occurrence of a stock event with respect to such resulting entity. You are exposed to the risk that the closing price of the original portfolio stock may be unusually low on the date immediately preceding the effective date of such merger. You should read the section in this pricing supplement called “Description of Notes—Antidilution

Adjustments and Successor Provisions” in order to understand the nature of these adjustments.

Following a reorganization event, such as a merger, tender offer or delisting, we may appoint a successor portfolio stock issuer on the basis of the condition of the original portfolio stock issuer taking into account the effect of the reorganization event

Following a reorganization event, such as a merger, spin-off, delisting, tender offer or going private transaction concerning a portfolio stock issuer, we may appoint a successor portfolio stock issuer from the same general industry group with debt that carries a credit spread that is equivalent to the credit spread of the debt of the original portfolio stock issuer after the reorganization event. Thus, any replacement portfolio stock issuer will reflect the condition of the original portfolio stock issuer taking into account the reorganization event, not the condition of the original portfolio stock issuer on the pricing date.

Following any such replacement, you will become subject to the closing price risk of the successor portfolio stock as well as to the bankruptcy risk of the successor portfolio stock issuer. We describe the specific corporate events that can lead to these adjustments, the procedures for selecting another portfolio stock and portfolio stock issuer on the basis of SIC industry code, market capitalization and credit spread and the procedures for adjusting the closing price of any portfolio stock upon the occurrence of certain other corporate events in the section of this pricing supplement called “Description of Notes—Antidilution Adjustments and Successor Provisions.” In addition, we may, at our reasonable discretion, cause the calculation agent to alter the specified antidilution adjustments and successor provisions if we determine that such existing adjustments do not properly take into account the economic consequences of the enumerated events. Any alterations to the specified antidilution adjustments or successor provisions may be materially adverse to investors in the notes. You should read this section in order to understand these and other adjustments that may be made to your notes.

In the case of one portfolio stock issuer, if the subsidiary portfolio stock issuer is spun-off, the subsidiary portfolio stock issuer will become a portfolio stock issuer, however you will no longer be exposed to stock events with respect to the parent portfolio stock issuer	In the case of one portfolio stock issuer, if the subsidiary portfolio stock issuer is spun-off from its parent portfolio stock issuer, it will become an additional portfolio stock issuer. You will then be exposed to a stock event concerning decreases in the closing price of the spun-off subsidiary portfolio stock issuer as well as the bankruptcy risk of the spun-off subsidiary portfolio stock issuer, however you will no longer be exposed to stock events with respect to the parent portfolio stock issuer. The threshold price of the spun-off subsidiary portfolio stock issuer will be adjusted to reflect any changes in the closing price of the portfolio stock of the parent portfolio stock issuer from the pricing date to the date immediately preceding the effective date of such spin-off. See “Description of Notes—Spin-off of a Subsidiary Portfolio Stock Issuer.”

The notes will not be listed
The notes will not be listed on any notes exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. currently intends to act as a market maker for the notes but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily and if you do sell the notes prior to maturity, the price you receive may be less than the price you originally paid for the notes. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the notes.

Market price of the notes may be influenced by many unpredictable factors
Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market. We expect that generally the occurrence or potential occurrence of stock events will affect the value of the notes more than any other single factor. Other factors that may influence the value of the notes include:

	•	the closing prices of the portfolio stocks,

	•	interest and yield rates in the market,

	•	the volatility (frequency and magnitude of changes in price) of the closing pricesof the portfolio stocks,

	•	the credit spreads of the portfolio stock issuers,

	•	the market perception of the correlation of the likelihood of default among theportfolio stock issuers,

•
the published credit rating of each of the portfolio stock issuers and the marketperception of the increased likelihood of a bankruptcy with respect to any portfolio stock issuer (as may be evidenced by a downgrade by a rating agency),

•
geopolitical conditions and economic, financial, political, regulatory or judicialevents that affect the portfolio stocks or stock markets generally and which may affect the closing price of the portfolio stocks or the bankruptcy risks faced by portfolio stock issuers,

	•	the dividend rate on the portfolio stocks,

	•	the time remaining until the notes mature, and

	•	our creditworthiness.

Some or all of these factors will influence the price you will receive if you sell your notes prior to the maturity date. For example, you may have to sell your notes at a substantial discount from the issue price if there is an increase in the likelihood of the occurrence of a stock event with respect to any portfolio stock or portfolio stock issuer or if stock events with respect to one or more portfolio stocks have occurred.

No affiliation with the portfolio stock issuers
We are not affiliated with any of the portfolio stock issuers and the portfolio stock issuers are not involved with this offering in any way. Consequently, we have no ability to control the actions of the portfolio stock issuers, including a portfolio stock issuer’s ability to avoid the occurrence of a stock event. The portfolio stock issuers have no obligation to consider your interests as an investor in the notes in taking any corporate actions that might result in a stock event or affect the value of your notes. None of the money you pay for the notes will go to the portfolio stock issuers.

In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the portfolio stock issuers, which may or may not recommend that investors buy or hold the portfolio stocks or the corporate debt of the portfolio stock issuers.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices
The price, if any, at which MS & Co. is willing to purchase notes in secondary market transactions will take into account that the issue price paid by investors included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests
As calculation agent, our affiliate MS & Co. will determine whether a stock event has occurred. Because MS & Co. is our affiliate and agent, potential conflicts of interest exist between the calculation agent and you and other holders of the notes, including with respect to the determination that a stock event has occurred, the selection of any successor portfolio stock issuer, any determinations required under “Description of Notes—Antidilution Adjustments and Successor Provisions”, and the calculation of the interest rate(s) applicable in each interest payment period.

MS & Co. is under no obligation to consider your interests as an investor in the notes and will not do so.

The issue price of the notes includes the agent’s commissions and certain costs of hedging our obligations under the notes. The subsidiaries through which we hedge our obligations under the notes expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected.

Investing in the notes is not equivalent to investing in the portfolio stocks	Investing in the notes is not equivalent to investing in the portfolio stocks. As an investor in the notes, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the portfolio stocks.

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the notes
We expect that MS & Co. and other affiliates of ours will carry out hedging activities related to the notes (and possibly to other instruments linked to the portfolio stocks), including trading in credit default swaps on the portfolio stock issuers. MS & Co. and some of our other subsidiaries also trade the portfolio stocks and other financial instruments related to the portfolio stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities on or prior to the pricing date could potentially increase the closing price of the portfolio stocks on the pricing date, and therefore, the reference price for determining the occurrence of a stock event with respect to such portfolio stocks. Additionally, such trading activities during the term of the notes could potentially decrease the trading price of the portfolio stocks during such period, and, accordingly, affect the likelihood of the occurrence of a stock event with respect to such portfolio stocks or portfolio stock issuers.

DESCRIPTION OF NOTES

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus and prospectus supplement. The term “Note” refers to each $25 principal amount of our 100% Principal Protected $25 Enhanced Yield Notes due September 26, 2022, Linked to the Common Stocks of 130 Companies. In this pricing supplement, “we,” “us” and “our” refer to Morgan Stanley.

Aggregate Principal Amount Pricing Date Original Issue Date (Settlement Date) Interest Accrual Date Maturity Date Issue Price Denominations	$ , 2007 , 2007 , 2007 September 26, 2022 $25 per Note $25 and integral multiples thereof
CUSIP Number

Specified Currency Portfolio Stocks	U.S. dollars The common stocks of each of the Portfolio Stock Issuers as set forth in Annex A hereto.
Portfolio Stock Issuers
The 130 companies set forth in Annex A hereto.

We may change the Portfolio Stock Issuers on any day prior to the Pricing Date provided that by doing so, we do not materially alter the average credit rating of the portfolio.

Subsidiary Portfolio Stock Issuer
The wholly owned subsidiary of the Portfolio Stock Issuer noted as such in Annex A.

The Subsidiary Portfolio Stock Issuer is a principal obligor of the debt obligations of the corporate group headed by the parent Portfolio Stock Issuer.

Interest Rate
The Interest Rate applicable to any Interest Payment Period will be calculated on the Interest Determination Date for such Interest Payment and will equal:

(a) for the period from and including the Original Issue Date to but excluding September 26, 2011, 9.25% per annum; and

(b) for each day in an Interest Payment Period falling in the period from and including September 26, 2011 to but excluding the Maturity Date, an Interest Rate based on the number of Stock Events which have occurred prior to such day from and including the Pricing Date in accordance with the following table:

Number of Stock Events	Interest Rate per Annum
0	9.25%
1	8.325%
2	7.400%

3	6.475%
4	5.550%
5	4.625%
6	3.700%
7	2.775%
8	1.850%
9	0.925%
10 and greater	0%

If a Stock Event occurs on the Interest Determination Date of an Interest Payment Period, the Interest Rate for that day in the Interest Payment Period will not be reduced by 0.925% per annum.

Interest Payment Dates
Each March 26 and September 26, beginning September 26, 2007; provided that if any such day is not a Business Day, that interest payment will be made on the next succeeding Business Day and no adjustment will be made to any interest payment made on that succeeding Business Day.

Day Count Fraction Interest Payment Period
30/360

The period from and including the Original Issue Date (in the case of the first Interest Payment Period) or previous Interest Payment Date, as applicable, to but excluding the next Interest Payment Date.

Interest Determination Dates	The Interest Determination Date for each Interest Payment Period will be the Business Day immediately prior to the Interest Payment Date at the end of such Interest Payment Period.

Payment at Maturity
Unless the maturity of the Notes has been accelerated, on the Maturity Date, upon delivery of the Notes to the Trustee, we will deliver to you with respect to each $25 principal amount of Notes, an amount in cash equal to $25 plus any accrued but unpaid interest due on the Maturity Date, if any, as determined by the Calculation Agent.

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee, to Morgan Stanley and to DTC, on or prior to 10:30 a.m. on the Business Day immediately prior to the Maturity Date of the Notes of the amount of cash to be delivered with respect to each $25 principal amount of each Note and (ii) deliver such amount to the Trustee for delivery to the holders on the Maturity Date.

If the maturity of the Notes is accelerated because of an event of default acceleration (as described under “—Alternate Exchange Calculation in Case of an Event of Default” below), we shall provide notice thereof to the Trustee as promptly as possible and in no event later than 2 Business Days after the date of acceleration.

Stock Event	With respect to any Portfolio Stock, a Stock Event means the first to occur, as determined by the Calculation Agent, of either:

(i) on any Trading Day, the product of the Closing Price of any Portfolio Stock times the Exchange Factor for such Portfolio Stock, each as determined on such Trading Day, is equal to, or less than, the Threshold Price for such Portfolio Stock; or

(ii) the Portfolio Stock Issuer of such Portfolio Stock experiences a Bankruptcy, as defined below.

One Portfolio Stock Issuer has a Subsidiary Portfolio Stock Issuer (as noted in Annex A), and for that Portfolio Stock Issuer paragraph (ii) will apply to the Subsidiary Portfolio Stock Issuer rather than to the Portfolio Stock Issuer. In certain circumstances, the Subsidiary Portfolio Stock Issuer will take the place of its respective parent Portfolio Stock Issuer for purposes of both Stock Events. See “—Spin-off of a Subsidiary Portfolio Stock Issuer.”

If both of the foregoing events occur with respect to the same Portfolio Stock Issuer, or occur to the Portfolio Stock Issuer and to its Subsidiary Portfolio Stock Issuer, if applicable, only one Stock Event will be deemed to have occurred; provided however that in certain cases following an Intra-Portfolio Merger Event (as defined below), a single Stock Event will be counted multiple times for purposes of determining the total number of Stock Events that have occurred during the fifteen-year term of the Notes. See “—Antidilution Adjustments and Successor Provisions” below.

Upon the occurrence of certain corporate events with respect to the Portfolio Stock Issuers, the Portfolio Stocks may change. See “—Antidilution Adjustments and Successor Provisions” below. See also “—Spin-off of a Subsidiary Portfolio Stock Issuer.”

Following the occurrence of a Stock Event, the Calculation Agent will make commercially reasonable efforts to notify the Trustee, Morgan Stanley and DTC of such Stock Event within thirty Business Days immediately following the occurrence of each of the first ten Stock Events, if any, to occur; provided that the failure to provide any such notice will not affect the occurrence of a Stock Event for the purposes of calculating the applicable Interest Rate. We expect that such notice will be passed on to you, as a beneficial owner of the Notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

Bankruptcy
A Bankruptcy with respect to any Portfolio Stock Issuer, or Subsidiary Portfolio Stock Issuer, shall have occurred when (i) such Portfolio Stock Issuer, or Subsidiary Portfolio Stock Issuer, (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing in a judicial, regulatory or administrative proceeding or filing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, or a petition is presented for its winding-up or liquidation, and, in case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within thirty calendar days of the institution or presented thereof; (e) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (f) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (g) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty calendar days thereafter; or (h) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (a) to (g) (inclusive) and (ii) the Calculation Agent has obtained publicly available information that any such event described in clause (i) has occurred.

For purposes of this definition of Bankruptcy, “publicly available information” means information that is related to the occurrence of a Bankruptcy with respect to any Portfolio Stock Issuer, or Subsidiary Portfolio Stock Issuer, and that (i) has been published or electronically displayed prior to such determination in at least two internationally recognized news sources (including, without limitation, any of Bloomberg Service, Dow Jones Telerate Service, Reuters Monitor Money Rates Services, Dow Jones News Wire, The Wall Street Journal, The New York Times, Nihon Keizai Shinbun, Asahi Shinbun, Yomiuri Shinbun, Financial Times, La Tribune, Les Echos and the Australian Financial Review (and successor publications)), (ii) is information received from or published by (A) such affected Portfolio Stock Issuer, or Subsidiary Portfolio Stock Issuer, or (B) a trustee, fiscal agent, administrative agent, clearing agent or paying agent for a credit obligation of such affected Portfolio Stock Issuer, or Subsidiary Portfolio Stock Issuer, (iii) is information contained in any petition or filing instituting a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or a petition for winding-up or liquidation against or by such Portfolio Stock Issuer, or Subsidiary Portfolio Stock Issuer, or (iv) is information contained in any order, decree, notice or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body.

Exchange Factor
1.0, with respect to each Portfolio Stock, subject to adjustment for certain corporate events relating to each of the Portfolio Stocks. See “—Antidilution Adjustments and Successor Provisions” below. Upon the determination by the Calculation Agent of a Successor Portfolio Stock (as defined below) or a Resulting Merged Entity (as defined below), the Exchange Factor with respect to such Successor Portfolio Stock or Resulting Merged Entity will be 1.0, subject to adjustment for certain corporate events relating to such Successor Portfolio Stock or Resulting Merged Entity.

Initial Portfolio Stock Price
The Initial Portfolio Stock Price with respect to any Portfolio Stock means the Closing Price of each such Portfolio Stock on the Pricing Date as set forth on Annex A hereto. If a Market Disruption Event with respect to any Portfolio Stock occurs on the Pricing Date, the Closing Price used to determine the Initial Portfolio Stock Price for such Portfolio Stock will be the Closing Price on the immediately succeeding Trading Day on which no Market Disruption Event with respect to such Portfolio Stock occurs. The Initial Portfolio Stock Price for each of the Portfolio Stocks that is determined on the Pricing Date will be set forth in Annex A hereto. The Initial Portfolio Stock Price for any Successor Portfolio Stock or Resulting Merged Entity will be determined pursuant to paragraphs 5, 6 and 7 of “—Antidilution Adjustments and Successor Provisions” below.

Threshold Price
The Threshold Price for each of the Portfolio Stocks will be set forth in Annex A hereto. With respect to each Portfolio Stock, the Threshold Price will equal 10% of the Initial Portfolio Stock Price for such Portfolio Stock. The Threshold Price for any Successor Portfolio Stock will equal 10% of the Closing Price of such Successor Portfolio Stock on the date determined pursuant to paragraphs 5 and 7 of “—Antidilution Adjustments and Successor Provisions” below. The Threshold Price for any Resulting Merged Entity or Surviving Portfolio Stock Issuer will be determined pursuant to paragraphs 6 and 7, respectively, of “— Antidilution Adjustments and Successor Provisions” below.

Closing Price
For Portfolio Stocks listed on a U.S. national securities exchange or bulletin board

The Closing Price for one share of any Portfolio Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means:

•	if a Portfolio Stock (or any such other security) is listed or admitted to trading on a national securities exchange (other than The NASDAQ Stock Market LLC (the “NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Portfolio Stock (or any such other security) is listed or admitted to trading,

•	if a Portfolio Stock (or any such other security) is asecurity of the NASDAQ, the official closing price published by the NASDAQ on such day, or

•
if a Portfolio Stock (or any such other security) is notlisted or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the National Association of Securities Dealers, Inc., the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If a Portfolio Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the last reported sale price or the official closing price published by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of the Portfolio Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day. If a Market Disruption Event (as defined below) occurs with respect to a Portfolio Stock (or any such other security) or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for the Portfolio Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for the Portfolio Stock (or any such other security) for such Trading Day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “OTC Bulletin Board Service” will include any successor service thereto.

For Portfolio Stocks listed on a non-U.S. exchange

The Closing Price for one share of any Portfolio Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day (as defined below) means the official closing price of the Portfolio Stock as reported by the principal exchange on which the Portfolio Stock (or such other security) is traded; provided that if, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price for the Portfolio Stock (or any such other security) is not available pursuant to the preceding clause, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for the Portfolio Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.

Trading Day
A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange LLC (“NYSE”), the American Stock Exchange LLC, the NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States, or in respect of any particular Portfolio Stock listed on a non-U.S. exchange, a day on which trading is generally conducted in the primary market on which such Portfolio Stock is traded.

Business Day	Any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

Book Entry Security or Certificated
Security	Book Entry

Trustee	The Bank of New York (as successor to JPMorgan Chase Bank, N.A.)

Calculation Agent
MS & Co. and its successors

All determinations made by the Calculation Agent, including the determination of whether a Stock Event has occurred with respect to any Portfolio Stock, will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

Because the Calculation Agent is our affiliate and agent, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an owner of the Notes, including with respect to the determination that a Stock Event has occurred, the selection of any successor Portfolio Stock Issuer, the determination of the credit spread of an issuer if such determination is required under “—Antidilution Adjustments and Successor Provisions”, and the calculation of the Interest Rate.

The Calculation Agent, acting on our behalf, will determine that a Stock Event has occurred with respect to any Portfolio Stock.

Spin-off of a Subsidiary
Portfolio Stock Issuer
If a Subsidiary Portfolio Stock Issuer is sold, demerged or otherwise spun-off from its parent Portfolio Stock Issuer (the “Parent Portfolio Stock Issuer” and the date such sale, demerger or spin-off is effective, the “Spin-off Date”) and a class of equity securities of the Subsidiary Portfolio Stock Issuer are:

(a) registered under Section 12 of the Securities Exchange Act of 1934; and

(b) publicly traded on a national securities exchange,

(such Subsidiary Portfolio Stock Issuer, a “Spun-off Subsidiary Portfolio Stock Issuer”), that Spun-off Subsidiary Portfolio Stock Issuer will become a Portfolio Stock Issuer in lieu of the Parent

Portfolio Stock Issuer for the purposes of these Notes on the Trading Day the common stock of the Spun-off Subsidiary Portfolio Stock Issuer commences public trading on the national securities exchange (the “Commencement Date”).

The Threshold Price in respect of the Portfolio Stock of a Spun- off Subsidiary Portfolio Stock Issuer will be equal to 10% of the Closing Price of the common stock of the Spun-off Subsidiary Portfolio Stock Issuer on the Commencement Date as adjusted by the Calculation Agent to give effect to the difference between the Initial Stock Price of the Portfolio Stock of the Parent Portfolio Stock Issuer and the Closing Price of the Portfolio Stock of the Parent Portfolio Stock Issuer on the Trading Day prior to the Spin-Off Date.

After the Commencement Date, the Parent Portfolio Stock Issuer will no longer a Portfolio Stock Issuer for the purposes of the Notes.

Antidilution Adjustments
and Successor Provisions
For purposes of determining whether a Stock Event has occurred with respect to any Portfolio Stock (or any Successor Portfolio Stock), the Exchange Factor for each Portfolio Stock (or any Successor Portfolio Stock) will be adjusted (and, upon the occurrence of certain corporate events specified below, any Successor Portfolio Stock will be determined) by the Calculation Agent as follows:

1. If any Portfolio Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Factor with respect to such Portfolio Stock will be adjusted to equal the product of the prior Exchange Factor for such Portfolio Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Portfolio Stock.

2. If any Portfolio Stock is subject (i) to a stock dividend (issuance of additional shares of such Portfolio Stock) that is given ratably to all holders of shares of such Portfolio Stock or (ii) to a distribution of Portfolio Stock as a result of the triggering of any provision of the corporate charter of the applicable Portfolio Stock Issuer, then once the dividend has become effective and such Portfolio Stock is trading ex-dividend, the Exchange Factor with respect to such Portfolio Stock will be adjusted so that the new Exchange Factor shall equal the prior Exchange Factor for such Portfolio Stock plus the product of (i) the number of shares issued with respect to one share of such Portfolio Stock and (ii) the prior Exchange Factor for such Portfolio Stock.

3. If any Portfolio Stock Issuer issues rights or warrants to all holders of the applicable Portfolio Stock to subscribe for or purchase such Portfolio Stock at an exercise price per share less than the Closing Price of the applicable Portfolio Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the Notes, then the Exchange Factor for such Portfolio Stock will be adjusted to equal the product of the prior Exchange Factor for such Portfolio Stock and a fraction, the numerator of which shall be the number of shares of the applicable Portfolio Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Portfolio Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such Portfolio Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Portfolio Stock which the aggregate offering price of the total number of shares of such Portfolio Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

4. There will be no adjustments to the Exchange Factor for any Portfolio Stock to reflect cash dividends or other distributions paid with respect to such Portfolio Stock other than distributions described in paragraph 2, paragraph 3 and Extraordinary Dividends as described below. A cash dividend or other distribution with respect to any Portfolio Stock will be deemed to be an “Extraordinary Dividend” if such cash dividend or distribution exceeds the immediately preceding non-Extraordinary Dividend for such Portfolio Stock by an amount equal to at least 10% of the Closing Price of such Portfolio Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date (that is, the day on and after which transactions in such Portfolio Stock on the primary U.S. organized securities exchange or trading system on which such Portfolio Stock is traded or trading system no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such Extraordinary Dividend (such closing price, the “Base Closing Price”) for the payment of such Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to any Portfolio Stock, the Exchange Factor with respect to such Portfolio Stock will be adjusted on the ex- dividend date with respect to such Extraordinary Dividend so that the new Exchange Factor will equal the product of (i) the then current Exchange Factor and (ii) a fraction, the numerator of which is the Base Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend Amount. The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for any such Portfolio Stock Issuer will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for such Portfolio Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, which determination shall be conclusive. A distribution on such Portfolio Stock described in clause (i) or (iv) of paragraph 5 below that also constitutes an Extraordinary Dividend shall not cause an adjustment to the Exchange Factor for such Portfolio Stock and shall only be treated as a Reorganization Event (as defined below) pursuant to clause (i) or (iv) of paragraph 5 below, as applicable.

5. Subject to the provisions of paragraphs 6 and 7 below, if (i) there occurs any reclassification or change of any Portfolio Stock, including, without limitation, as a result of the issuance of any tracking stock by the applicable Portfolio Stock Issuer, (ii) the applicable Portfolio Stock Issuer has been subject to a demerger or transfer of its assets or liabilities and is not the surviving entity, (iii) the applicable Portfolio Stock Issuer has been subject to a merger, amalgamation, combination or consolidation or any statutory exchange of securities or any similar event (any such event, a “Merger Event”) and the stock of the entity that survives such Merger Event is not traded on a national securities exchange on the Trading Day immediately following the effective date of such Merger Event, (iv) such Portfolio Stock Issuer issues to all of its shareholders equity securities of an issuer other than such Portfolio Stock Issuer (other than in a transaction described in clause (ii) or (iii) above or a transaction described under “— Spin-off of a Subsidiary Portfolio Stock Issuer”) (a “Spin-off Event”), (v) a tender or exchange offer or going-private transaction is consummated for at least 95% of the outstanding shares of such Portfolio Stock or (vi) the stock of a Portfolio Stock Issuer is otherwise no longer traded on a national securities exchange (any such event in clauses (i) through (vi), a “Reorganization Event”), then, instead of adjusting the Exchange Factor for such Portfolio Stock, the Calculation Agent, in its sole discretion without consideration for the interests of investors, shall:

(A) determine a Successor Portfolio Stock to such Portfolio Stock that experiences any such Reorganization Event (the “Original Portfolio Stock”) after the close of the principal trading session on the Trading Day immediately after the effective date of such Reorganization Event in accordance with the following paragraphs (each successor portfolio stock as so determined, a “Successor Portfolio Stock” and such successor portfolio stock issuer, a “Successor Portfolio Stock Issuer”);

(B) deem the Closing Price and the Exchange Factor of such Original Portfolio Stock on the Trading Day immediately prior to the effective date of such Reorganization Event to be the Closing Price and Exchange Factor of such Original Portfolio Stock on every subsequent Trading Day to and including the Interest Determination Date of the final Interest Payment Period and select from the entities that were parties to such Reorganization Event, one entity (the “Reference Entity”) that will be deemed to be the Portfolio Stock Issuer for the purposes of determining whether a Bankruptcy occurs after the effective date of such Reorganization Event; or

(C) in the case of a Spin-off Event only, (i) determine that the Original Portfolio Stock will remain as the Portfolio Stock (without any change to its Exchange Factor) or (ii) replace the Original Portfolio Stock as the Portfolio Stock with the stock distributed to the shareholders in such Spin-off Event (the “Spun- off Stock”) and deem the Exchange Factor for such new Portfolio Stock to be 1.0, and in each case, determine the Threshold Price for either the Original Portfolio Stock or the Spun-off Stock in accordance with the fifth paragraph below.

Upon the determination by the Calculation Agent of any Successor Portfolio Stock pursuant to clause (A) of the preceding sentence, references in this pricing supplement to “Portfolio Stock” shall no longer be deemed to refer to the Original Portfolio Stock and shall be deemed instead to refer to any such Successor Portfolio Stock for all purposes, and references in this pricing supplement to “Portfolio Stock Issuer” shall be deemed to be to any such Successor Portfolio Stock Issuer. Upon the selection of any Successor Portfolio Stock by the Calculation Agent pursuant to clause (A) of the preceding sentence, (i) the Threshold Price for such Successor Portfolio Stock will be equal to 10% of the Closing Price of such Successor Portfolio Stock on the Trading Day immediately following the effective date of the Reorganization Event, as determined by the Calculation Agent, (ii) the Exchange Factor for such Successor Portfolio Stock shall be 1.0, subject to adjustment hereunder, and (iii) the Initial Portfolio Stock Price for such Successor Portfolio Stock shall be the Closing Price of such Successor Portfolio Stock on the Trading Day immediately following the effective date of the Reorganization Event, as determined by the Calculation Agent.

The “Successor Portfolio Stock” will be the common stock of a company with a Credit Spread (as defined below) on the Trading Day immediately after the effective date of such Reorganization Event that is no more than 5 percent higher or lower than the Credit Spread of the Original Portfolio Stock Issuer as of such date, a “Qualifying Credit Spread”, as selected by the Calculation Agent from a group of companies (selected as described in the following sentence), the common stocks of which are then traded on a national securities exchange, that primarily do business in North America and that have a market capitalization of at least $100 million (each such company, a “Qualifying Company”). The stocks from which the Successor Portfolio Stock is selected will be the stocks of Qualifying Companies with the same primary “Industry” Standard Industrial Classification Code (“SIC Code”) as the applicable Portfolio Stock; provided that, if there are no Qualifying Companies with a Qualifying Credit Spread with the same primary “Industry” SIC Code, the Calculation Agent will add to the selection group all of the additional Qualifying Companies in each succeeding category, taken one category at a time, until the selection group has at least one Qualifying Company that has a Qualifying Credit Spread: first, stocks with the same primary “Industry Group” classification as the applicable Original Portfolio Stock; second, stocks with the same primary “Major Group” classification as the applicable

Original Portfolio Stock; and third, stocks with the same primary “Division” classification as the applicable Original Portfolio Stock; provided further, however, that none of the stocks from which any Successor Portfolio Stock will be selected will be a stock that is subject to a trading restriction under the trading restriction policies of Morgan Stanley or any of its affiliates that would materially limit the ability of Morgan Stanley or any of its affiliates to hedge the Notes with respect to such Successor Portfolio Stock Issuer (a “Hedging Restriction”). “Industry,” “Industry Group,” “Major Group” and “Division” have the meanings assigned by the Office of Management and Budget, or any successor federal agency responsible for assigning SIC codes. If the SIC Code system of classification is altered or abandoned, the Calculation Agent may select an alternate classification system and implement similar procedures. If no Qualifying Company in the “Division” has a Qualifying Credit Spread, the Calculation Agent will select a Qualifying Company with a Qualifying Credit Spread from another “Division” at its discretion.

“Credit Spread” means the issuer’s senior, unsecured credit default swap spread for credit default swap transactions with a tenor approximately equal to the period from the effective date of the Reorganization Event to the Maturity Date as determined by the Calculation Agent on the Trading Day immediately after the effective date of such Reorganization Event.

Following a Reorganization Event in which a Successor Portfolio Stock is selected, the Successor Portfolio Stock and its Exchange Factor will be subject to paragraphs 1 through 8 of these Antidilution Adjustments, and, if no Successor Portfolio Stock is selected, the original Portfolio Stock Issuer will, upon a subsequent Reorganization Event, be subject to the elections by the Calculation Agent described in clause (A), (B) and (C) of the first sentence of this paragraph 5.

Upon a determination by the Calculation Agent to retain or replace the Original Portfolio Stock pursuant to clause (C) above, the Threshold Price for either the Original Portfolio Stock or the Spun-off Stock Issuer (the “Selected Stock”) will be equal to 10% of the Closing Price of the Selected Stock on the first Trading Day on which the Selected Stock publicly trades on the national securities exchange following the Spin-off Event as adjusted by the Calculation Agent to give effect to the difference between the Initial Stock Price of the original Portfolio Stock and the price of such Original Portfolio Stock (taking into account any previous adjustments to the Exchange Factor) on the Trading Day immediately prior to the effective date of the Spin-off Event.

We shall, or shall cause the Calculation Agent to, provide written notice to the Trustee and to DTC within thirty Business Days immediately following the effective date of any Reorganization Event of the Reference Entity, if a Reference Entity is chosen, or of the Original Portfolio Stock replaced, the Successor Portfolio Stock Issuer, the Successor Portfolio Stock and the Threshold

Price for such Successor Portfolio Stock, if a Successor Portfolio Stock Issuer is chosen. We expect that such notice will be passed on to you, as a beneficial owner of the Notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

6. Notwithstanding the provisions of paragraph 5 above but subject to the provisions of paragraph 7 below, if any Portfolio Stock Issuer (the “Prior Portfolio Stock Issuer”) has been subject to a Merger Event (as defined in paragraph 5 above) in which the Prior Portfolio Stock Issuer is not the surviving entity but the common stock of the surviving entity (the “Resulting Merged Entity”) is traded on a national securities exchange, then (i) the Resulting Merged Entity will be a Portfolio Stock Issuer for all purposes of this pricing supplement, (ii) the Threshold Price for such Resulting Merged Entity will be equal to 10% of the Closing Price of such Resulting Merged Entity on the Trading Day immediately following the effective date of the Merger Event as adjusted by the Calculation Agent to give effect to the differences between the Initial Stock Price of the Portfolio Stock of the Prior Portfolio Stock Issuer and the price of such Portfolio Stock (taking into account any previous adjustments to the Exchange Factor) on the Trading Day immediately preceding the effective date of such Merger Event, (iii) the Exchange Factor for such Resulting Merged Entity shall be 1.0 subject to adjustment hereunder, and (iv) the Initial Portfolio Stock Price for such Resulting Merged Entity shall be the Closing Price of such Resulting Merged Entity on the Trading Day immediately following the effective date of the Merger Event.

Following a Merger Event, any Resulting Merged Entity will be subject to paragraphs 1 through 8 of these Antidilution Adjustments and references in this pricing supplement to “Portfolio Stock” shall be deemed to include the common stock of such Resulting Merged Entity and references in this pricing supplement to “Portfolio Stock Issuer” shall be deemed to include any such Resulting Merged Entity.

We shall, or shall cause the Calculation Agent to, provide written notice to the Trustee and to DTC within thirty Business Days immediately following the effective date of any Merger Event of the Portfolio Stock Issuer that has merged, the Resulting Merged Entity and the Threshold Price for such Resulting Merged Entity. We expect that such notice will be passed on to you, as a beneficial owner of the Notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

7. Notwithstanding the provisions of paragraph 6 above, if there occurs a Merger Event between two or more Portfolio Stock Issuers (an “Intra-Portfolio Merger Event” and each such Portfolio Stock Issuer, a “Prior Portfolio Stock Issuer”), and any one of the Prior Portfolio Stock Issuers is the surviving entity (the, “Surviving Portfolio Stock Issuer”), then (i) such Surviving Portfolio Stock Issuer shall continue as a Portfolio

Stock Issuer for all purposes of the Notes, (ii) the Threshold Price for such Surviving Portfolio Stock Issuer will equal 10% of the Closing Price of the common stock of the Surviving Portfolio Stock Issuer on the Trading Day immediately following the effective date of the Intra-Portfolio Merger Event as adjusted by the Calculation Agent to give effect to the average of the differences between the Initial Stock Prices of the Portfolio Stocks of the Prior Portfolio Stock Issuers and the respective Closing Prices of the Portfolio Stocks of the Prior Portfolio Stock Issuers on the Trading Day immediately preceding the effective date of the Intra-Portfolio Merger Event, and (iii) if there occurs a Stock Event with respect to such Surviving Portfolio Stock Issuer, such Stock Event will be counted n times for purposes of determining the total number of Stock Events that have occurred over the fifteen-year term of the Notes, where n is the number of Prior Portfolio Stock Issuers (including the Surviving Portfolio Stock Issuer) that have merged to form such Surviving Portfolio Stock Issuer.

If an Intra-Portfolio Merger Event occurs and none of the entities that survives such Intra-Portfolio Merger Event has stock that is traded on a national securities exchange, but if all such surviving entities have a common parent, the stock of which is so traded or quoted (a “Successor Merged Entity”), the Calculation Agent in its sole discretion, without consideration for the interests of investors, shall either (A) select one or more Successor Portfolio Stock Issuers for all such Prior Portfolio Stock Issuers after the close of the principal trading session on the Trading Day immediately prior to effective date of such Intra-Portfolio Merger Event in accordance with paragraph 5(A) above; provided that the Calculation Agent will not select a number of Successor Portfolio Stock Issuers that exceeds the number of Prior Portfolio Stock Issuers that were involved in the Intra-Portfolio Merger Event and if the Calculation Agent selects a Successor Portfolio Stock Issuer to represent more than one Prior Portfolio Stock Issuer, the Credit Rating of such Successor Portfolio Stock Issuer will be equal to or higher than the Credit Rating of the highest-rated Prior Portfolio Stock Issuer so represented or (B) deem the Closing Price and the Exchange Factor of each such Prior Portfolio Stock on the Trading Day immediately prior to the effective date of such Intra- Portfolio Merger Event to be the Closing Price and Exchange Factor of each such Prior Portfolio Stock on every subsequent Trading Day to and including the Interest Determination Date of the final Interest Payment Period and select one or more of the entities that were involved in the Intra-Portfolio Merger Event (each, a “Merger Reference Entity”) as Portfolio Stock Issuers for the purposes of determining whether a Bankruptcy occurs after the effective date of such Intra-Portfolio Merger Event; provided that the Calculation Agent will not select a number of Merger Reference Entities that exceeds the number of Prior Portfolio Stock Issuers that were involved in the Intra-Portfolio Merger Event. Upon the selection by the Calculation Agent of any Successor Portfolio Stock pursuant to clause (A) of the preceding sentence, references in this pricing supplement to “Portfolio Stock” shall no longer be deemed to refer to the Prior Portfolio

Stock and shall be deemed instead to refer to any such Successor Portfolio Stock for all purposes, and references in this pricing supplement to “Portfolio Stock Issuer” shall be deemed to be to any such Successor Portfolio Stock Issuer. Upon the selection of any Successor Portfolio Stock by the Calculation Agent pursuant to clause (A) of the preceding sentence, (i) the Threshold Price for such Successor Portfolio Stock will be equal to 10% of the Closing Price of such Successor Portfolio Stock on the Trading Day immediately following the effective date of the Intra- Portfolio Merger Event, as determined by the Calculation Agent, (ii) the Exchange Factor for such Successor Portfolio Stock shall be 1.0, subject to adjustment for certain corporate events related to such Successor Portfolio Stock in accordance with these Antidilution Adjustments, and (iii) the Initial Portfolio Stock Price for such Successor Portfolio Stock shall be the Closing Price of such Successor Portfolio Stock on the Trading Day immediately following the effective date of the Intra-Portfolio Merger Event, as determined by the Calculation Agent.

If there occurs a Stock Event with respect to a Successor Portfolio Stock Issuer or a Merger Reference Entity, in each case that was selected to represent more than one Prior Portfolio Stock Issuer, such Stock Event will be counted n times for purposes of determining the total number of Stock Events that have occurred over the fifteen-year term of the Notes, where n is the number of Prior Portfolio Stock Issuers that are represented by such Successor Portfolio Stock Issuer or Merger Reference Entity.

Following an Intra-Portfolio Merger Event, any Surviving Portfolio Stock Issuer, Successor Portfolio Stock Issuer or Merger Reference Entity will be subject to paragraphs 1 through 8 of these Antidilution Adjustments, as applicable, and references in this pricing supplement to “Portfolio Stock” shall be deemed to include the common stock of such Surviving Portfolio Stock Issuer or Successor Portfolio Stock Issuer and references in this pricing supplement to “Portfolio Stock Issuer” shall be deemed to include any such Surviving Portfolio Stock Issuer or Successor Portfolio Stock Issuer.

For the avoidance of doubt, if a Surviving Portfolio Stock Issuer, a Successor Portfolio Stock Issuer or a Merger Reference Entity that, in each case represents more than one Prior Portfolio Stock Issuer, experiences an additional Intra-Portfolio Merger Event, “n” as calculated for the additional Intra-Portfolio Merger Event will reflect the total number of Prior Portfolio Stock Issuers that are represented by such Surviving Portfolio Stock Issuer, Successor Portfolio Stock Issuer or Merger Reference Entity, as the case may be.

We shall, or shall cause the Calculation Agent to, provide written notice to the Trustee and to DTC within thirty Business Days immediately following the effective date of any Intra-Portfolio Merger Event of the Portfolio Stock Issuers that have merged, the Surviving Portfolio Stock Issuer, Successor Portfolio Stock Issuer or Successor Merged Entity, as applicable, the Threshold Price for such Surviving Portfolio Stock Issuer or Successor Portfolio Stock Issuer and of “n”, which is the number of times that a Stock Event with respect to such Surviving Portfolio Stock Issuer, Successor Portfolio Stock Issuer or Merger Reference Entity will be counted for purposes of calculating the total number of Stock Events that have occurred over the life of the Notes. We expect that such notice will be passed on to you, as a beneficial owner of the Notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

8. No adjustments to the Exchange Factor will be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the Closing Price of any Portfolio Stock, including, without limitation, a partial tender or exchange offer for a Portfolio Stock. The Calculation Agent may, in its sole discretion, make additional changes to the Exchange Factor or Threshold Price for any Portfolio Stock or to the identity of a Portfolio Stock Issuer, Reference Entity or Merger Reference Entity upon the occurrence of corporate or other similar events, including those that affect or could potentially affect market prices of, or shareholders’ rights in, such Portfolio Stock, but only to reflect such changes, and not with the aim of changing relative investment risk. In addition, we may, at our reasonable discretion, cause the Calculation Agent to alter specific adjustments and successor provisions set forth above in paragraphs 1 through 7 upon the occurrence of one or more events enumerated in paragraphs 1 through 7 if we determine that such adjustments or successor provisions do no properly reflect the economic consequences of the events enumerated in such paragraphs and would not preserve the relative investment risks. There may be corporate or other similar events that could affect the Closing Price of a Portfolio Stock for which the Calculation Agent will not adjust the Exchange Factor.

No adjustment to any Portfolio Stock’s Exchange Factor will be required unless such adjustment would require a change of at least 0.1% in the Exchange Factor then in effect. The Exchange Factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one- millionths rounded upward. Adjustments to any Portfolio Stock’s Exchange Factor for each Portfolio Stock will be made up to the close of business on the Interest Determination Date for the last Interest Payment Period.

The Calculation Agent shall be solely responsible for (i) the determination and calculation of any adjustments to the Exchange Factor or any other adjustments specified in paragraphs 1 through 8 above and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 8 above and (ii) the selection of any Successor Portfolio Stock Issuer, any Reference Entity or any Merger Reference Entity, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to any Exchange Factor or to the method of calculating the Interest Rate upon written request by any investor in the Notes.

Market Disruption Event
Market Disruption Event means, with respect to any Portfolio Stock:

(i) a suspension, absence or material limitation of trading of such Portfolio Stock on the primary market for such Portfolio Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such Portfolio Stock as a result of which the reported trading prices for such Portfolio Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to such Portfolio Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; or with respect to any Portfolio Stock that is not listed or admitted to trading on a United States securities exchange or OTC Bulletin Board, a non-Trading Day in that foreign market; and

(ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the Notes.

For purposes of determining whether a Market Disruption Event has occurred with respect to any Portfolio Stock: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other United States or foreign self-regulatory organization or the Securities and Exchange Commission (the “Commission”) or the relevant foreign securities regulatory agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on such Portfolio Stock by the primary United States or foreign securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such Portfolio Stock and (5) a suspension, absence or material limitation of trading on the primary United States or foreign securities market on which options contracts related to such Portfolio Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation in
Case of an Event of Default
In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon any acceleration of the Notes (the “Acceleration Amount”) will equal $25 principal amount per Note plus interest which has accrued to but excluding the date of acceleration, if any, as set forth in “—Interest Rate.”

If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Public Information regarding the
Portfolio Stock Issuers
The Portfolio Stock Issuers and the Portfolio Stock Subsidiary are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission. Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of theCommission’s website is http://www.sec.govInformation provided to or filed with the Commission by each of the Portfolio Stock Issuers and the Portfolio Stock Subsidiary pursuant to the Exchange Act can be located by reference to its respective Commission file number, as set forth under “Annex B—Public and Historical Information Available for Portfolio Stocks.” In addition, information regarding the issuers of the Portfolio Stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Notes offered hereby and does not relate to the Portfolio Stocks or other securities of the Portfolio Stock Issuers or the Portfolio Stock Subsidiary. We have derived all disclosures contained in this pricing supplement regarding the Portfolio Stock Issuers and the Portfolio Stock Subsidiary from the publicly available documents described in the preceding paragraph to the extent there are publicly available documents with respect to such Portfolio Stock Issuers and the Portfolio Stock Subsidiary. Neither we nor the Calculation Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Portfolio Stock Issuers or the Portfolio Stock Subsidiary in connection with the offering of the Notes. Neither we nor the Calculation Agent makes any representation that such publicly available documents or any other publicly available information regarding the Portfolio Stock Issuers and the Portfolio Stock Subsidiary is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the Closing Price of any Portfolio Stock or the risk that any Portfolio Stock Issuer or Portfolio Stock Subsidiary would experience a Bankruptcy have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Portfolio Stocks, the Portfolio Stock Issuers and the Portfolio Stock Subsidiary could affect their trading price risk as well as their bankruptcy risk and therefore the trading prices of the Notes.

We and/or our affiliates may presently or from time to time engage in business with one or more Portfolio Stock Issuers and Portfolio Stock Subsidiary, including extending loans or otherwise extending credit to, or making equity investments in, a Portfolio Stock Issuer or Subsidiary Portfolio Stock Issuer or providing advisory services to a Portfolio Stock Issuer or Subsidiary Portfolio Stock Issuer, including with respect to corporate restructuring in or out of bankruptcy. In the course of such business, we and/or our affiliates may acquire nonpublic information with respect to a Portfolio Stock Issuer or Subsidiary Portfolio Stock Issuer, and neither we nor any of our affiliates undertakes to disclose any such information to you. Moreover, we have no ability to control or predict the actions of any Portfolio Stock Issuer or Subsidiary Portfolio Stock Issuer, including whether or not there may be a Stock Event with respect to that Portfolio Stock Issuer or Subsidiary Portfolio Stock Issuer. In addition, one or more of our affiliates may publish research reports that may or may not take a negative view of a Portfolio Stock Issuer or a Subsidiary Portfolio Stock Issuer or a Portfolio Stock. As a prospective purchaser of Notes, you should undertake an independent investigation of each Portfolio Stock and Portfolio Stock Issuer and Subsidiary Portfolio Stock Issuer as in your judgment would be appropriate to make an informed decision with respect to the risks related to an investment in the Notes.

Historical Information
The tables in “Annex B—Public and Historical Information Available for Portfolio Stocks” set forth for each quarter in the period from January 2004 through June 21, 2007 the published high and low Closing Prices for each of the Portfolio Stocks.

We obtained the information in the tables in Annex B from Bloomberg Financial Markets, without independent verification, and we believe such information to be accurate.

The historical prices of the Portfolio Stocks should not be taken as an indication of future performance, and no assurance can be given as to the occurrence of a Stock Event with respect to any Portfolio Stock. Ten or more Portfolio Stocks may experience a Stock Event over the terms of the Notes, in which case the applicable Interest Rate will be 0% after the later of September 26, 2011 and the date of occurrence of the tenth Stock Event. Because the Interest Rate which applies from and including September 26, 2011 is based on the number of Stock Events that occur, there are no guaranteed interest payments on the Notes after this date.

Use of Proceeds and Hedging
The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the Notes. The Original Issue Price of the Notes includes the Agent’s Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Notes and the cost of hedging our obligations under the Notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the day we price the Notes for initial sale to the public, we through our subsidiaries or others, expect to hedge our anticipated exposure in the Notes by taking positions in credit default swaps on the Portfolio Stock Issuers and the Portfolio Stock Subsidiary. In addition, some of our subsidiaries also trade the Portfolio Stocks and other financial instruments related to the Portfolio Stocks on a regular basis as part of their general broker- dealer and other businesses. We cannot give any assurance that such trading activities during the term of the Notes will not affect the Closing Price of the Portfolio Stocks during such period, and, therefore, affect the likelihood of the occurrence of a Stock Event with respect to such Portfolio Stocks.

Supplemental Information
Concerning Plan of Distribution
Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under “Plan of Distribution,” the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession not in excess of $       per Note to other

dealers, which may include Morgan Stanley & Co. International plc and Bank Morgan Stanley AG. After the initial offering of the Notes, the Agent may vary the offering price and other selling terms from time to time.

We expect to deliver the Notes against payment therefor in NewYork, New York on , 2007 which will be the scheduled Business Day following the date of this pricing supplement and of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or on or prior to the third Business Day prior to the Original Issue Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes, for its own account. The Agent must close out any naked short position by purchasing the Notes in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Notes or its component stocks in the open market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Notes. See “—Use of Proceeds and Hedging” above.

General

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and each dealer through which we may offer the Notes has represented and agreed, that it

(i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes. We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The Notes have not been and will not be registered with the Comissão de Calores Mobiliários (The Brazilian Securities Commission). The Notes may not be offered or sold in the Federative Republic of Brazil (“Brazil”) except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The Notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Notes or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the Notes to the public in Hong Kong as the Notes have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The Notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Singapore

The Agent and each dealer represent and agree that they will not offer or sell the Notes nor make the Notes the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement, the accompanying prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to persons in Singapore other than:

(a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c) a person who acquires the Notes for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

ERISA Matters for Pension Plans and
Insurance Companies
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Notes are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) provides an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more than “adequate consideration” (to be defined in regulations to be issued by the Secretary of the Department of Labor) in connection with the transaction (the so- called “service provider” exemption).

Because we may be considered a party in interest with respect to many Plans, the Notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Notes on behalf of or with “plan assets” of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA of Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

Under ERISA, assets of a Plan may include assets of certain commingled vehicles and entities in which the Plan has invested (including, in certain cases, the general account of an insurance company). Accordingly, commingled vehicles and entities which include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non- exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief under any available exemptions, such as PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

Purchasers of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above. The sale of any Notes to any Plan investor is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plan investors generally or any particular Plan investor, or that such an investment is appropriate for Plan investors generally or any particular Plan investor.

United States Federal InomeTaxation
Prospective investors should note that the discussion below and the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement do not describe the tax consequences of investing in the Notes for tax-exempt entities, including an “individual retirement account” or “Roth IRA” as defined respectively in Section 408 and 408A of the Internal Revenue Code of 1986, as amended.  Such investors should consult their own tax advisors regarding the federal tax consequences of investing in and owning the Notes.

The Notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, subject to the conditions and limitations set forth in the accompanying prospectus supplement in the section called “United States Federal Taxation.”

U.S. Holders

Please read the sections called “United States Federal Taxation — Tax Consequences to U.S. Holders — Notes — Optionally Exchangeable Notes” and “United States Federal Taxation — Tax Consequences to U.S. Holders — Backup Withholding and Information Reporting” of the accompanying prospectus supplement concerning the U.S. federal income tax consequences of investing in the Notes.  The sections in the accompanying prospectus supplement referred to above are hereafter referred to as the “Tax Disclosure Sections.”

In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount (“OID”) as interest income on the Notes on a constant yield basis in each year that they hold the Notes, and pay taxes annually on the amount of accrued OID, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the Notes, as discussed in the accompanying prospectus supplement under the section called “United States Federal Taxation ― Tax Consequences to U.S. Holders ― Notes ― Optionally Exchangeable Notes ― Adjustments to Interest

Accruals on the Notes.” Any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Notes will generally be treated as ordinary income.

The rate of accrual of OID on the Notes is the “comparable yield” as described in the Tax Disclosure Sections of the accompanying prospectus supplement.  If the Notes were priced on June 26, 2007, the comparable yield would be an annual rate of 6.65% compounded semi-annually and the projected payment schedule with respect to a Note (assuming an issue price of $25 and a day count convention of 30 days per month and 360 days per year) would consist of the following payments:

DATE	PROJECTED PAYMENT	DATE	PROJECTED PAYMENT
September 26, 2007	0.3918	September 26, 2015	0.7768
March 26, 2008	1.1563	March 26, 2016	0.7768
September 26, 2008	1.1563	September 26, 2016	0.6573
March 26, 2009	1.1563	March 26, 2017	0.6573
September 26, 2009	1.1563	September 26, 2017	0.5378
March 26, 2010	1.1563	March 26, 2018	0.5378
September 26, 2010	1.1563	September 26, 2018	0.5378
March 26, 2011	1.1563	March 26, 2019	0.4183
September 26, 2011	1.1563	September 26, 2019	0.2988
March 26, 2012	1.0159	March 26, 2020	0.2988
September 26, 2012	0.9561	September 26, 2020	0.2390
March 26, 2013	0.9561	March 26, 2021	0.2390
September 26, 2013	0.8964	September 26, 2021	0.1195
March 26, 2014	0.8964	March 26, 2022	0.1195
September 26, 2014	0.7768	September 26, 2022	25.0598
March 26, 2015	0.7768

Based on the comparable yield set forth above, the following table states the amount of OID (without taking into account any adjustments to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the Notes) that will be deemed to have accrued with respect to a Note for each accrual period (assuming a day count convention of 30 days per month and 360 days per year):

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER NOTE)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER NOTE) AS OF END OF ACCRUAL PERIOD
Original Issue Date to September 26, 2007	0.2817	0.2817
September 27, 2007 to March 26, 2008	0.8276	1.1093

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER NOTE)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER NOTE) AS OF END OF ACCRUAL PERIOD
March 27, 2008 to September 26, 2008	0.8167	1.9259
September 27, 2008 to March 26, 2009	0.8054	2.7313
March 27, 2009 to September 26, 2009	0.7937	3.5250
September 27, 2009 to March 26, 2010	0.7816	4.3067
March 27, 2010 to September 26, 2010	0.7692	5.0759
September 27, 2010 to March 26, 2011	0.7563	5.8322
March 27, 2011 to September 26, 2011	0.7430	6.5752
September 27, 2011 to March 26, 2012	0.7293	7.3045
March 27, 2012 to September 26, 2012	0.7198	8.0242
September 27, 2012 to March 26, 2013	0.7119	8.7361
March 27, 2013 to September 26, 2013	0.7038	9.4399
September 27, 2013 to March 26, 2014	0.6974	10.1373
March 27, 2014 to September 26, 2014	0.6908	10.8280
September 27, 2014 to March 26, 2015	0.6879	11.5159
March 27, 2015 to September 26, 2015	0.6849	12.2009
September 27, 2015 to March 26, 2016	0.6819	12.8828
March 27, 2016 to September 26, 2016	0.6787	13.5615
September 27, 2016 to March 26, 2017	0.6794	14.2409
March 27, 2017 to September 26, 2017	0.6802	14.9211
September 27, 2017 to March 26, 2018	0.6849	15.6060
March 27, 2018 to September 26, 2018	0.6898	16.2958
September 27, 2018 to March 26, 2019	0.6948	16.9906
March 27, 2019 to September 26, 2019	0.7040	17.6947
September 27, 2019 to March 26, 2020	0.7175	18.4122
March 27, 2020 to September 26, 2020	0.7314	19.1436
September 27, 2020 to March 26, 2021	0.7478	19.8914
March 27, 2021 to September 26, 2021	0.7647	20.6561
September 27, 2021 to March 26, 2022	0.7862	21.4423
March 27, 2022 to September 26, 2022	0.8083	22.2507

However, the comparable yield and the projected payment schedule of the Notes will be determined on the pricing date and may be different from the comparable yield and the projected payment schedule set forth above.  The actual comparable yield and the projected payment schedule of the Notes as of the pricing date will be updated in the final pricing supplement.

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ OID accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of payments that will be made on a Note.

Non-U.S. Holders

If you are a non-U.S. investor, please read the discussions under “United States Federal Taxation — Tax Consequences to Non-U.S. Holders” in the accompanying prospectus supplement concerning the U.S. federal income and withholding tax consequences of investing in the Notes.  Subject to the discussion in the accompanying prospectus supplement concerning backup withholding, payments on a Note by us or a paying agent to a Non-U.S. Holder (as defined in the accompanying prospectus supplement) and gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a Note will not be subject to U.S. federal or income withholding tax, provided that the requirements described under the section called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders — Notes — In General” in the accompanying prospectus supplement are met.  Non-U.S. investors should also note that the discussion in the accompanying prospectus supplement does not address the tax consequences to non-U.S. investors for whom income or gain in respect of the Notes is effectively connected with the conduct of a trade or business in the United States.  Non-U.S. investors should consult their own tax advisors regarding the potential tax consequences of investing in the Notes.

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the Notes, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Annex A

Portfolio Company	Exchange	Ticker Symbol	Common Stock	Initial Portfolio Stock Price	Threshold Price	S&P Industry	S&P Rating[1,2,3]	Moody's Rating[1,2,4]
Akzo Nobel N.V.	AEX	AKZA	Common Shares			Chemical/plastics	A-	A3
Alcoa Inc.	NYSE	AA	Common Stock			Mining, Steel, Iron & Non Precious Metals	BBB+ *-	A2 *-
Altria Group, Inc.	NYSE	MO	Common Stock			Beverage and tobacco	BBB+	Baa1
American Standard Companies Inc.	NYSE	ASD	Common Stock			Industrial equipment	BBB-	Baa3 *-
Anadarko Petroleum Corporation	NYSE	APC	Common Stock			Oil and gas	BBB-	Baa3
Aon Corporation	NYSE	AOC	Common Stock			Insurance	BBB+	Baa2
Arrow Electronics, Inc.	NYSE	ARW	Common Stock			Electronics/electric	BBB-	Baa3
AT&T Inc.	NYSE	ATT	Common Shares			Telecommunications/cellular communications	A	A2
AutoZone, Inc.	NYSE	AZO	Common Stock			Retailers (except food and drug)	BBB+	Baa2
AXIS Capital Holdings Limited	NYSE	AXS	Common Shares			Insurance	BBB+	Baa1
BCE Inc.	TSX	BCE	Common Shares			Telecommunications	A- *-	Baa2 *-
Belo Corp.	NYSE	BLC	Series A			Broadcast radio and television	BBB-	Baa3
Boston Scientific Corporation	NYSE	BSX	Common Stock			Health care	BBB	Baa3 *-
Brunswick Corporation	NYSE	BC	Common Stock			Leisure goods/activities/movies	BBB+	Baa1
Cadbury Schweppes Public Limited Company	LSE	CSG	Ordinary Shares			Beverage and tobacco	BBB *	Baa2 *-
Capital One Financial Corporation	NYSE	COF	Common Stock			Financial intermediaries	BBB+	A3
Cardinal Health, Inc.	NYSE	CAH	Common Shares			Food/drug retailers	BBB	Baa2
CBS Corporation	NYSE	CBS	Class B			Broadcast radio and television	BBB	Baa3
CEMEX S.A. de C.V.	MSE	CX	CPO			Building and development	BBB
Centex Corporation	NYSE	CTX	Common Stock			Building and development	BBB	Baa2
CenturyTel, Inc.	NYSE	CTL	Common Stock			Telecommunications/cellular communications	BBB	Baa2
Chartered Semiconductor Manufacturing Ltd.	SGX	CSM	Ordinary Shares			Electronics	BBB-	Baa3
Ciba Specialty Chemicals Holding Inc.	SWX	CIBN	Ordinary Shares			Chemical/plastics	BBB	Baa2
CIT Group Inc.	NYSE	CIT	Common Stock			Financial intermediaries	A	A2
CNA Financial Corporation	NYSE	CNA	Common Stock			Insurance	BBB-	Baa3
Commercial Metals Company	NYSE	CMC	Common Stock			Steel	BBB	Baa2
COMPANHIA VALE DO RIO DOCE	BOVESPA	VALE5	Common Shares			Nonferrous metals/minerals	BBB	Baa3
Computer Sciences Corporation	NYSE	CSC	Common Stock			Business equipment and services	A-	A3 *-
Con-way Inc.	NYSE	CNW	Common Stock			Surface transport	BBB	Baa3
Costco Wholesale Corporation	NASDAQ	COST	Common Stock			Retailers (except food and drug)	A	A2
CSX Corporation	NYSE	CSX	Common Stock			Rail industries	BBB-	Baa3
Cummins Inc.	NYSE	CMI	Common Stock			Automotive	BBB-	Baa3
Cytec Industries Inc.	NYSE	CYT	Common Stock			Chemical/plastics	BBB-	Baa3
D.R. Horton, Inc.	NYSE	DHI	Common Stock			Building and development	BBB-	Baa3
Darden Restaurants, Inc.	NYSE	DRI	Common Stock			Food service	BBB+	Baa1
Deutsche Telekom AG	FSE	DTE	Ordinary Shares			Telecommunications/cellular communications	A-	A3
Eastman Chemical Company	NYSE	EMN	Common Stock			Chemical/plastics	BBB	Baa2
Embarq Corporation	NYSE	EQ	Common Stock			Telecommunications/cellular communications	BBB-	Baa3
Exelon Corporation	NYSE	EXC	Common Stock			Utilities	BBB+ *-	Baa2
Fortune Brands, Inc.	NYSE	FO	Common Stock			Home furnishings	BBB	Baa2
Gannett Co., Inc.	NYSE	GCI	Common Stock			Publishing	A-	A3
GATX Corporation	NYSE	GMT	Common Stock			Surface transport	BBB+	Baa1
GlobalSantaFe Corporation	NYSE	GSF	Ordinary Shares			Oil and gas	A-	Baa1
H. J. HEINZ COMPANY	NYSE	HNZ	Common Stock			Food products	BBB	Baa2
Hasbro, Inc.	NYSE	HAS	Common Stock			Leisure goods/activities/movies	BBB-	Baa3
Health Care Property Investors, Inc.	NYSE	HCP	Common Stock			REITs and REOCs	BBB *-	Baa3
Humana Inc.	NYSE	HUM	Common Stock			Insurance	BBB	Baa3
IAC/InterActiveCorp.	NASDAQ	IACI	Common Stock			Telecommunications/cellular communications	BBB-	Baa3
ICICI BANK LIMITED	BSE	ICICIBC	Equity Shares			Financial intermediaries	BBB-	Baa2
Imperial Tobacco Group PLC	LSE	IMT	Ordinary shares			Beverage and tobacco	BBB *-	Baa3
International Paper Company	NYSE	IP	Common Stock			Forest products	BBB	Baa3
J. C. Penney Company, Inc.	NYSE	JCP	Common Stock			Retailers (except food and drug)	BBB-	Baa3
Jones Apparel Group, Inc.	NYSE	JNY	Class A			Clothing/textiles	BBB-	Baa3
Koninklijke KPN N.V.	AEX	KPN	Ordinary Shares			Telecommunications	BBB+	Baa2
Koninklijke Philips Electronics N.V.	AEX	PHIA	Common Shares			Electronics/electric	A-	A3
Kraft Foods Inc.	NYSE	KFT	Class A			Food products	A	Baa1
Lennar Corporation	NYSE	LEN	Class A			Building and development	BBB	Baa2
Limited Brands, Inc.	NYSE	LTD	Common Stock			Retailers (except food and drug)	BBB	Baa2
Liz Claiborne, Inc.	NYSE	LIZ	Common Stock			Clothing/textiles	BBB *-	Baa2 *-
Louisiana-Pacific Corporation	NYSE	LPX	Common Stock			Forest products	BBB-	Baa3
M.D.C. Holdings, Inc.	NYSE	MDC	Common Stock			Building and development	BBB-	Baa3
Macy’s, Inc.	NYSE	M	Common Stock			Retailers (except food and drug)	BBB	Baa2
Manor Care, Inc.	NYSE	HCR	Common Stock			Health care	BBB- *-	Baa3
Marriott International, Inc.	NYSE	MAR	Class A			Lodging and casinos	BBB+	Baa2
Marsh & McLennan Companies, Inc.	NYSE	MMC	Common Stock			Insurance	BBB	Baa2
Masco Corporation	NYSE	MAS	Common Stock			Home furnishings	BBB+	Baa1

Portfolio Company	Exchange	Ticker Symbol	Common Stock	Initial Portfolio Stock Price	Threshold Price	S&P Industry	S&P Rating[1,2,3]	Moody's Rating[1,2,4]
Mattel, Inc.	NYSE	MAT	Common Stock			Leisure goods/activities/movies	BBB-	Baa2
MBIA Inc.	NYSE	MBI	Common Stock			Insurance	AA	Aa2
McKesson Corporation	NYSE	MCK	Common Stock			Health care	BBB	Baa3
MeadWestvaco Corporation	NYSE	MWV	Common Stock			Forest products	BBB	Baa3
Medco Health Solutions, Inc.	NYSE	MHS	Common Stock			Health care	BBB	Baa3
Metso Corporation	OMX HELSINKI	VLM	Shares			Industrial equipment	BBB	Baa3
MGIC Investment Corporation	NYSE	MTG	Common Stock			Insurance	A	A1
Mohawk Industries, Inc.	NYSE	MHK	Common Stock			Home furnishings	BBB-	Baa3
Motorola, Inc.	NYSE	MOT	Common Stock			Telecommunications/cellular communications	A-	Baa1
Murphy Oil Corporation	NYSE	MUR	Common Stock			Oil & Gas	BBB	Baa3
Noble Corporation	NYSE	NE	Ordinary Shares			Oil and gas	A-	Baa1
Norfolk Southern Corporation	NYSE	NSC	Common Stock			Rail industries	BBB+	Baa1
Office Depot, Inc.	NYSE	ODP	Common Stock			Home & Office Furnishings, Housewares, & Durable Consumer Products	BBB-	Baa3
Olin Corporation	NYSE	OLN	Common Stock			Chemical/plastics	BBB- *-	Baa3 *-
ONEOK, Inc.	NYSE	OKE	Common Stock			Utilities	BBB	Baa2
Owens Corning	NYSE	OC	Common Stock			Buildings & Real Estate	BBB-	Baa3
Pactiv Corporation	NYSE	PTV	Common Stock			Containers and glass products	BBB	Baa2
Pearson PLC	LSE	PSON	Ordinary Shares			Publishing	BBB+	Baa1
Pulte Homes, Inc.	NYSE	PHM	Common Stock			Building and development	BBB	Baa3
Quest Diagnostics Incorporated	NYSE	DGX	Common Stock			Health care	BBB+	Baa3
R.R. Donnelley & Sons Company	NYSE	RRD	Common Stock			Publishing	BBB+	Baa2
Radian Group Inc.	NYSE	RDN	Common Stock			Insurance	A	A2 *+
Republic Services, Inc.	NYSE	RSG	Common Stock			Ecological services and equipment	BBB+	Baa2
Rinker Group Limited	ASX	RIN	Ordinary Shares			Building and development	BBB	A3 *-
RPM International Inc.	NYSE	RPM	Common Stock			Chemical/plastics	BBB-	Baa3
Ryder System, Inc.	NYSE	R	Common Stock			Equipment leasing	BBB+	Baa1
Safeway Inc.	NYSE	SWY	Common Stock			Food/drug retailers	BBB-	Baa2
Sara Lee Corporation	NYSE	SLE	Common Stock			Food products	BBB+	Baa1
Sealed Air Corporation	NYSE	SEE	Common Stock			Containers and glass products	BBB	Baa3
SLM Corporation	NYSE	SLM	Common Stock			Financial intermediaries	BBB+ *-	A2 *-
Southwest Airlines Co.	NYSE	LUV	Common Stock			Air transport	A	Baa1
Spectra Energy Corp Spectra Energy Capital, LLC[5]	NYSE	SE	Common Stock			Utilities	BBB+	Baa1
Sprint Nextel Corporation	NYSE	S	Common Stock			Telecommunications/cellular communications	BBB	Baa3
Starwood Hotels & Resorts Worldwide, Inc.	NYSE	HOT	Common Stock			Lodging and casinos	BBB-	Baa3
STMicroelectronics N.V.	EURONEXT PARIS	STM	Common Shares			Electronics/electric	A-	A3
Stora Enso Oyj	OMX HELSINKI	STERV	Series R shares			Forest products	BBB	Baa3
Sunoco, Inc.	NYSE	SUN	Common Stock			Oil and gas	BBB	Baa2
Talisman Energy Inc.	TSX	TLM	Common Shares			Oil and gas	BBB+	Baa2
TELUS Corporation	TSX	T	Common Shares			Telecommunications/cellular communications	BBB+	Baa1
Temple-Inland Inc.	NYSE	TIN	Common Stock			Forest products	BBB *-	Baa3 *-
Textron Inc.	NYSE	TXT	Common Stock			Aerospace and defense	A-	A3
The Black & Decker Corporation	NYSE	BDK	Common Stock			Industrial equipment	BBB	Baa2
The Dow Chemical Company	NYSE	DOW	Common Stock			Chemical/plastics	A-	A3
The Home Depot, Inc.	NYSE	HD	Common Stock			Retailers (except food and drug)	A+	Aa3
The Kroger Co.	NYSE	KR	Common Stock			Food/drug retailers	BBB-	Baa2
The Lubrizol Corporation	NYSE	LZ	Common Stock			Chemical/plastics	BBB-	Baa3
The New York Times Company	NYSE	NYT	Class A			Publishing	BBB+ *-	Baa1
The PMI Group, Inc.	NYSE	PMI	Common Stock			Insurance	A	A1
The Ryland Group, Inc.	NYSE	RYL	Common Stock			Building and development	BBB-	Baa3
The Sherwin-Williams Company	NYSE	SHW	Common Stock			Chemical/plastics	A-	A3
The TJX Companies, Inc.	NYSE	TJX	Common Stock			Retailers (except food and drug)	A	A3
The Western Union Company	NYSE	WU	Common Stock			Finance	A-	A3
THOMSON	EURONEXT PARIS	TMS	Shares			Electronics/electric	BBB-	Baa2
Time Warner Inc.	NYSE	TWX	Common Stock			Leisure goods/activities/movies	BBB+	Baa2
Toll Brothers, Inc.	NYSE	TOL	Common Stock			Building and development	BBB-	Baa3
Universal Health Services, Inc.	NYSE	UHS	Class B			Health care	BBB-	Baa3
UPM-Kymmene Corporation	OMX HELSINKI	UPM1V	Common Shares			Forest products	BBB	Baa2
Viacom Inc.	NYSE	VIA	Class A			Broadcast radio and television	BBB	Baa3
Washington Mutual, Inc.	NYSE	WM	Common Stock			Financial intermediaries	A-	A2
Waste Management, Inc.	NYSE	WMI	Common Stock			Ecological services and equipment	BBB	Baa3
Weyerhaeuser Company	NYSE	WY	Common Stock			Forest products	BBB *-	Baa2
Whirlpool Corporation	NYSE	WHR	Common Stock			Home furnishings	BBB	Baa2
Xerox Corporation	NYSE	XRX	Common Stock			Home & Office Furnishings, Housewares, & Durable Consumer Products	BBB-	Baa3

Portfolio Company	Exchange	Ticker Symbol	Common Stock	Initial Portfolio Stock Price	Threshold Price	S&P Industry	S&P Rating[1,2,3]	Moody's Rating[1,2,4]
Yum! Brands, Inc.	NYSE	YUM	Common Stock			Food service	BBB	Baa2

(1)	The ratings are given as of June 22, 2007 and will not be updated.
(2)	The notation “*” indicates watch list. The notation “*+” indicates watch list positive, and the notation “*- ” indicates watch list negative.
(3)	Long Term Foreign Issuer Credit Rating, or if not available the Long Term Local Issuer Credit Rating.
(4)	Senior Unsecured Debt Issuer Rating.
(5)	Subsidiary Portfolio Stock Issuer.

Annex B

Price and Historical Information Available for Portfolio Stocks

Akzo Nobel N.V. provides customers with human and animal healthcare products, coatings, and chemicals Its Commission file number is 000-17444.  The stock prices presented in the table below are quoted in euros.

Alcoa Inc. is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in aluminum technology, mining, refining, smelting, fabricating, and recycling.  Its commission file number is 001-03610.

Akzo Nobel N.V.	High	Low	Alcoa Inc.	High	Low
(ISIN: NL0000009132)			(ISIN: US0138171014)
2004			2004
First Quarter	33.63	28.37	First Quarter	38.78	33.12
Second Quarter	32.20	28.20	Second Quarter	36.50	28.70
Third Quarter	30.39	25.32	Third Quarter	33.59	29.54
Fourth Quarter	32.41	28.25	Fourth Quarter	34.64	30.75
2005			2005
First Quarter	35.22	31.11	First Quarter	32.12	28.37
Second Quarter	36.04	31.28	Second Quarter	31.61	26.09
Third Quarter	36.27	32.83	Third Quarter	29.77	24.01
Fourth Quarter	39.93	35.05	Fourth Quarter	29.65	22.54
2006			2006
First Quarter	45.30	38.35	First Quarter	32.03	28.78
Second Quarter	48.72	39.76	Second Quarter	36.59	28.95
Third Quarter	48.58	40.35	Third Quarter	33.55	27.16
Fourth Quarter	48.70	41.86	Fourth Quarter	31.18	26.60
2007			2007
First Quarter	57.20	44.91	First Quarter	35.36	28.48
Second Quarter (through June 21, 2007)	63.15	56.50	Second Quarter (through June 21, 2007)	41.88	33.92

Altria Group, Inc. is the parent company of Philip Morris International, Philip Morris USA, and Philip Morris Capital Corporation.  Altria Group, Inc. is also a share holder in the brewer, SABMiller plc. Altria's brands include Marlboro cigarettes, L&M and Parliament.  Its Commission file number is 001-08940.

American Standard Companies Inc. is a manufacturer of products in three major business segments: air conditioning systems and services; bath and kitchen fixtures and fittings; and vehicle control systems. Its Commission file number is 001-11415.

Altria Group, Inc.	High	Low	American Standard Companies Inc.	High	Low
(ISIN: US02209S1033)			(ISIN: US0297121065)
2004			2004
First Quarter	43.86	39.63	First Quarter	37.92	33.15
Second Quarter	42.40	33.73	Second Quarter	40.31	34.19
Third Quarter	37.49	33.88	Third Quarter	39.70	36.34
Fourth Quarter	46.23	34.64	Fourth Quarter	41.63	34.92
2005			2005
First Quarter	50.28	45.41	First Quarter	48.03	38.72
Second Quarter	51.97	47.09	Second Quarter	47.20	41.56
Third Quarter	55.32	48.18	Third Quarter	47.70	41.54
Fourth Quarter	58.03	52.23	Fourth Quarter	47.00	35.99
2006			2006
First Quarter	57.39	53.18	First Quarter	43.38	36.00
Second Quarter	55.45	51.54	Second Quarter	47.01	39.21
Third Quarter	63.39	55.03	Third Quarter	43.75	37.95
Fourth Quarter	64.71	56.77	Fourth Quarter	46.67	42.11
2007			2007
First Quarter	67.09	61.70	First Quarter	55.15	45.45
Second Quarter (through June 21, 2007)	71.82	68.04	Second Quarter (through June 21, 2007)	61.23	52.15

Anadarko Petroleum Corporation markets natural gas, oil and natural gas liquids (NGLs) and owns and operates gas gathering and processing systems and also engages in the hard minerals business. Its Commission file number is 001-08968.
			Aon Corporation is an insurance services holding company. Its Commission file number is 001-07933.
Anadarko Petroleum Corporation	High	Low	Aon Corporation	High	Low
(ISIN: US0325111070)			(ISIN: US0373891037)
2004			2004
First Quarter	26.50	24.33	First Quarter	27.95	23.56
Second Quarter	29.78	25.43	Second Quarter	28.99	25.44
Third Quarter	33.41	27.77	Third Quarter	28.74	24.59
Fourth Quarter	35.53	32.04	Fourth Quarter	28.80	19.20
2005			2005
First Quarter	40.69	30.20	First Quarter	25.37	21.59
Second Quarter	42.33	34.58	Second Quarter	25.22	20.85
Third Quarter	48.99	42.33	Third Quarter	32.68	25.17
Fourth Quarter	50.38	42.30	Fourth Quarter	36.90	30.83
2006			2006
First Quarter	54.52	47.15	First Quarter	41.90	33.54
Second Quarter	56.71	43.62	Second Quarter	42.36	33.26
Third Quarter	50.24	41.66	Third Quarter	35.00	31.90
Fourth Quarter	50.03	41.09	Fourth Quarter	37.04	33.68
2007			2007
First Quarter	43.92	38.63	First Quarter	39.09	34.67
Second Quarter (through June 21, 2007)	55.33	43.68	Second Quarter (through June 21, 2007)	43.65	37.94

Arrow Electronics, Inc. is a global provider of products, services, and solutions to industrial and commercial users of electronic components and computer products.  Its Commission file number is 001-04482.
			AT&T Inc. is a provider of telecommunications services. Its commission file number is 001-08610.
Arrow Electronics, Inc.	High	Low	AT&T Inc.	High	Low
(ISIN: US0427351004)			(ISIN: US00206R1023)
2004			2004
First Quarter	27.70	23.10	First Quarter	27.59	23.71
Second Quarter	28.46	24.90	Second Quarter	25.50	23.50
Third Quarter	25.00	20.84	Third Quarter	26.84	23.00
Fourth Quarter	25.35	21.20	Fourth Quarter	27.20	24.75
2005			2005
First Quarter	27.62	21.71	First Quarter	25.59	23.04
Second Quarter	28.41	23.03	Second Quarter	24.20	22.96
Third Quarter	31.79	27.41	Third Quarter	24.97	23.36
Fourth Quarter	33.25	28.62	Fourth Quarter	25.30	22.10
2006			2006
First Quarter	36.20	31.33	First Quarter.	28.45	24.45
Second Quarter	36.65	30.61	Second Quarter	27.89	24.74
Third Quarter	32.94	26.00	Third Quarter	33.49	26.56
Fourth Quarter	32.47	27.20	Fourth Quarter	35.75	31.78
2007			2007
First Quarter	39.75	31.55	First Quarter	39.44	33.81
Second Quarter (through June 21, 2007)	42.67	37.79	Second Quarter (through June 21, 2007)	41.34	38.64

AutoZone, Inc. is a specialty retailer of automotive parts and accessories. Its Commission file number is 001-10714.
AXIS Capital Holdings Limited, through its subsidiaries, provides insurance and reinsurance products to insureds and reinsureds worldwide with operations in Bermuda, Europe, Singapore and the United States.  Its commission file number is 001-31721.

AutoZone, Inc.	High	Low	AXIS Capital Holdings Limited	High	Low
(ISIN: US0533321024)			(ISIN: BMG0692U1099)
2004			2004
First Quarter	91.25	82.50	First Quarter	32.60	27.82
Second Quarter	89.80	80.10	Second Quarter	30.65	27.24
Third Quarter	80.00	72.25	Third Quarter	29.09	23.80
Fourth Quarter	91.31	76.35	Fourth Quarter	27.43	23.36
2005			2005
First Quarter	99.00	83.80	First Quarter	28.85	26.46
Second Quarter	95.19	82.34	Second Quarter	28.30	25.48
Third Quarter	103.80	83.25	Third Quarter	30.42	26.47
Fourth Quarter	94.56	77.76	Fourth Quarter	31.60	25.32
2006			2006
First Quarter	100.29	91.01	First Quarter	32.00	29.05
Second Quarter	101.06	87.90	Second Quarter	30.53	26.00
Third Quarter	105.38	84.42	Third Quarter	35.21	27.91
Fourth Quarter	119.41	104.15	Fourth Quarter	35.75	32.52
2007			2007
First Quarter	131.41	115.56	First Quarter	34.96	32.25
Second Quarter (through June 21, 2007)	139.31	126.01	Second Quarter (through June 21, 2007)	40.16	33.47

BCE Inc. is a Canadian communications company that principally provides wireline and wireless communications services, Internet access, data services and video services to residential and business customers.  Its commission file number is 001-08481.
			Belo Corp.is a media company with television broadcasting and newspaper publishing operations, including interactive media and cable news operations. Its Commission file number is 001-08598.
BCE Inc.	High	Low	Belo Corp.	High	Low
(ISIN: CA05534B7604)			(ISIN: US0805551050)
2004			2004
First Quarter	29.85	27.30	First Quarter	28.57	26.19
Second Quarter	28.54	25.62	Second Quarter	29.50	25.97
Third Quarter	28.41	25.77	Third Quarter	26.58	21.22
Fourth Quarter	29.10	27.36	Fourth Quarter	26.29	22.34
2005			2005
First Quarter	30.10	28.61	First Quarter	25.89	23.19
Second Quarter	30.24	28.21	Second Quarter	24.81	22.53
Third Quarter	32.79	28.86	Third Quarter	24.64	22.45
Fourth Quarter	31.47	26.47	Fourth Quarter	23.19	20.77
2006			2006
First Quarter	28.70	26.66	First Quarter	22.89	19.76
Second Quarter	28.30	25.93	Second Quarter	20.04	15.60
Third Quarter	30.73	25.56	Third Quarter	16.50	15.20
Fourth Quarter	32.92	26.99	Fourth Quarter	18.74	15.79
2007			2007
First Quarter	32.65	29.13	First Quarter	19.13	17.87
Second Quarter (through June 21, 2007)	40.74	32.51	Second Quarter (through June 21, 2007)	22.28	18.62

Boston Scientific Corporation is a developer, manufacturer and marketer of medical devices that are used in interventional medical specialties including interventional cardiology, cardiac rhythm management, peripheral interventions, cardiac surgery, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation  Its Commission file number is 001-11083.

Brunswick Corporation is a global manufacturer and marketer of boats, marine parts and accessories, outboard, sterndrive and inboard engines; trolling motors; propellers; marine dealer management systems; engine control systems; fitness equipment; bowling products, Air Hockey and foosball tables  Its Commission file number is 001-01043.

Boston Scientific Corporation	High	Low	Brunswick Corporation	High	Low
(ISIN: US1011371077)			(ISIN: US1170431092)
2004			2004
First Quarter	44.12	35.86	First Quarter	41.30	31.43
Second Quarter	45.81	37.32	Second Quarter	43.47	38.40
Third Quarter	42.70	32.12	Third Quarter	45.76	34.70
Fourth Quarter	39.46	33.36	Fourth Quarter	49.81	44.69
2005			2005
First Quarter	35.19	28.67	First Quarter	48.57	43.94
Second Quarter	30.80	27.00	Second Quarter	49.50	41.63
Third Quarter	28.95	23.05	Third Quarter	46.70	36.98
Fourth Quarter	27.33	22.95	Fourth Quarter	42.09	35.09
2006			2006
First Quarter	26.48	20.90	First Quarter	42.30	36.04
Second Quarter	23.30	16.65	Second Quarter	40.50	32.35
Third Quarter	17.75	14.77	Third Quarter	33.31	27.56
Fourth Quarter	17.18	14.65	Fourth Quarter	33.24	30.71
2007			2007
First Quarter	18.59	14.22	First Quarter	34.62	30.02
Second Quarter (through June 21, 2007)	16.67	14.59	Second Quarter (through June 21, 2007)	34.80	30.38

Cadbury Schweppes Public Limited Company manufactures and sells beverages and confectionery products.  Its Commission file number is 002-90552.  The stock prices presented in the table below are quoted in pence sterling.

Capital One Financial Corporation is a financial services company, whose banking and non-banking subsidiaries market a variety of financial products and services.  Its Commission file number is 001-13300.

Cadbury Schweppes Public Limited Company	High	Low	Capital One Financial Corporation	High	Low
(ISIN: GB0006107006)			(ISIN: US14040H1059)
2004			2004
First Quarter	451.25	393.25	First Quarter	75.78	60.23
Second Quarter	476.00	430.00	Second Quarter	77.52	61.64
Third Quarter	473.25	421.00	Third Quarter	74.98	65.20
Fourth Quarter	487.00	429.25	Fourth Quarter	84.21	69.05
2005			2005
First Quarter	530.50	466.50	First Quarter	83.80	73.76
Second Quarter	567.00	521.50	Second Quarter	80.01	70.65
Third Quarter	594.00	533.00	Third Quarter	85.44	78.80
Fourth Quarter	586.50	529.00	Fourth Quarter	88.01	72.01
2006			2006
First Quarter	590.50	543.50	First Quarter	89.92	80.52
Second Quarter .	573.00	499.00	Second Quarter	87.23	81.10
Third Quarter	572.50	515.00	Third Quarter	86.17	69.88
Fourth Quarter	566.00	517.50	Fourth Quarter	82.72	74.97
2007			2007
First Quarter	656.50	529.00	First Quarter	83.61	74.37
Second Quarter (through June 21, 2007)	723.50	656.00	Second Quarter (through June 21, 2007)	81.85	70.26

Cardinal Health, Inc. is a provider of products and services supporting the healthcare industry. Its Commission file number is 001-11373.			CBS Corporation is a mass media company with operations in the following segments: television, radio, outdoor, and publishing. Its Commission file number is 001-09553.
Cardinal Health, Inc.	High	Low	CBS Corporation	High	Low
(ISIN: US14149Y1082)			(ISIN: US1248572026)
2004			2004
First Quarter	68.90	59.13	First Quarter	32.87	27.36
Second Quarter	75.98	65.61	Second Quarter	30.23	25.92
Third Quarter	52.86	42.33	Third Quarter	26.27	23.62
Fourth Quarter	58.55	37.65	Fourth Quarter	27.30	24.71
2005			2005
First Quarter	60.09	53.78	First Quarter	28.66	24.99
Second Quarter	60.80	53.28	Second Quarter	26.67	23.62
Third Quarter	63.44	57.28	Third Quarter	26.26	23.74
Fourth Quarter	69.24	60.49	Fourth Quarter	25.84	22.18
2006			2006
First Quarter	75.34	67.91	First Quarter	27.27	23.95
Second Quarter	74.91	62.83	Second Quarter	27.05	24.53
Third Quarter	70.42	62.80	Third Quarter	29.35	25.80
Fourth Quarter	66.38	61.83	Fourth Quarter	31.99	27.93
2007			2007
First Quarter	72.95	63.93	First Quarter	32.09	29.54
Second Quarter (through June 21, 2007)	75.28	69.07	Second Quarter (through June 21, 2007)	33.66	30.78

CEMEX S.A.B. de C.V. is a holding company primarily engaged, through its operating subsidiaries, in the production, distribution, marketing and sale of cement, ready-mix concrete, aggregates and clinker.  Its Commission file number is 001-14946. The stock prices presented in the table below are quoted in Mexican pesos.
			Centex Corporation focuses on residential and commercial construction and related activities, including mortgage financing. Its Commission file number is 001-06776.
CEMEX, S.A. de C.V.	High	Low	Centex Corporation	High	Low
(ISIN: MXP225611567)			(ISIN: US1523121044)
2004			2004
First Quarter	16.56	14.60	First Quarter	57.75	44.56
Second Quarter	17.62	15.30	Second Quarter	53.77	43.86
Third Quarter	17.80	15.59	Third Quarter	51.22	41.24
Fourth Quarter	20.48	15.74	Fourth Quarter	59.69	46.30
2005			2005
First Quarter	23.31	19.55	First Quarter	65.85	54.74
Second Quarter	23.19	18.95	Second Quarter	71.20	55.19
Third Quarter	28.37	22.48	Third Quarter	79.50	62.55
Fourth Quarter	32.82	25.96	Fourth Quarter	76.04	59.82
2006			2006
First Quarter	35.68	29.93	First Quarter	78.94	61.53
Second Quarter	39.21	27.53	Second Quarter	63.88	45.52
Third Quarter	34.61	29.72	Third Quarter	54.89	44.20
Fourth Quarter	36.61	32.33	Fourth Quarter	57.84	48.80
2007			2007
First Quarter	41.33	35.66	First Quarter	56.27	41.58
Second Quarter (through June 21, 2007)	44.04	35.61	Second Quarter (through June 21, 2007)	48.86	41.15

CenturyTel, Inc., is an integrated communications company engaged primarily in providing communications services, including local and long distance voice, Internet access and broadband services. Its Commission file number is 001-07784.

Chartered Semiconductor Manufacturing Ltd. provides wafer fabrication services and technologies to semiconductor suppliers and systems companies.  Its commission file number is 000-27811.  The stock prices presented in the table below are quoted in Singapore dollars.

CenturyTel, Inc.	High	Low	Chartered Semiconductor Manufacturing Ltd.	High	Low
(ISIN: US1567001060)			(ISIN: SG1H23874727)
2004			2004
First Quarter	33.30	26.33	First Quarter	1.89	1.49
Second Quarter	30.16	26.51	Second Quarter	1.76	1.33
Third Quarter	34.34	29.91	Third Quarter	1.40	1.01
Fourth Quarter	35.49	31.40	Fourth Quarter	1.11	0.92
2005			2005
First Quarter	34.80	32.52	First Quarter	1.20	0.92
Second Quarter	34.95	30.26	Second Quarter	1.35	0.93
Third Quarter	36.28	33.45	Third Quarter	1.44	1.10
Fourth Quarter	35.10	31.77	Fourth Quarter	1.34	0.95
2006			2006
First Quarter	39.55	32.84	First Quarter	1.57	1.26
Second Quarter	39.84	35.07	Second Quarter	1.84	1.29
Third Quarter	39.99	35.49	Third Quarter	1.40	1.03
Fourth Quarter	43.79	39.48	Fourth Quarter	1.40	1.15
2007			2007
First Quarter	45.99	43.21	First Quarter	1.61	1.22
Second Quarter (through June 21, 2007)	49.50	45.57	Second Quarter (through June 21, 2007)	1.48	1.24

Ciba Specialty Chemicals Holding Inc. is a developer and producer of specialty chemicals, used in consumer and industrial products. Its Commission file number is 333-56040. The stock prices presented in the table below are quoted in Swiss francs.

CIT Group Inc., is a commercial and consumer finance company providing financing and leasing products and services to clients in a wide variety of industries around the globe. Its Commission file number is 001-31369.

Ciba Specialty Chemicals Holding Inc.	High	Low	CIT Group Inc.	High	Low
(ISIN: CH0005819724)			(ISIN: US1255811085)
2004			2004
First Quarter	99.60	85.20	First Quarter	39.91	35.83
Second Quarter	90.70	82.85	Second Quarter	38.73	33.28
Third Quarter	89.70	76.70	Third Quarter	38.48	34.53
Fourth Quarter	86.50	78.00	Fourth Quarter	45.82	36.51
2005			2005
First Quarter	86.55	77.40	First Quarter	46.07	37.40
Second Quarter	81.40	73.65	Second Quarter	43.17	35.45
Third Quarter	80.50	74.00	Third Quarter	46.80	42.60
Fourth Quarter	85.00	72.75	Fourth Quarter	52.62	43.62
2006			2006
First Quarter.	85.00	77.95	First Quarter	55.05	51.38
Second Quarter	80.60	66.20	Second Quarter	55.95	48.89
Third Quarter	75.50	63.30	Third Quarter	53.41	42.44
Fourth Quarter	81.75	74.80	Fourth Quarter	56.35	47.74
2007			2007
First Quarter	85.40	75.00	First Quarter	61.36	50.96
Second Quarter (through June 21, 2007)	81.90	76.25	Second Quarter (through June 21, 2007)	61.16	52.80

CNA Financial Corporation serves customers with insurance and risk management products and services. Its Commission file number is 001-05823.
Commercial Metals Company manufactures, recycles, markets and distributes steel and metal products and related materials and services through a network of locations located throughout the United States and internationally.  Its Commission file number is 001-04304.

CNA Financial Corporation	High	Low	Commercial Metals Company	High	Low
(ISIN: US1261171003)			(ISIN: US2017231034)
2004			2004
First Quarter	28.65	24.10	First Quarter	8.54	6.88
Second Quarter	30.49	26.32	Second Quarter	8.50	6.35
Third Quarter	29.54	23.98	Third Quarter	9.93	7.68
Fourth Quarter	27.06	22.17	Fourth Quarter	12.95	8.36
2005			2005
First Quarter	29.79	25.84	First Quarter	18.38	12.05
Second Quarter	28.90	26.21	Second Quarter	17.48	11.56
Third Quarter	30.46	28.40	Third Quarter	16.99	12.09
Fourth Quarter	34.91	28.52	Fourth Quarter	19.30	13.80
2006			2006
First Quarter	33.60	29.88	First Quarter	27.20	18.77
Second Quarter	33.20	30.90	Second Quarter	31.17	20.37
Third Quarter	36.04	33.05	Third Quarter	25.00	19.09
Fourth Quarter	40.32	36.19	Fourth Quarter	29.71	19.89
2007			2007
First Quarter	43.43	39.49	First Quarter	31.35	25.01
Second Quarter (through June 21, 2007)	51.81	43.45	Second Quarter (through June 21, 2007)	36.00	31.43

Companhia Vale do Rio Doce produces and exports of iron ore and pellets. Its Commission file number is 001-15030. The stock prices presented in the table below are quoted in Brazilian reais.			Computer Sciences Corporation is in the information technology and professional services industry. Its Commission file number is 001-04850.
COMPANHIA VALE DO RIO DOCE	High	Low	Computer Sciences Corporation	High	Low
(ISIN: BRVALEACNPA3)			(ISIN: US2053631048)
2004			2004
First Quarter	26.50	20.73	First Quarter	46.68	40.08
Second Quarter	23.79	18.83	Second Quarter	46.43	39.03
Third Quarter	27.75	19.69	Third Quarter	48.63	42.96
Fourth Quarter	32.10	25.31	Fourth Quarter	57.70	47.00
2005			2005
First Quarter	39.51	29.75	First Quarter	55.58	44.40
Second Quarter	36.00	27.50	Second Quarter	47.47	42.87
Third Quarter	43.43	29.88	Third Quarter	47.31	43.80
Fourth Quarter	43.50	37.05	Fourth Quarter	58.00	44.72
2006			2006
First Quarter	48.90	39.95	First Quarter	57.48	49.32
Second Quarter	49.08	37.10	Second Quarter	59.80	48.56
Third Quarter	45.50	37.33	Third Quarter	53.57	46.43
Fourth Quarter	55.00	39.41	Fourth Quarter	53.94	47.69
2007			2007
First Quarter	65.90	50.84	First Quarter	54.70	50.64
Second Quarter (through June 21, 2007)	75.90	64.16	Second Quarter (through June 21, 2007)	57.74	51.72

Con-way Inc. provides transportation, logistics and supply-chain management services for manufacturing, industrial and retail customers. Its Commission file number is 001-05046.			Costco Wholesale Corporation operates membership warehouses. Its Commission file number is 000-20355.
Con-way Inc.	High	Low	Costco Wholesale Corporation	High	Low
(ISIN: US2059441012)			(ISIN: US22160K1051)
2004			2004
First Quarter	35.62	30.50	First Quarter	39.94	36.08
Second Quarter	42.00	34.30	Second Quarter	42.89	35.54
Third Quarter	42.64	38.79	Third Quarter	42.42	39.74
Fourth Quarter	50.50	41.67	Fourth Quarter	49.74	42.29
2005			2005
First Quarter	49.42	43.49	First Quarter	49.14	43.23
Second Quarter	46.41	41.74	Second Quarter	46.90	40.17
Third Quarter	52.50	44.90	Third Quarter	46.53	41.36
Fourth Quarter	59.73	50.52	Fourth Quarter	50.75	42.84
2006			2006
First Quarter	57.45	4974	First Quarter	56.00	48.72
Second Quarter	61.06	49.50	Second Quarter	57.16	52.29
Third Quarter	58.42	44.36	Third Quarter	57.58	46.79
Fourth Quarter	48.93	42.89	Fourth Quarter	54.43	48.75
2007			2007
First Quarter	52.97	44.04	First Quarter	58.28	52.53
Second Quarter (through June 21, 2007)	56.96	49.73	Second Quarter (through June 21, 2007)	57.19	53.14

CSX Corporation is a transportation company. Surface Transportation, which includes the Company’s rail and intermodal businesses, provides rail-based transportation services including traditional rail service and the transport of intermodal containers and trailers.  Its Commission file number is 001-08022.

Cummins Inc. designs, manufactures, distributes and services diesel and natural gas engines, electric power generation systems and engine-related component products, including filtration and emissions solutions, fuel systems, controls and air handling systems. Its Commission file number is 001-04949.

CSX Corporation	High	Low	Cummins Inc.	High	Low
(ISIN: US1264081035)			(ISIN: US2310211063)
2004			2004
First Quarter	18.08	14.61	First Quarter	29.23	24.35
Second Quarter	16.48	14.72	Second Quarter	32.98	27.20
Third Quarter	17.05	15.05	Third Quarter	36.95	29.62
Fourth Quarter	20.16	16.90	Fourth Quarter	42.21	33.13
2005			2005
First Quarter	21.66	18.50	First Quarter	41.15	34.46
Second Quarter	22.05	19.11	Second Quarter	37.77	31.93
Third Quarter	23.24	21.40	Third Quarter	46.62	37.25
Fourth Quarter	25.55	21.61	Fourth Quarter	45.79	39.11
2006			2006
First Quarter	29.99	24.61	First Quarter	54.66	44.87
Second Quarter	37.10	30.40	Second Quarter	61.13	50.47
Third Quarter	35.40	29.19	Third Quarter	61.98	54.68
Fourth Quarter	37.91	32.95	Fourth Quarter	68.97	59.09
2007			2007
First Quarter	42.10	33.89	First Quarter	75.10	57.15
Second Quarter (through June 21, 2007)	47.11	40.48	Second Quarter (through June 21, 2007)	104.00	72.63

Cytec Industries Inc. is a global specialty chemicals and materials company focused on developing, manufacturing and selling value-added products. Its Commission file number is 001-12372.			D.R. Horton, Inc. constructs and sells homes. Its Commission file number is 001-14122.
Cytec Industries Inc.	High	Low	D.R. Horton, Inc.	High	Low
(ISIN: US2328201007)			(ISIN: US23331A1097)
2004			2004
First Quarter	38.76	32.97	First Quarter	26.79	19.32
Second Quarter	45.45	35.50	Second Quarter	26.54	19.18
Third Quarter	49.99	44.31	Third Quarter	25.48	19.40
Fourth Quarter	51.73	44.92	Fourth Quarter	31.02	20.71
2005			2005
First Quarter	54.25	46.30	First Quarter	34.13	27.60
Second Quarter	53.29	39.80	Second Quarter	37.63	26.91
Third Quarter	48.50	39.52	Third Quarter	42.11	33.77
Fourth Quarter	47.64	41.07	Fourth Quarter	37.94	28.81
2006			2006
First Quarter	60.67	45.89	First Quarter	41.39	31.04
Second Quarter	62.40	51.46	Second Quarter	35.18	23.31
Third Quarter	56.07	50.24	Third Quarter	24.86	20.00
Fourth Quarter	59.01	52.26	Fourth Quarter	27.53	21.59
2007			2007
First Quarter	61.88	53.83	First Quarter	30.86	22.00
Second Quarter (through June 21, 2007)	62.12	54.72	Second Quarter (through June 21, 2007)	23.75	21.01

Darden Restaurants, Inc. is a casual dining restaurant company. Its Commission file number is 001-13666.
Deutsche Telekom AG is involved with digital mobile telephony services based on the mobile telecommunications technology, non-voice services and other data services to residential and business customers.  Its Commission file number is 001-14540. The stock prices presented in the table below are quoted in euros.

Darden Restaurants, Inc.	High	Low	Deutsche Telekom AG	High	Low
(ISIN: US2371941053)			(ISIN: DE0005557508)
2004			2004
First Quarter	25.37	19.00	First Quarter	16.72	14.29
Second Quarter	24.09	20.35	Second Quarter	14.97	13.05
Third Quarter	23.39	19.40	Third Quarter	15.04	13.20
Fourth Quarter	28.11	23.28	Fourth Quarter	16.65	14.60
2005			2005
First Quarter	30.76	26.25	First Quarter	16.79	15.25
Second Quarter	33.44	29.81	Second Quarter	15.62	14.48
Third Quarter	34.81	28.80	Third Quarter	16.47	14.90
Fourth Quarter	39.14	29.69	Fourth Quarter	15.35	13.78
2006			2006
First Quarter	42.75	38.20	First Quarter	14.38	12.90
Second Quarter	40.75	34.07	Second Quarter	14.55	12.28
Third Quarter	43.11	33.29	Third Quarter	12.66	10.81
Fourth Quarter	44.19	39.91	Fourth Quarter	13.94	12.43
2007			2007
First Quarter	42.71	38.32	First Quarter	14.78	12.28
Second Quarter (through June 21, 2007)	47.08	40.74	Second Quarter (through June 21, 2007)	14.37	12.50

Eastman Chemical Company is a global chemical company which manufactures and sells chemicals, plastics, and fibers. Its Commission file number is 001-12626.
Embarq Corporation provides, both directly and through wholesale and sales agency relationships, communications services, consisting of local and long distance voice and data services, high-speed Internet access, wireless and satellite video services to consumer and business customers in local service territories in 18 states.  Its Commission file number is 001-32732.

Eastman Chemical Company	High	Low	Embarq Corporation	High	Low
(ISIN: US2774321002)			(ISIN: US29078E1055)
2004			2004
First Quarter	43.35	38.00	First Quarter	0.00	0.00
Second Quarter	46.59	42.26	Second Quarter	0.00	0.00
Third Quarter	47.55	42.52	Third Quarter	0.00	0.00
Fourth Quarter	57.97	45.13	Fourth Quarter	0.00	0.00
2005			2005
First Quarter	61.36	51.26	First Quarter	0.00	0.00
Second Quarter	60.40	47.54	Second Quarter	0.00	0.00
Third Quarter	58.30	44.70	Third Quarter	0.00	0.00
Fourth Quarter	56.52	45.52	Fourth Quarter	0.00	0.00
2006			2006
First Quarter	53.27	47.70	First Quarter	0.00	0.00
Second Quarter	57.99	50.19	Second Quarter	46.46	39.33
Third Quarter	54.46	49.19	Third Quarter	49.94	39.77
Fourth Quarter	61.23	54.20	Fourth Quarter	52.94	47.54
2007			2007
First Quarter.	64.66	57.90	First Quarter	57.31	51.36
Second Quarter (through June 21, 2007)	69.42	63.31	Second Quarter (through June 21, 2007)	65.06	55.91

Exelon Corporation is a utility services holding company. Its Commission file number is 001-16169.
Fortune Brands, Inc. is a holding company with operating companies engaged in the manufacture, production and sale of home and hardware products, spirits and wine and golf products.  Its Commission file number is 001-09076.

Exelon Corporation	High	Low	Fortune Brands, Inc.	High	Low
(ISIN: US30161N1019)			(ISIN: US3496311016)
2004			2004
First Quarter	34.44	32.54	First Quarter	72.09	62.98
Second Quarter	34.74	31.29	Second Quarter	74.04	67.27
Third Quarter	37.68	32.82	Third Quarter	70.42	64.92
Fourth Quarter	44.70	37.16	Fourth Quarter	74.23	66.24
2005			2005
First Quarter	46.85	42.03	First Quarter	79.87	70.68
Second Quarter	51.35	45.05	Second Quarter	85.78	77.38
Third Quarter	56.92	50.32	Third Quarter	90.00	81.01
Fourth Quarter	55.00	47.08	Fourth Quarter	81.15	73.92
2006			2006
First Quarter	58.86	52.90	First Quarter	82.61	74.96
Second Quarter	58.56	51.54	Second Quarter	81.25	68.88
Third Quarter	61.70	56.97	Third Quarter	75.91	70.06
Fourth Quarter	63.46	57.90	Fourth Quarter	85.39	74.33
2007			2007
First Quarter	69.38	59.05	First Quarter	85.88	77.87
Second Quarter (through June 21, 2007)	78.45	69.92	Second Quarter (through June 21, 2007)	83.46	78.20

Gannett Co., Inc. is an international news and information company. Its Commission file number is 001-06961.			GATX leases, manages, operates and invests in assets in the rail, marine and industrial equipment markets. Its Commission file number is 001-02328.
Gannett Co., Inc.	High	Low	GATX Corporation	High	Low
(ISIN: US3647301015)			(ISIN: US3614481030)
2004			2004
First Quarter	90.01	84.50	First Quarter	28.60	20.51
Second Quarter	91.00	84.85	Second Quarter	27.52	21.56
Third Quarter	86.78	79.56	Third Quarter	27.15	23.88
Fourth Quarter	85.62	78.99	Fourth Quarter	30.05	25.89
2005			2005
First Quarter	82.41	78.43	First Quarter	33.30	26.34
Second Quarter	80.00	71.13	Second Quarter	35.25	31.62
Third Quarter	74.80	66.25	Third Quarter	41.52	34.60
Fourth Quarter	68.62	59.19	Fourth Quarter	39.73	35.59
2006			2006
First Quarter	64.80	58.81	First Quarter	41.29	36.08
Second Quarter	60.92	53.22	Second Quarter	48.15	39.41
Third Quarter	57.15	51.67	Third Quarter	42.90	35.99
Fourth Quarter	61.25	56.23	Fourth Quarter	47.00	40.94
2007			2007
First Quarter	63.11	55.76	First Quarter	49.50	42.80
Second Quarter (through June 21, 2007)	59.79	54.71	Second Quarter (through June 21, 2007)	52.25	47.85

GlobalSantaFe Corporation is an offshore oil and gas drilling contractor, owning or operating a fleet of 59 marine drilling rigs. Its Commission file number is 001-14634.			H. J. Heinz Company manufactures and markets a line of processed food products. Its Commission file number is 001-03385.
GlobalSantaFe Corporation	High	Low	H. J. HEINZ COMPANY	High	Low
(ISIN: KYG3930E1017)			(ISIN: US4230741039)
2004			2004
First Quarter	30.58	23.60	First Quarter	38.95	34.89
Second Quarter	28.53	24.21	Second Quarter	39.20	36.59
Third Quarter	31.30	24.72	Third Quarter	38.85	35.38
Fourth Quarter	33.11	27.42	Fourth Quarter	38.99	34.57
2005			2005
First Quarter	38.51	32.04	First Quarter	38.68	36.19
Second Quarter	41.52	33.00	Second Quarter	37.73	35.19
Third Quarter	47.63	41.09	Third Quarter	37.31	34.20
Fourth Quarter	49.99	39.73	Fourth Quarter	37.05	33.72
2006			2006
First Quarter	62.05	48.15	First Quarter	38.32	33.53
Second Quarter	65.15	49.80	Second Quarter	42.98	37.67
Third Quarter	58.50	46.18	Third Quarter	42.61	40.69
Fourth Quarter	63.89	45.36	Fourth Quarter	46.53	41.20
2007			2007
First Quarter	63.90	52.18	First Quarter	47.69	44.28
Second Quarter (through June 21, 2007)	72.93	61.74	Second Quarter (through June 21, 2007)	48.15	45.76

Hasbro, Inc. designs, manufactures, and markets toys, games, interactive software, puzzles, and infant products in the United States and internationally. Its Commission file number is 001-06682			Health Care Property Investors, Inc. invests primarily in real estate serving the healthcare industry in the United States. Its Commission file number is 001-08895.
Hasbro, Inc.	High	Low	Health Care Property Investors, Inc.	High	Low
(ISIN: US4180561072)			(ISIN: US4219151093)
2004			2004
First Quarter	22.86	19.50	First Quarter	29.09	25.30
Second Quarter	23.33	17.55	Second Quarter	28.60	21.68
Third Quarter	18.96	17.53	Third Quarter	26.00	23.89
Fourth Quarter	19.70	17.00	Fourth Quarter	28.85	26.18
2005			2005
First Quarter	21.12	18.56	First Quarter	27.45	23.45
Second Quarter	20.79	18.65	Second Quarter	27.80	23.45
Third Quarter	22.11	19.45	Third Quarter	28.68	25.39
Fourth Quarter	20.64	18.58	Fourth Quarter	27.00	24.44
2006			2006
First Quarter	21.76	19.61	First Quarter	28.81	25.56
Second Quarter	21.01	17.94	Second Quarter	27.82	25.37
Third Quarter	22.75	17.49	Third Quarter	31.05	26.40
Fourth Quarter	27.43	22.49	Fourth Quarter	36.88	30.10
2007			2007
First Quarter	30.00	27.14	First Quarter	41.88	35.04
Second Quarter (through June 21, 2007)	33.02	28.75	Second Quarter (through June 21, 2007)	37.03	28.59

Humana Inc. is a health benefits company. Its Commission file number is 001-05975.			IAC/InterActiveCorp provides products and services in the following sectors: retailing, services, media & advertising, and membership & subscriptions. Its Commission file number is 000-20570.
Humana Inc.	High	Low	IAC/InterActive Corp.	High	Low
(ISIN: US4448591028)			(ISIN: US44919P3001)
2004			2004
First Quarter	23.91	19.02	First Quarter	38.74	31.04
Second Quarter	19.36	15.55	Second Quarter	38.09	31.97
Third Quarter	19.98	15.70	Third Quarter	33.73	23.10
Fourth Quarter	30.02	17.66	Fourth Quarter	31.01	21.30
2005			2005
First Quarter	34.86	29.10	First Quarter	29.03	23.42
Second Quarter	39.74	30.96	Second Quarter	28.90	23.79
Third Quarter	50.03	38.30	Third Quarter	30.00	23.76
Fourth Quarter	55.29	42.11	Fourth Quarter	28.95	24.91
2006			2006
First Quarter	57.67	48.91	First Quarter	31.24	27.66
Second Quarter	53.76	41.60	Second Quarter	30.75	23.62
Third Quarter	67.94	51.54	Third Quarter	28.93	23.71
Fourth Quarter	67.97	51.60	Fourth Quarter	38.45	28.54
2007			2007
First Quarter	63.45	52.25	First Quarter	40.74	36.48
Second Quarter (through June 21, 2007)	65.81	59.05	Second Quarter (through June 21, 2007)	38.78	32.96

ICICI Bank Limited offers banking products and services to corporate and retail customers through a variety of delivery channels.  Its Commission file number is 001-15002.  The stock prices presented in the table below are quoted in Indian rupee.

Imperial Tobacco Group PLC manufactures, markets and sells cigarettes, tobaccos, cigars, rolling papers and tubes.  Its Commission file number is 001-14874.  The stock prices presented in the table below are quoted in pence sterling.

ICICI BANK LIMITED	High	Low	Imperial Tobacco Group PLC	High	Low
(ISIN: INE090A01013)			(ISIN: GB0004544929)
2004			2004
First Quarter	345.75	266.90	First Quarter	1228.00	1063.00
Second Quarter	319.15	230.35	Second Quarter	1286.00	1160.00
Third Quarter	295.25	234.65	Third Quarter	1245.00	1159.00
Fourth Quarter	373.90	285.45	Fourth Quarter	1434.00	1225.00
2005			2005
First Quarter	413.05	337.75	First Quarter	1459.00	1377.00
Second Quarter	432.55	360.20	Second Quarter	1544.00	1400.00
Third Quarter	600.35	421.30	Third Quarter	1624.00	1426.00
Fourth Quarter	593.30	480.65	Fourth Quarter	1771.00	1547.00
2006			2006
First Quarter	627.95	559.25	First Quarter	1805.00	1633.00
Second Quarter	661.30	454.50	Second Quarter	1760.00	1601.00
Third Quarter	708.40	467.00	Third Quarter	1843.00	1664.00
Fourth Quarter	898.85	687.15	Fourth Quarter	2079.00	1764.00
2007			2007
First Quarter	997.90	810.65	First Quarter	2330.00	2010.00
Second Quarter (through June 21, 2007)	964.05	803.95	Second Quarter (through June 21, 2007)	2291.00	2117.00

International Paper Company produces and distributes printing paper, packaging, forest products, and chemical products. Its Commission file number is 001-03157
J.C. Penney Company, Inc. is involved in the selling of merchandise and services to consumers through its department stores and direct (Internet/catalog) channels  Its Commission file number is 001-15274

International Paper Company	High	Low	J. C. Penney Company, Inc.	High	Low
(ISIN: US4601461035)			(ISIN: US7081601061)
2004			2004
First Quarter	44.98	39.96	First Quarter	34.81	25.55
Second Quarter	44.70	38.41	Second Quarter	38.94	31.60
Third Quarter	44.01	38.60	Third Quarter	40.20	35.28
Fourth Quarter	42.40	37.80	Fourth Quarter	41.40	34.33
2005			2005
First Quarter	42.01	35.74	First Quarter	51.92	40.58
Second Quarter	37.62	30.21	Second Quarter	53.51	44.88
Third Quarter	32.40	29.69	Third Quarter	57.71	45.48
Fourth Quarter	34.53	27.15	Fourth Quarter	56.31	44.59
2006			2006
First Quarter	35.92	32.24	First Quarter	62.71	54.67
Second Quarter	37.61	30.80	Second Quarter	68.10	58.14
Third Quarter	35.65	31.67	Third Quarter	69.28	61.43
Fourth Quarter	35.60	31.92	Fourth Quarter	81.63	69.10
2007			2007
First Quarter	37.78	32.84	First Quarter	86.35	76.30
Second Quarter (through June 21, 2007)	39.88	36.58	Second Quarter (through June 21, 2007)	84.06	73.54

Jones Apparel Group, Inc. is a designer, marketer and wholesaler of branded apparel, footwear and accessories. Its Commission file number is 001-10746.
Koninklijke KPN N.V. is a multimedia company in the Netherlands, providing consumers and consumer households with fixed and mobile telephony-, internet- and TV services.  Its commission file number is 001-13980.  The stock prices presented in the table below are quoted in euros.

Jones Apparel Group, Inc.	High	Low	Koninklijke KPN N.V.	High	Low
(ISIN: US4800741039)			(ISIN: NL0000009082)
2004			2004
First Quarter	37.86	33.95	First Quarter	6.94	6.12
Second Quarter	39.74	35.40	Second Quarter	6.48	5.80
Third Quarter	39.41	34.68	Third Quarter	6.40	5.94
Fourth Quarter	37.11	33.46	Fourth Quarter	7.07	6.14
2005			2005
First Quarter	37.06	31.76	First Quarter	7.50	6.75
Second Quarter	33.50	30.38	Second Quarter	7.03	6.39
Third Quarter	33.23	26.98	Third Quarter	7.74	6.75
Fourth Quarter	30.99	26.74	Fourth Quarter	8.56	7.49
2006			2006
First Quarter	35.78	28.92	First Quarter	9.44	7.72
Second Quarter	35.57	31.15	Second Quarter	9.86	8.59
Third Quarter	32.87	28.10	Third Quarter	10.10	8.50
Fourth Quarter	34.05	32.23	Fourth Quarter	10.94	10.01
2007			2007
First Quarter	35.24	30.73	First Quarter.	12.08	10.77
Second Quarter (through June 21, 2007)	34.26	27.98	Second Quarter (through June 21, 2007)	12.78	12.01

Koninklijke (Royal) Philips Electronics N.V. manufactures lighting, consumer electronics, multimedia devices, domestic appliances and personal care items, semiconductors, medical devices, communications systems, and industrial electronics.  The Company sells its products worldwide.  Its Commission file number is 001-5146. The stock prices presented in the table below are quoted in euros.
			Kraft Foods Inc. is engaged in the manufacture and sale of packaged foods and beverages. Its Commission file number is 001-16483.
Koninklijke Philips Electronics N.V.	High	Low	Kraft Foods Inc	High	Low
(ISIN: NL0000009538)			(ISIN: US50075N1046)
2004			2004
First Quarter	26.20	22.03	First Quarter	34.50	31.18
Second Quarter	25.18	20.90	Second Quarter	33.09	29.86
Third Quarter	22.18	18.03	Third Quarter	32.52	29.56
Fourth Quarter	20.12	17.89	Fourth Quarter	35.93	31.17
2005			2005
First Quarter	21.74	18.53	First Quarter	34.88	31.67
Second Quarter	22.53	18.95	Second Quarter	33.02	30.28
Third Quarter	22.74	21.08	Third Quarter	31.96	29.46
Fourth Quarter	26.70	21.16	Fourth Quarter	30.28	27.90
2006			2006
First Quarter	28.65	25.35	First Quarter	31.14	27.48
Second Quarter	28.29	21.89	Second Quarter	33.20	29.05
Third Quarter	27.71	22.20	Third Quarter	36.00	29.99
Fourth Quarter	29.31	27.03	Fourth Quarter	36.30	33.96
2007			2007
First Quarter	30.08	26.90	First Quarter	35.91	30.20
Second Quarter (through June 21, 2007)	31.78	28.50	Second Quarter (through June 21, 2007)	36.74	30.33

Lennar Corporation primarily sells single-family attached and detached homes, and to a lesser extent, multi-level buildings, in communities targeted to first-time, move-up and active adult homebuyers.  Its Commission file number is 001-11749.
			Limited Brands, Inc. owns and operates specialty stores throughout the United States. Its Commission file number is 001-08344.
Lennar Corporation	High	Low	Limited Brands, Inc.	High	Low
(ISIN: US5260571048)			(ISIN: US5327161072)
2004			2004
First Quarter	56.01	43.33	First Quarter	20.20	17.58
Second Quarter	54.16	41.62	Second Quarter	21.45	18.56
Third Quarter	48.46	40.99	Third Quarter	22.31	18.78
Fourth Quarter	56.68	42.19	Fourth Quarter	27.83	21.57
2005			2005
First Quarter	62.30	52.93	First Quarter	25.12	22.06
Second Quarter	63.75	50.62	Second Quarter	24.65	20.21
Third Quarter	68.27	53.49	Third Quarter	25.03	19.31
Fourth Quarter	62.85	53.33	Fourth Quarter	23.36	18.81
2006			2006
First Quarter	65.95	55.17	First Quarter	24.66	22.05
Second Quarter	62.28	43.06	Second Quarter	28.00	24.08
Third Quarter	47.41	40.07	Third Quarter	27.82	23.78
Fourth Quarter	54.17	44.79	Fourth Quarter	32.10	26.76
2007			2007
First Quarter	56.11	42.21	First Quarter	29.67	25.06
Second Quarter (through June 21, 2007)	46.50	40.29	Second Quarter (through June 21, 2007)	29.30	25.47

Liz Claiborne, Inc. designs and markets branded women’s and men’s apparel, accessories and fragrance products. Its Commission file number is 001-10689.			Louisiana-Pacific Corporation is a manufacturer and distributor of building products. Its Commission file number is 001-07107.
Liz Claiborne, Inc.	High	Low	Louisiana-Pacific Corporation	High	Low
(ISIN: US5393201018)			(ISIN: US5463471053)
2004			2004
First Quarter	37.83	34.97	First Quarter	25.80	17.88
Second Quarter	38.41	33.20	Second Quarter	26.71	21.63
Third Quarter	39.59	33.70	Third Quarter	26.46	21.37
Fourth Quarter	42.21	37.47	Fourth Quarter	27.99	23.94
2005			2005
First Quarter	43.71	38.79	First Quarter	28.55	24.50
Second Quarter	41.30	35.43	Second Quarter	26.04	22.86
Third Quarter	42.70	38.39	Third Quarter	27.69	23.83
Fourth Quarter	39.24	34.56	Fourth Quarter	28.29	24.73
2006			2006
First Quarter	41.00	33.76	First Quarter	29.45	25.42
Second Quarter	40.76	36.90	Second Quarter	28.62	21.31
Third Quarter	39.74	34.06	Third Quarter	21.93	18.26
Fourth Quarter	44.34	39.50	Fourth Quarter	22.16	18.77
2007			2007
First Quarter	46.64	41.96	First Quarter	23.33	19.38
Second Quarter (through June 21, 2007)	44.77	33.44	Second Quarter (through June 21, 2007)	21.05	19.14

M.D.C. Holdings, Inc., through its subsidiaries, builds and sells homes under the name Richmond American Homes.  The Company also originates mortgage loans primarily for its home buyers. Its Commission file number is 001-08951.

Macy's, Inc. is a retail organization operating retail stores that sell merchandise, including men’s, women’s and children’s apparel and accessories, cosmetics, home furnishings and other consumer goods in 45 states, the District of Columbia, Puerto Rico and Guam.  Its Commission file number is 001-13536.

M.D.C. Holdings, Inc.	High	Low	Macy's, Inc.	High	Low
(ISIN: US5526761086)			(ISIN: US55616P1049)
2004			2004
First Quarter	54.46	41.28	First Quarter	27.15	23.07
Second Quarter	54.38	43.75	Second Quarter	27.53	22.43
Third Quarter	57.45	46.53	Third Quarter	24.39	21.56
Fourth Quarter	66.93	51.85	Fourth Quarter	28.90	22.29
2005			2005
First Quarter	80.76	63.73	First Quarter	32.23	27.30
Second Quarter	82.25	64.22	Second Quarter	37.25	28.75
Third Quarter	88.17	73.50	Third Quarter	38.65	31.80
Fourth Quarter	79.22	61.98	Fourth Quarter	34.79	29.01
2006			2006
First Quarter	66.88	58.72	First Quarter.	37.37	33.17
Second Quarter	68.10	50.07	Second Quarter	39.51	33.97
Third Quarter	52.07	40.43	Third Quarter	43.35	33.25
Fourth Quarter	57.31	47.26	Fourth Quarter	44.95	37.76
2007			2007
First Quarter......	60.00	47.75	First Quarter	46.51	36.89
Second Quarter (through June 21, 2007)	54.73	48.03	Second Quarter (through June 21, 2007)	46.31	38.16

Manor Care, Inc. is an owner and operator of long-term care centers in the United States. Its Commission file number is 001-10858.			Marriott International, Inc. is a worldwide operator and franchisor of hotels and related lodging facilities. Its Commission file number is 001-13881.
Manor Care, Inc.	High	Low	Marriott International, Inc.	High	Low
(ISIN: US5640551017)			(ISIN: US5719032022)
2004			2004
First Quarter	37.02	32.45	First Quarter	23.35	20.40
Second Quarter	36.16	30.37	Second Quarter	25.60	21.84
Third Quarter	32.41	29.51	Third Quarter	25.98	22.54
Fourth Quarter	35.79	29.54	Fourth Quarter	31.78	26.25
2005			2005
First Quarter	36.36	32.42	First Quarter	33.89	30.50
Second Quarter	40.64	31.20	Second Quarter	34.91	30.40
Third Quarter	40.19	35.51	Third Quarter	35.26	30.00
Fourth Quarter	40.04	36.52	Fourth Quarter	34.03	29.05
2006			2006
First Quarter	44.76	39.10	First Quarter	34.99	33.03
Second Quarter	47.16	42.25	Second Quarter	38.33	35.00
Third Quarter	53.45	46.50	Third Quarter	39.20	34.82
Fourth Quarter	52.00	46.84	Fourth Quarter	48.10	37.96
2007			2007
First Quarter	55.11	46.43	First Quarter	51.21	45.10
Second Quarter (through June 21, 2007)	68.00	55.00	Second Quarter (through June 21, 2007)	51.87	44.05

Marsh & McLennan Companies, Inc. is a global professional services firm. Its Commission file number is 001-05998.			Masco Corporation manufactures, distributes and installs home improvement and building products. Its Commission file number is 001-05794.
Marsh & McLennan Companies, Inc.	High	Low	Masco Corporation	High	Low
(ISIN: US5717481023)			(ISIN: US5745991068)
2004			2004
First Quarter	49.30	45.89	First Quarter	30.62	26.02
Second Quarter	47.00	42.59	Second Quarter	31.18	26.94
Third Quarter	46.61	42.43	Third Quarter	34.99	29.87
Fourth Quarter	46.86	24.10	Fourth Quarter	36.80	33.28
2005			2005
First Quarter	33.02	29.80	First Quarter	38.03	33.07
Second Quarter	30.13	27.41	Second Quarter	34.74	29.89
Third Quarter	30.49	26.93	Third Quarter	34.65	29.51
Fourth Quarter	33.09	28.26	Fourth Quarter	30.77	27.37
2006			2006
First Quarter	32.73	29.31	First Quarter	32.49	29.38
Second Quarter	30.96	25.92	Second Quarter	33.20	27.69
Third Quarter	29.00	24.77	Third Quarter	29.76	26.00
Fourth Quarter	32.21	27.34	Fourth Quarter	30.23	26.94
2007			2007
First Quarter	31.63	28.49	First Quarter	33.93	27.08
Second Quarter (through June 21, 2007)	33.19	29.23	Second Quarter (through June 21, 2007)	30.71	26.60

Mattel, Inc. designs, manufactures, and markets toy products. Its Commission file number is 001-05647.
MBIA Inc. provides financial guarantee insurance and other forms of credit protection as well as investment management services to public finance and structured finance issuers and investors and capital market participants on a global basis.  Its Commission file number is 001-09583.

Mattel, Inc.	High	Low	MBIA Inc.	High	Low
(ISIN: US5770811025)			(ISIN: US55262C1009)
2004			2004
First Quarter	19.50	17.90	First Quarter	67.13	59.08
Second Quarter	19.17	16.88	Second Quarter	64.86	54.71
Third Quarter	18.29	15.98	Third Quarter	58.97	53.67
Fourth Quarter	19.49	17.09	Fourth Quarter	64.83	54.04
2005			2005
First Quarter	21.42	18.35	First Quarter	62.87	52.28
Second Quarter	21.00	17.60	Second Quarter	60.81	50.50
Third Quarter	19.45	16.39	Third Quarter	62.74	55.33
Fourth Quarter	17.00	14.53	Fourth Quarter	63.83	54.44
2006			2006
First Quarter	18.13	14.78	First Quarter	63.63	57.15
Second Quarter	17.57	15.94	Second Quarter	60.74	56.50
Third Quarter	19.79	15.88	Third Quarter	64.07	56.79
Fourth Quarter	23.80	19.44	Fourth Quarter	73.31	60.86
2007			2007
First Quarter	28.73	22.66	First Quarter	73.06	64.23
Second Quarter (through June 21, 2007)	29.65	25.47	Second Quarter (through June 21, 2007)	71.54	62.69

McKesson Corporation provides supply, information and care management products and services to the healthcare industry. Its Commission file number is 001-13252.			MeadWestvaco Corporation is involved in the packaging, consumer and office products, specialty chemicals and specialty papers markets. Its Commission file number is 001-31215.
McKesson Corporation	High	Low	MeadWestvaco Corporation	High	Low
(ISIN: US58155Q1031)			(ISIN: US5833341077)
2004			2004
First Quarter	32.16	27.31	First Quarter	29.94	25.97
Second Quarter	35.80	29.80	Second Quarter	29.39	25.60
Third Quarter	32.25	25.65	Third Quarter	31.90	28.42
Fourth Quarter	32.55	22.98	Fourth Quarter	34.23	29.58
2005			2005
First Quarter	38.41	30.26	First Quarter	33.48	28.60
Second Quarter	44.79	35.08	Second Quarter	31.89	28.04
Third Quarter	47.51	44.07	Third Quarter	29.64	27.40
Fourth Quarter	52.68	43.53	Fourth Quarter	28.52	25.28
2006			2006
First Quarter	54.77	49.94	First Quarter	28.56	25.50
Second Quarter	52.64	45.00	Second Quarter	30.80	26.35
Third Quarter	54.91	45.67	Third Quarter	27.99	24.81
Fourth Quarter	53.74	48.00	Fourth Quarter	30.42	26.45
2007			2007
First Quarter	58.82	50.70	First Quarter.	32.20	28.69
Second Quarter (through June 21, 2007)	63.71	58.24	Second Quarter (through June 21, 2007)	35.93	31.33

Medco Health Solutions, Inc. provides prescription drug benefit programs and services. Its Commission file number is 001-31312.			Metso Corporation is an industrial conglomerate. Its Commission file number is 001-14400. The stock prices presented in the table below are quoted in euros.
Medco Health Solutions, Inc.	High	Low	Metso Corporation	High	Low
(ISIN: US58405U1025)			(ISIN: FI0009007835)
2004			2004
First Quarter	38.60	31.40	First Quarter	11.35	9.68
Second Quarter	37.70	32.64	Second Quarter	11.60	9.40
Third Quarter	36.94	30.00	Third Quarter	10.94	9.90
Fourth Quarter	41.62	30.80	Fourth Quarter	12.58	10.34
2005			2005
First Quarter	50.00	40.67	First Quarter	14.84	11.45
Second Quarter	54.93	49.00	Second Quarter	18.06	13.26
Third Quarter	54.83	47.50	Third Quarter	21.46	17.76
Fourth Quarter	57.56	48.50	Fourth Quarter	23.90	19.36
2006			2006
First Quarter	60.18	52.79	First Quarter	31.92	23.40
Second Quarter	5728	50.43	Second Quarter	34.30	24.08
Third Quarter	63.99	56.72	Third Quarter	29.44	25.42
Fourth Quarter	60.14	47.81	Fourth Quarter	38.44	29.14
2007			2007
First Quarter	72.53	53.19	First Quarter	41.57	36.45
Second Quarter (through June 21, 2007)	80.40	71.85	Second Quarter (through June 21, 2007)	44.45	38.59

MGIC Investment Corporation is a holding company and, through its wholly owned subsidiary Mortgage Guaranty Insurance Corporation provides private mortgage insurance.  Its Commission file number is 001-10816.
			Mohawk Industries, Inc. is a producer of floor covering products for residential and commercial applications in the United States and Europe. Its Commission file number is 001-13697.
MGIC Investment Corporation	High	Low	Mohawk Industries, Inc.	High	Low
(ISIN: US5528481030)			(ISIN: US6081901042)
2004			2004
First Quarter	70.09	56.32	First Quarter	85.27	69.58
Second Quarter	75.86	64.72	Second Quarter	83.20	69.41
Third Quarter	77.44	64.10	Third Quarter	81.30	70.25
Fourth Quarter	69.61	60.47	Fourth Quarter	91.57	74.55
2005			2005
First Quarter	69.00	60.89	First Quarter	93.66	83.63
Second Quarter	66.09	57.36	Second Quarter	88.37	77.25
Third Quarter	69.41	61.64	Third Quarter	90.98	77.03
Fourth Quarter	66.77	57.74	Fourth Quarter	89.41	75.22
2006			2006
First Quarter	72.05	62.73	First Quarter	90.14	80.63
Second Quarter	70.87	63.38	Second Quarter	80.19	69.73
Third Quarter	65.26	54.28	Third Quarter	76.27	65.00
Fourth Quarter	63.45	56.31	Fourth Quarter	79.24	70.20
2007			2007
First Quarter	70.09	56.56	First Quarter	93.89	74.86
Second Quarter (through June 21, 2007)	66.53	56.65	Second Quarter (through June 21, 2007)	103.32	82.14

Motorola, Inc. builds, markets and sell products, services and applications that make connections to people, information and entertainment possible through broadband, embedded systems and wireless networks.  Its Commission file number is 001-07221.
			Murphy Oil Corporation is a oil and gas exploration and production company with refining and marketing operations in North America and the United Kingdom. Its commission file number is 001-08590.
Motorola, Inc.	High	Low	Murphy Oil Corporation	High	Low
(ISIN: US6200761095)			(ISIN: US6267171022)
2004			2004
First Quarter	16.88	12.53	First Quarter	33.50	29.04
Second Quarter	18.55	14.52	Second Quarter	36.85	31.28
Third Quarter	16.27	12.64	Third Quarter	43.39	35.07
Fourth Quarter	18.30	14.82	Fourth Quarter	43.15	38.78
2005			2005
First Quarter	17.43	14.72	First Quarter	52.35	38.05
Second Quarter	18.87	14.61	Second Quarter	54.87	43.10
Third Quarter	23.87	18.27	Third Quarter	55.98	48.94
Fourth Quarter	24.77	19.77	Fourth Quarter	55.79	42.08
2006			2006
First Quarter	24.53	20.53	First Quarter	59.15	45.36
Second Quarter	24.08	19.31	Second Quarter	55.86	47.23
Third Quarter	25.27	18.69	Third Quarter	56.90	45.90
Fourth Quarter	26.20	20.26	Fourth Quarter	54.28	45.12
2007			2007
First Quarter	20.57	17.50	First Quarter	54.79	45.93
Second Quarter (through June 21, 2007)	18.92	17.33	Second Quarter (through June 21, 2007)	60.99	53.16

The Noble Corporation is a provider of services for the oil and gas industry. Its Commission file number is 001-31306.
Norfolk Southern Corporation controls a freight railroad, Norfolk Southern Railway Company, which is primarily engaged in the rail transportation of raw materials, intermediate products and finished goods primarily in the Southeast, East and Midwest and, via interchange with rail carriers, to and from the rest of the United States and parts of Canada. Its Commission file number is 001-08339.

Noble Corporation	High	Low	Norfolk Southern Corporation	High	Low
(ISIN: KYG654221004)			(ISIN: US6558441084)
2004			2004
First Quarter	42.36	35.07	First Quarter	23.93	20.54
Second Quarter	39.17	33.95	Second Quarter	26.52	21.54
Third Quarter	46.08	35.36	Third Quarter	29.74	24.83
Fourth Quarter	50.39	43.23	Fourth Quarter	36.50	30.05
2005			2005
First Quarter	58.34	47.31	First Quarter	38.38	33.31
Second Quarter	63.60	50.09	Second Quarter	37.14	30.01
Third Quarter	72.38	61.04	Third Quarter	40.56	31.25
Fourth Quarter	75.53	58.40	Fourth Quarter	45.20	38.58
2006			2006
First Quarter	84.30	69.99	First Quarter	54.73	42.16
Second Quarter	85.25	62.77	Second Quarter	57.35	48.28
Third Quarter	76.59	61.81	Third Quarter	53.75	40.65
Fourth Quarter	81.51	59.94	Fourth Quarter	53.73	42.93
2007			2007
First Quarter	81.11	67.74	First Quarter	53.73	46.04
Second Quarter (through June 21, 2007)	97.57	79.07	Second Quarter (through June 21, 2007)	58.64	50.57

Office Depot, Inc. is a supplier of office products and services. Its commission file number is 001-10948.
Olin Corporation is a manufacturer concentrated in three business segments: Chlor Alkali Products manufactures and sells chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, bleach products and potassium hydroxide; Metals products include copper and copper alloy sheet, strip, foil, rod, welded tube, fabricated parts and stainless steel and aluminum strip; and Winchester products include sporting ammunition, canister powder, reloading components, small caliber military ammunition and components, and industrial cartridges. Its Commission file number is 001-01070.

Office Depot, Inc.	High	Low	Olin Corporation	High	Low
(ISIN: US6762201068)			(ISIN: US6806652052)
2004			2004
First Quarter	18.86	15.51	First Quarter	20.51	16.44
Second Quarter	19.45	16.06	Second Quarter	18.93	15.50
Third Quarter	18.45	14.72	Third Quarter	20.00	15.97
Fourth Quarter	17.39	14.12	Fourth Quarter	22.79	18.44
2005			2005
First Quarter	22.85	16.61	First Quarter	25.00	20.30
Second Quarter	23.04	19.44	Second Quarter	23.47	17.47
Third Quarter	31.34	22.67	Third Quarter	19.94	17.64
Fourth Quarter	31.55	24.73	Fourth Quarter	19.94	17.15
2006			2006
First Quarter	37.70	30.77	First Quarter	21.73	19.68
Second Quarter	44.46	36.77	Second Quarter	22.51	16.61
Third Quarter	40.69	34.34	Third Quarter	18.29	14.46
Fourth Quarter	43.06	37.32	Fourth Quarter	17.57	15.27
2007			2007
First Quarter	39.52	32.90	First Quarter	17.96	16.14
Second Quarter (through June 21, 2007)	36.53	33.04	Second Quarter (through June 21, 2007)	20.51	16.50

ONEOK, Inc. purchases, transports, stores and distributes natural gas. Its Commission file number is 001-13643.			Owens Corning is a producer of residential and commercial building materials and glass fiber reinforcements and other similar materials for composite systems. Its commission file number is 001-33100.
ONEOK, Inc.	High	Low	Owens Corning	High	Low
(ISIN: US6826801036)			(ISIN: #N/A N.A.)
2004			2004
First Quarter	23.37	21.74	First Quarter	0.51	0.51
Second Quarter	22.93	19.80	Second Quarter	0.51	0.51
Third Quarter	26.02	20.97	Third Quarter	0.51	0.51
Fourth Quarter	28.90	25.66	Fourth Quarter	0.51	0.51
2005			2005
First Quarter	30.94	27.10	First Quarter	0.51	0.51
Second Quarter	32.65	28.68	Second Quarter	0.51	0.51
Third Quarter	35.72	32.36	Third Quarter	0.51	0.51
Fourth Quarter	34.68	26.63	Fourth Quarter	0.51	0.51
2006			2006
First Quarter.	32.35	26.56	First Quarter	0.51	0.51
Second Quarter	34.80	30.29	Second Quarter	0.51	0.51
Third Quarter	39.17	33.18	Third Quarter	0.51	0.51
Fourth Quarter	44.26	38.25	Fourth Quarter	0.51	0.51
2007			2007
First Quarter	46.13	40.12	First Quarter	0.51	0.51
Second Quarter (through June 21, 2007)	54.58	44.57	Second Quarter (through June 21, 2007)	0.51	0.51

Pactiv Corporation is a producer of consumer and foodservice/food packaging products. Its Commission file number is 001-15157.
Pearson PLC is a global publishing company with its principal operations in the education, business information and consumer publishing markets.  Its Commission file number is 001-16055.  The stock prices presented in the table below are quoted in pence sterling.

Pactiv Corporation	High	Low	Pearson PLC	High	Low
(ISIN: US6952571056)			(ISIN: GB0006776081)
2004			2004
First Quarter	23.90	20.49	First Quarter	656.50	583.50
Second Quarter	25.05	22.05	Second Quarter	681.50	622.50
Third Quarter	24.92	22.31	Third Quarter	657.00	579.00
Fourth Quarter	25.68	22.49	Fourth Quarter	640.00	590.00
2005			2005
First Quarter	25.48	21.66	First Quarter	662.00	608.00
Second Quarter	23.42	21.17	Second Quarter	667.50	628.00
Third Quarter	22.22	17.06	Third Quarter	694.50	652.00
Fourth Quarter	22.01	16.81	Fourth Quarter	692.00	615.50
2006			2006
First Quarter	24.75	21.60	First Quarter	810.50	670.50
Second Quarter	25.95	22.98	Second Quarter	797.00	688.00
Third Quarter	28.71	22.73	Third Quarter	766.50	689.00
Fourth Quarter	36.33	28.19	Fourth Quarter	796.00	742.00
2007			2007
First Quarter	36.65	31.01	First Quarter	872.00	762.00
Second Quarter (through June 21, 2007)	36.36	31.75	Second Quarter (through June 21, 2007)	914.50	824.50

Pulte Homes, Inc. is a publicly held holding company whose subsidiaries engage in the homebuilding and financial services businesses. Its Commission file number is 001-09804.			Quest Diagnostics Incorporated is a provider of diagnostic testing, information and services. Its Commission file number is 001-12215.
Pulte Homes, Inc.	High	Low	Quest Diagnostics Incorporated	High	Low
(ISIN: US7458671010)			(ISIN: US74834L1008)
2004			2004
First Quarter	28.86	21.42	First Quarter	42.71	36.13
Second Quarter	27.75	22.80	Second Quarter	44.30	40.88
Third Quarter	31.85	24.45	Third Quarter	44.11	39.69
Fourth Quarter	32.50	23.73	Fourth Quarter	48.30	42.32
2005			2005
First Quarter	39.82	30.17	First Quarter	52.57	44.51
Second Quarter	43.00	33.83	Second Quarter	54.50	51.18
Third Quarter	47.93	41.44	Third Quarter	53.65	47.50
Fourth Quarter	43.20	35.18	Fourth Quarter	52.51	45.64
2006			2006
First Quarter	44.65	36.04	First Quarter	53.77	49.00
Second Quarter	41.35	26.56	Second Quarter	59.92	49.48
Third Quarter	33.23	26.84	Third Quarter	64.28	58.00
Fourth Quarter	34.80	28.29	Fourth Quarter	60.90	48.70
2007			2007
First Quarter	35.10	25.99	First Quarter	53.92	48.73
Second Quarter (through June 21, 2007)	28.82	24.36	Second Quarter (through June 21, 2007)	54.31	48.17

R.R. Donnelley & Sons Company is a service provider of print and related services, including business process outsourcing. Its Commission file number is 001-04694.			Radian Group Inc. is a global credit enhancement company. Its Commission file number is 001-11356.
R.R. Donnelley & Sons Company	High	Low	Radian Group Inc.	High	Low
(ISIN: US2578671016)			(ISIN: US7502361014)
2004			2004
First Quarter	32.21	27.95	First Quarter	51.43	40.95
Second Quarter	33.09	28.50	Second Quarter	48.77	43.86
Third Quarter	32.57	29.42	Third Quarter	48.67	43.43
Fourth Quarter	35.29	30.90	Fourth Quarter	54.00	43.40
2005			2005
First Quarter	34.82	29.94	First Quarter	52.92	46.79
Second Quarter	34.51	31.32	Second Quarter	47.68	43.61
Third Quarter	38.00	34.85	Third Quarter	53.55	46.89
Fourth Quarter	37.38	33.00	Fourth Quarter	59.72	47.72
2006			2006
First Quarter	34.41	31.63	First Quarter	61.11	55.34
Second Quarter	33.80	29.69	Second Quarter	64.33	58.24
Third Quarter	34.42	28.70	Third Quarter	64.45	58.60
Fourth Quarter	35.95	32.92	Fourth Quarter	61.46	51.66
2007			2007
First Quarter	38.59	35.30	First Quarter	66.51	53.17
Second Quarter (through June 21, 2007)	43.98	36.85	Second Quarter (through June 21, 2007)	63.34	52.44

Republic Services, Inc. is a provider of services in the domestic non-hazardous solid waste industry. Its Commission file number is 001-14267.
Rinker Group Limited Materials produces and/or delivers aggregate; cement; concrete, concrete block and asphalt.  Its Commission file number is 001-31823. The stock prices presented in the table below are quoted in Australian dollars.

Republic Services, Inc.	High	Low	Rinker Group Limited	High	Low
(ISIN: US7607591002)			(ISIN: AU000000RIN3)
2004			2004
First Quarter	18.05	16.55	First Quarter	7.06	5.89
Second Quarter	19.67	18.39	Second Quarter	7.77	6.45
Third Quarter	19.84	17.89	Third Quarter	8.42	7.57
Fourth Quarter	22.65	19.37	Fourth Quarter	10.32	8.22
2005			2005
First Quarter	22.35	20.23	First Quarter	11.46	10.00
Second Quarter	24.35	21.80	Second Quarter	13.56	10.34
Third Quarter	25.04	22.70	Third Quarter	16.10	13.00
Fourth Quarter	25.39	22.27	Fourth Quarter	16.19	13.80
2006			2006
First Quarter	28.34	24.65	First Quarter	19.15	15.34
Second Quarter	29.34	25.91	Second Quarter	21.44	15.29
Third Quarter	27.33	25.26	Third Quarter	16.02	12.31
Fourth Quarter	28.75	26.64	Fourth Quarter	18.75	13.85
2007			2007
First Quarter	29.55	26.61	First Quarter	19.48	17.58
Second Quarter (through June 21, 2007)	31.00	27.19	Second Quarter (through June 21, 2007)	19.38	17.80

RPM International Inc. subsidiaries manufacture, market and sell paints, protective coatings and roofing systems, sealants and adhesives. Its Commission file number is 001-14187.			Ryder System, Inc., a Florida corporations is involved in transportation and supply chain management solutions. Its Commission file number is 001-04364.
RPM International Inc.	High	Low	Ryder System, Inc.	High	Low
(ISIN: US7496851038)			(ISIN: US7835491082)
2004			2004
First Quarter	17.10	14.92	First Quarter	38.73	33.67
Second Quarter	16.95	13.50	Second Quarter	40.75	35.34
Third Quarter	17.65	14.02	Third Quarter	47.04	38.13
Fourth Quarter	19.83	17.06	Fourth Quarter	55.11	46.76
2005			2005
First Quarter	19.36	17.63	First Quarter	47.00	41.52
Second Quarter	18.70	16.58	Second Quarter	42.36	34.60
Third Quarter	19.13	17.49	Third Quarter	39.74	32.09
Fourth Quarter	18.87	17.11	Fourth Quarter	43.63	32.70
2006			2006
First Quarter	18.90	17.29	First Quarter	45.91	40.32
Second Quarter	19.46	17.90	Second Quarter	58.56	44.98
Third Quarter	19.54	17.64	Third Quarter	58.00	47.89
Fourth Quarter	20.95	18.57	Fourth Quarter	55.30	50.56
2007			2007
First Quarter	24.18	20.84	First Quarter	55.44	48.59
Second Quarter (through June 21, 2007)	23.43	21.13	Second Quarter (through June 21, 2007)	54.30	49.48

Safeway Inc. is a food and drug retailer. Its Commission file number is 001-00041.			Sara Lee Corporation is a global manufacturer and marketer of products for consumers. Its Commission file number is 001-03344.
Safeway Inc.	High	Low	Sara Lee Corporation	High	Low
(ISIN: US7865142084)			(ISIN: US8031111037)
2004			2004
First Quarter	23.53	19.99	First Quarter	19.26	17.30
Second Quarter	25.40	20.95	Second Quarter	19.96	18.61
Third Quarter	25.04	19.24	Third Quarter	19.76	17.82
Fourth Quarter	20.20	17.34	Fourth Quarter	20.86	18.97
2005			2005
First Quarter	19.58	17.92	First Quarter	21.25	17.89
Second Quarter	24.47	18.26	Second Quarter	18.83	16.44
Third Quarter	25.85	22.57	Third Quarter	17.77	15.89
Fourth Quarter	26.05	22.10	Fourth Quarter	16.20	14.89
2006			2006
First Quarter	25.54	22.37	First Quarter	16.14	14.84
Second Quarter	26.00	23.17	Second Quarter	15.92	13.60
Third Quarter	31.18	24.75	Third Quarter	16.07	13.75
Fourth Quarter	35.31	28.18	Fourth Quarter	17.19	16.06
2007			2007
First Quarter	37.52	33.23	First Quarter	17.42	16.31
Second Quarter (through June 21, 2007)	38.00	33.84	Second Quarter (through June 21, 2007)	18.12	16.41

Sealed Air Corporation, operating through its subsidiaries, manufactures and sells food and protective packaging products. Its Commission file number is 001-12139.
SLM Corporation is involved in originating and holding student loans by providing funding, delivery and servicing support for education loans in the United States through its participation in the Federal Family Education Loan Program and through offering non-federally guaranteed Private Education Loans. Its Commission file number is 001-13251.

Sealed Air Corporation	High	Low	SLM Corporation	High	Low
(ISIN: US81211K1007)			(ISIN: US78442P1066)
2004			2004
First Quarter	27.28	23.54	First Quarter	42.76	37.04
Second Quarter	26.70	23.83	Second Quarter	42.27	37.37
Third Quarter	26.25	22.14	Third Quarter	44.60	36.99
Fourth Quarter	26.75	22.55	Fourth Quarter	54.24	42.79
2005			2005
First Quarter	26.85	23.58	First Quarter	54.97	46.40
Second Quarter	27.25	23.88	Second Quarter	51.06	46.08
Third Quarter	26.98	23.01	Third Quarter	53.66	49.20
Fourth Quarter	28.22	23.01	Fourth Quarter	55.82	51.61
2006			2006
First Quarter	29.49	27.05	First Quarter	58.12	51.94
Second Quarter	29.52	25.25	Second Quarter	54.82	50.67
Third Quarter	27.34	22.91	Third Quarter	52.96	46.00
Fourth Quarter	32.78	26.89	Fourth Quarter	51.46	44.99
2007			2007
First Quarter	33.72	30.93	First Quarter	49.66	40.78
Second Quarter (through June 21, 2007)	33.56	30.71	Second Quarter (through June 21, 2007)	57.72	40.75

Southwest Airlines Co. is a passenger airline that provides scheduled air transportation in the United States. Its Commission file number is 001-07259.			Spectra Energy Corp. owns and operates natural gas-related energy assets. Its Commission file number is 001-33007.
Southwest Airlines Co.	High	Low	Spectra Energy Corp.	High	Low
(ISIN: US8447411088)			(ISIN: US8475601097)
2004			2004
First Quarter	16.56	13.21	First Quarter	0.00	0.00
Second Quarter	17.00	13.89	Second Quarter	0.00	0.00
Third Quarter	16.49	13.31	Third Quarter	0.00	0.00
Fourth Quarter	16.36	13.57	Fourth Quarter	0.00	0.00
2005			2005
First Quarter	16.07	13.79	First Quarter	0.00	0.00
Second Quarter	15.50	13.77	Second Quarter	0.00	0.00
Third Quarter	14.85	13.14	Third Quarter	0.00	0.00
Fourth Quarter	16.82	14.69	Fourth Quarter	0.00	0.00
2006			2006
First Quarter	17.99	15.87	First Quarter	0.00	0.00
Second Quarter	17.97	15.18	Second Quarter	0.00	0.00
Third Quarter ....	18.15	15.85	Third Quarter	0.00	0.00
Fourth Quarter	16.86	14.62	Fourth Quarter	28.67	27.75
2007			2007
First Quarter	16.57	14.63	First Quarter	29.05	23.83
Second Quarter (through June 21, 2007)	15.66	14.13	Second Quarter (through June 21, 2007)	27.12	25.37

Sprint Nextel Corporation is a global communications company offering wireless and wireline communications products and services. Its Commission file number is 001-04721.			Starwood Hotels & Resorts Worldwide, Inc. is a hotel and leisure company. Its Commission file number is 001-07959.
Sprint Nextel Corporation	High	Low	Starwood Hotels & Resorts Worldwide, Inc	High	Low
(ISIN: US8520611000)			(ISIN: US85590A4013)
2004			2004
First Quarter	17.43	14.81	First Quarter	32.89	28.20
Second Quarter	17.86	15.38	Second Quarter	36.24	31.20
Third Quarter	18.60	15.71	Third Quarter	37.51	32.77
Fourth Quarter	22.77	18.10	Fourth Quarter	48.04	37.49
2005			2005
First Quarter	22.54	19.96	First Quarter	49.13	44.89
Second Quarter	22.93	19.67	Second Quarter	49.03	41.81
Third Quarter	24.40	21.36	Third Quarter	51.87	44.22
Fourth Quarter	23.32	20.27	Fourth Quarter	52.40	44.67
2006			2006
First Quarter.	23.72	20.51	First Quarter	55.02	47.82
Second Quarter	24.22	19.49	Second Quarter	62.82	53.00
Third Quarter	20.52	16.08	Third Quarter	61.51	50.19
Fourth Quarter	20.50	16.87	Fourth Quarter	65.61	56.99
2007			2007
First Quarter	19.96	17.00	First Quarter	69.02	60.25
Second Quarter (through June 21, 2007)	23.34	19.18	Second Quarter (through June 21, 2007)	73.71	66.93

STMicroelectronics N.V. is a global independent semiconductor company that designs, develops, manufactures and markets semiconductor products used in microelectronic applications, including automotive products, computer peripherals, telecommunications systems, consumer products, industrial automation and control systems. Its Commission file number is 001-13546. The stock prices presented in the table below are quoted in euros.

Stora Enso Oyj is an integrated paper, packaging and forest products company, producing publication and fine paper, packaging board and wood products. Its Commission file number is 001-15112. The stock prices presented in the table below are quoted in euros.

STMicroelectronics N.V.	High	Low	Stora Enso Oyj	High	Low
(ISIN: NL0000226223)			(ISIN: FI0009005961)
2004			2004
First Quarter	23.58	18.43	First Quarter	11.39	9.97
Second Quarter	20.38	17.10	Second Quarter	11.64	10.34
Third Quarter	17.72	13.61	Third Quarter	11.75	10.45
Fourth Quarter	16.20	13.80	Fourth Quarter	12.02	10.93
2005			2005
First Quarter	14.30	12.48	First Quarter	12.01	10.75
Second Quarter	13.60	10.89	Second Quarter	11.14	10.05
Third Quarter	14.92	13.02	Third Quarter	11.64	10.22
Fourth Quarter	15.74	13.33	Fourth Quarter	11.60	10.43
2006			2006
First Quarter	16.38	14.11	First Quarter	13.50	10.96
Second Quarter	15.73	11.92	Second Quarter	12.86	10.11
Third Quarter	13.75	11.48	Third Quarter	12.37	10.69
Fourth Quarter	14.35	13.17	Fourth Quarter	12.83	11.62
2007			2007
First Quarter	15.20	14.03	First Quarter	13.19	11.82
Second Quarter (through June 21, 2007)	15.32	13.95	Second Quarter (through June 21, 2007)	14.36	12.64

Sunoco, Inc. is a petroleum refiner and marketer and chemicals manufacturer with interests in logistics and cokemaking. Its Commission file number is 001-06841.
Talisman is an independent, Canadian based, international upstream oil and gas company whose main business activities include exploration, development, production and marketing of crude oil, natural gas and natural gas liquids.   Its Commission file number is 001-06665.  The stock prices presented in the table below are quoted in Canadian dollars.

Sunoco, Inc.	High	Low	Talisman Energy Inc.	High	Low
(ISIN: US86764P1093)			(ISIN: CA87425E1034)
2004			2004
First Quarter	31.59	25.40	First Quarter	8.97	7.87
Second Quarter	32.62	29.26	Second Quarter	9.90	8.61
Third Quarter	36.99	29.50	Third Quarter	10.93	9.63
Fourth Quarter	42.20	35.56	Fourth Quarter	11.51	10.18
2005			2005
First Quarter	52.63	38.33	First Quarter	14.48	10.66
Second Quarter	58.41	47.21	Second Quarter	16.07	12.46
Third Quarter	79.65	58.91	Third Quarter	19.75	15.30
Fourth Quarter	83.82	65.97	Fourth Quarter	20.63	16.35
2006			2006
First Quarter	96.21	72.38	First Quarter	24.75	19.80
Second Quarter .	87.14	60.60	Second Quarter	22.93	16.92
Third Quarter	79.23	58.64	Third Quarter	20.79	17.21
Fourth Quarter	68.98	58.83	Fourth Quarter	20.47	16.85
2007			2007
First Quarter	71.16	57.12	First Quarter	21.04	17.79
Second Quarter (through June 21, 2007)	85.84	71.06	Second Quarter (through June 21, 2007)	22.50	20.75

TELUS Corporation is a telecommunications company. Its Commission file number is 001-15144. The stock prices presented in the table below are quoted in Canadian dollars.
Temple-Inland Inc. is a holding company that, through its subsidiaries, operates four business segments: corrugated packaging, forest products, real estate and financial services. Its Commission file number is 001-08634.

TELUS Corporation	High	Low	Temple-Inland Inc.	High	Low
(ISIN: CA87971M1032)			(ISIN: US8798681073)
2004			2004
First Quarter.	27.85	23.30	First Quarter	33.03	28.97
Second Quarter	25.25	21.54	Second Quarter	34.63	30.25
Third Quarter	27.15	21.45	Third Quarter	34.99	32.22
Fourth Quarter	36.56	27.15	Fourth Quarter	34.20	28.75
2005			2005
First Quarter	39.76	35.30	First Quarter	42.00	31.80
Second Quarter	44.80	37.02	Second Quarter	37.50	32.54
Third Quarter	49.87	41.95	Third Quarter	40.85	36.59
Fourth Quarter	48.50	44.05	Fourth Quarter	44.85	35.87
2006			2006
First Quarter	48.90	43.00	First Quarter	47.33	41.44
Second Quarter	48.29	44.15	Second Quarter	47.50	38.31
Third Quarter	64.15	44.47	Third Quarter	45.33	40.04
Fourth Quarter	64.93	53.00	Fourth Quarter	46.05	38.04
2007			2007
First Quarter	59.20	53.05	First Quarter	62.01	45.58
Second Quarter (through June 21, 2007)	65.86	58.83	Second Quarter (through June 21, 2007)	64.27	59.24

Textron Inc. is a global, multi-industry company with operations in aircraft, industrial products, and finance. Its Commission file number is 001-05480.
The Black & Decker Corporation is a global manufacturer and marketer of power tools and accessories, hardware and home improvement products and technology-based fastening systems. The Company targets customers worldwide.  Its Commission file number is 001-01553.

Textron Inc.	High	Low	The Black & Decker Corporation	High	Low
(ISIN: US8832031012)			(ISIN: US0917971006)
2004			2004
First Quarter	58.28	50.84	First Quarter	56.94	48.25
Second Quarter	59.43	52.45	Second Quarter	62.13	55.72
Third Quarter	65.32	57.38	Third Quarter	77.44	59.33
Fourth Quarter	74.63	63.04	Fourth Quarter	89.19	76.28
2005			2005
First Quarter	80.05	68.61	First Quarter	87.75	77.61
Second Quarter	78.30	71.11	Second Quarter	90.80	78.40
Third Quarter	78.80	65.85	Third Quarter	92.95	80.62
Fourth Quarter	80.00	69.00	Fourth Quarter	88.51	76.18
2006			2006
First Quarter	94.40	75.76	First Quarter	89.83	82.47
Second Quarter	98.10	82.51	Second Quarter	93.69	80.63
Third Quarter	93.13	81.10	Third Quarter	83.79	66.14
Fourth Quarter	98.38	88.19	Fourth Quarter	89.30	77.58
2007			2007
First Quarter	98.20	88.16	First Quarter	90.09	79.39
Second Quarter (through June 21, 2007)	113.81	90.69	Second Quarter (through June 21, 2007)	95.52	82.00

The Dow Chemical Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. Its Commission file number is 001-03433.			The Home Depot, Inc. is a home improvement retailer. Its Commission file number is 001-08207.
The Dow Chemical Company	High	Low	The Home Depot, Inc.	High	Low
(ISIN: US2605431038)			(ISIN: US4370761029)
2004			2004
First Quarter	43.83	37.73	First Quarter	37.45	34.84
Second Quarter	41.88	36.86	Second Quarter	37.24	33.00
Third Quarter	45.18	38.41	Third Quarter	39.38	32.88
Fourth Quarter	51.02	42.57	Fourth Quarter	43.79	38.67
2005			2005
First Quarter	56.42	47.70	First Quarter	43.10	37.69
Second Quarter	50.28	43.67	Second Quarter	40.34	35.09
Third Quarter	49.14	40.63	Third Quarter	43.95	37.85
Fourth Quarter	47.20	41.19	Fourth Quarter	42.58	37.68
2006			2006
First Quarter	44.93	40.60	First Quarter	43.81	38.73
Second Quarter	42.95	37.14	Second Quarter	42.65	35.79
Third Quarter	39.70	33.54	Third Quarter	37.22	33.13
Fourth Quarter	41.45	38.46	Fourth Quarter	40.16	35.76
2007			2007
First Quarter	47.08	39.39	First Quarter	41.76	36.74
Second Quarter (through June 21, 2007)	46.63	44.03	Second Quarter (through June 21, 2007)	40.03	36.79

The Kroger Co. is a retailer in the United States and also manufactures and processes some of the food for sale in its supermarkets. Its Commission file number is 001-00303.
The Lubrizol Corporation is a specialty chemical company that produces and supplies technologies to its customers’ products in the global transportation, industrial and consumer markets. Its Commission file number is 001-05263.

The Kroger Co.	High	Low	The Lubrizol Corporation	High	Low
(ISIN: US5010441013)			(ISIN: US5492711040)
2004			2004
First Quarter.	19.46	16.16	First Quarter	33.29	29.86
Second Quarter	18.20	16.20	Second Quarter	36.62	30.68
Third Quarter	18.00	14.97	Third Quarter	37.36	33.20
Fourth Quarter	17.54	14.73	Fourth Quarter	37.26	32.38
2005			2005
First Quarter	18.05	15.32	First Quarter	43.39	35.25
Second Quarter	19.67	15.27	Second Quarter	42.86	37.07
Third Quarter	20.62	18.86	Third Quarter	44.00	39.47
Fourth Quarter	20.55	18.71	Fourth Quarter	43.70	40.20
2006			2006
First Quarter	20.84	18.27	First Quarter	45.74	42.09
Second Quarter	21.86	19.42	Second Quarter	43.96	38.75
Third Quarter	24.08	21.79	Third Quarter	46.14	38.35
Fourth Quarter	24.29	21.46	Fourth Quarter	50.25	45.00
2007			2007
First Quarter	28.63	23.07	First Quarter	53.90	49.07
Second Quarter (through June 21, 2007)	31.41	28.55	Second Quarter (through June 21, 2007)	69.00	51.75

The New York Times Company is a media company that currently includes newspapers, Internet businesses, television and radio stations, investments in paper mills and other investments. Its Commission file number is 001-05837.

The PMI Group, Inc. provides financial products designed to reduce risk, lower costs and expand market access for residential mortgages, public finance obligations and asset-backed securities. Its Commission file number is 001-13664.

The New York Times Company	High	Low	The PMI Group, Inc.	High	Low
(ISIN: US6501111073)			(ISIN: US69344M1018)
2004			2004
First Quarter	49.13	43.84	First Quarter	41.50	36.15
Second Quarter	47.09	44.71	Second Quarter	44.63	38.62
Third Quarter	44.53	38.72	Third Quarter	43.67	38.28
Fourth Quarter	41.52	38.76	Fourth Quarter	41.80	36.70
2005			2005
First Quarter	40.54	35.56	First Quarter	41.77	37.45
Second Quarter	36.00	30.74	Second Quarter	39.27	34.78
Third Quarter	34.59	29.75	Third Quarter	42.24	38.45
Fourth Quarter	29.33	26.18	Fourth Quarter	41.41	37.30
2006			2006
First Quarter	28.90	25.30	First Quarter	46.11	41.07
Second Quarter	25.70	22.88	Second Quarter	46.73	43.66
Third Quarter	24.37	21.58	Third Quarter	44.88	41.65
Fourth Quarter	24.87	22.52	Fourth Quarter	47.88	41.96
2007			2007
First Quarter	26.40	22.90	First Quarter	50.21	42.29
Second Quarter (through June 21, 2007)	26.55	23.40	Second Quarter (through June 21, 2007)	50.07	44.04

The Ryland Group, Inc., is a homebuilders and mortgage-finance company. Its Commission file number is 001-08029.
The Sherwin-Williams Company is engaged in the manufacture, distribution and sale of paint, coatings and related products to professional, industrial, commercial and retail customers primarily in North and South America. Its Commission file number is 001-04851.

Ryland Group Inc.	High	Low	The Sherwin-Williams Company	High	Low
(ISIN: US7837641031)			(ISIN: US8243481061)
2004			2004
First Quarter	46.30	36.07	First Quarter	38.43	33.06
Second Quarter	44.25	36.34	Second Quarter	41.55	36.06
Third Quarter	46.95	34.69	Third Quarter	43.96	38.19
Fourth Quarter	57.63	42.45	Fourth Quarter	45.48	40.78
2005			2005
First Quarter	71.81	53.97	First Quarter	46.29	42.42
Second Quarter	76.37	58.06	Second Quarter	47.09	42.06
Third Quarter	83.13	65.97	Third Quarter	48.63	41.88
Fourth Quarter	76.97	62.25	Fourth Quarter	45.90	40.75
2006			2006
First Quarter	82.37	64.83	First Quarter	54.00	41.29
Second Quarter	73.24	41.64	Second Quarter	52.83	45.35
Third Quarter	46.16	34.82	Third Quarter	56.84	44.33
Fourth Quarter	56.48	42.69	Fourth Quarter	64.61	55.78
2007			2007
First Quarter	59.29	42.19	First Quarter	70.95	61.70
Second Quarter (through June 21, 2007)	47.79	40.25	Second Quarter (through June 21, 2007)	68.50	63.43

The TJX Companies, Inc. is an off-price retailer of apparel and home fashions in the United States and worldwide. Its Commission file number is 001-04908.			The Western Union Company is involved in global money transfer. Its commission file number is 001-32903.
The TJX Companies, Inc.	High	Low	The Western Union Company	High	Low
(ISIN: US8725401090)			(ISIN: US9598021098)
2004			2004
First Quarter	24.56	21.58	First Quarter	0.00	0.00
Second Quarter	26.35	23.42	Second Quarter	0.00	0.00
Third Quarter	24.18	20.95	Third Quarter	0.00	0.00
Fourth Quarter	25.28	22.00	Fourth Quarter	0.00	0.00
2005			2005
First Quarter	25.89	24.10	First Quarter	0.00	0.00
Second Quarter	24.55	22.54	Second Quarter	0.00	0.00
Third Quarter	25.01	20.26	Third Quarter	0.00	0.00
Fourth Quarter	23.48	20.38	Fourth Quarter	0.00	0.00
2006			2006
First Quarter	25.93	23.15	First Quarter	0.00	0.00
Second Quarter	24.58	22.24	Second Quarter	0.00	0.00
Third Quarter	28.78	22.23	Third Quarter	19.40	17.35
Fourth Quarter	29.80	26.94	Fourth Quarter	24.12	18.58
2007			2007
First Quarter	30.04	26.00	First Quarter	23.55	20.94
Second Quarter (through June 21, 2007)	29.02	27.08	Second Quarter (through June 21, 2007)	23.26	20.87

Thomson provides a wide range of video (and enabling) technologies, systems, finished products and services to customers and professionals in the entertainment and media industries. Its Commission file number is 001-14974. The stock prices presented in the table below are quoted in euros.
			Time Warner Inc. is a media and entertainment company. Its Commission file number is 001-15062.
THOMSON	High	Low	Time Warner Inc.	High	Low
(ISIN: FR0000184533)			(ISIN: US8873171057)
2004			2004
First Quarter	18.46	13.99	First Quarter	19.07	16.22
Second Quarter	16.76	14.79	Second Quarter	17.69	16.25
Third Quarter	16.86	14.21	Third Quarter	17.54	15.60
Fourth Quarter	19.45	16.78	Fourth Quarter	19.55	16.23
2005			2005
First Quarter	21.40	18.16	First Quarter	19.41	17.14
Second Quarter	21.11	18.91	Second Quarter	17.97	16.66
Third Quarter	20.00	17.17	Third Quarter	18.90	16.25
Fourth Quarter	18.32	15.32	Fourth Quarter	18.33	17.23
2006			2006
First Quarter	19.03	14.08	First Quarter	18.57	16.74
Second Quarter	16.68	12.53	Second Quarter	17.63	16.62
Third Quarter	13.38	11.77	Third Quarter	18.60	15.77
Fourth Quarter	14.90	12.25	Fourth Quarter	22.22	18.14
2007			2007
First Quarter	15.52	13.58	First Quarter	22.96	19.42
Second Quarter (through June 21, 2007)	14.64	13.72	Second Quarter (through June 21, 2007)	21.91	20.07

Toll Brothers, Inc. designs, builds, markets and arranges financing for single-family detached and attached homes in luxury residential communities. Its Commission file number is 001-09186.
Universal Health Services, Inc.’s principal business is owning and operating, through its subsidiaries, acute care hospitals, behavioral health centers, surgical hospitals, ambulatory surgery centers and radiation oncology centers. Its Commission file number is 001-10765.

Toll Brothers, Inc.	High	Low	Universal Health Services, Inc.	High	Low
(ISIN: US8894781033)			(ISIN: US9139031002)
2004			2004
First Quarter	23.87	18.79	First Quarter	56.51	43.97
Second Quarter	22.78	18.43	Second Quarter	46.55	42.53
Third Quarter	23.90	18.95	Third Quarter	46.10	42.04
Fourth Quarter	34.31	21.33	Fourth Quarter	48.51	39.87
2005			2005
First Quarter	45.00	32.85	First Quarter	52.40	42.42
Second Quarter	52.24	36.16	Second Quarter	63.20	51.61
Third Quarter	58.25	41.51	Third Quarter	62.04	47.36
Fourth Quarter	43.65	33.62	Fourth Quarter	49.67	45.54
2006			2006
First Quarter	39.90	29.35	First Quarter	51.31	45.27
Second Quarter	35.83	25.53	Second Quarter	52.85	48.47
Third Quarter	28.85	22.67	Third Quarter	60.07	50.12
Fourth Quarter	33.01	26.82	Fourth Quarter	59.78	50.99
2007			2007
First Quarter	35.35	27.34	First Quarter	60.19	55.17
Second Quarter (through June 21, 2007)	30.59	26.43	Second Quarter (through June 21, 2007)	63.00	56.87

UPM-Kymmene Corporation’s core businesses are the production, sales and marketing of magazine papers, newsprint and fine and speciality papers. Its Commission file number is 001-14932.  The stock prices presented in the table below are quoted in euros.
			Viacom Inc. operates cable television networks and produces motion pictures. Its Commission file number is 001-32686.
UPM-Kymmene Corporation	High	Low	Viacom Inc.	High	Low
(ISIN: FI0009005987)			(ISIN: US92553P2011)
2004			2004
First Quarter	16.36	14.47	First Quarter	0.00	0.00
Second Quarter	16.03	14.51	Second Quarter	0.00	0.00
Third Quarter	16.17	14.84	Third Quarter	0.00	0.00
Fourth Quarter	17.00	15.29	Fourth Quarter	0.00	0.00
2005			2005
First Quarter	17.96	15.88	First Quarter	0.00	0.00
Second Quarter	16.58	15.10	Second Quarter	000	0.00
Third Quarter	17.17	15.39	Third Quarter	0.00	0.00
Fourth Quarter	16.88	15.51	Fourth Quarter	44.90	39.95
2006			2006
First Quarter	20.91	15.99	First Quarter	43.60	38.05
Second Quarter	20.04	15.50	Second Quarter	40.25	35.55
Third Quarter	19.09	16.24	Third Quarter	37.69	33.10
Fourth Quarter	19.90	18.31	Fourth Quarter	41.03	37.06
2007			2007
First Quarter	20.46	18.61	First Quarter	42.51	38.52
Second Quarter (through June 21, 2007)	19.43	17.88	Second Quarter (through June 21, 2007)	44.92	40.04

Washington Mutual, Inc. is a consumer and small business banking company with operations in major U.S markets. Its Commission file number is 001-14667.
Waste Management, Inc. provides integrated waste services to commercial, industrial, municipal and residential customers throughout the United States, Puerto Rico and Canada.  Its Commission file number is 001-12154.

Washington Mutual, Inc.	High	Low	Waste Management, Inc.	High	Low
(ISIN: US9393221034)			(ISIN: US94106L1098)
2004			2004
First Quarter	45.28	39.61	First Quarter	30.18	27.60
Second Quarter	44.25	38.47	Second Quarter	30.73	27.75
Third Quarter	40.19	37.63	Third Quarter	30.06	26.48
Fourth Quarter	42.32	37.85	Fourth Quarter	31.10	26.17
2005			2005
First Quarter	42.55	38.96	First Quarter	30.28	28.59
Second Quarter	42.73	37.78	Second Quarter	29.89	27.40
Third Quarter	43.60	39.22	Third Quarter	29.53	27.04
Fourth Quarter	44.54	36.92	Fourth Quarter	31.01	27.09
2006			2006
First Quarter	45.51	41.89	First Quarter	35.30	30.27
Second Quarter	46.48	42.53	Second Quarter	38.18	34.20
Third Quarter	46.42	41.47	Third Quarter	37.20	33.16
Fourth Quarter	46.29	42.19	Fourth Quarter	38.52	35.74
2007			2007
First Quarter	45.56	39.79	First Quarter	38.41	32.84
Second Quarter (through June 21, 2007)	44.41	38.87	Second Quarter (through June 21, 2007)	39.96	33.98

Weyerhaeuser Company is an integrated forest products company that grows and harvests trees, builds homes and makes wood and paper products. Its Commission file number is 001-04825.			Whirlpool Corporation is a manufacturer and marketer of major home appliances. Its Commission file number is 001-03932.
Weyerhaeuser Company	High	Low	Whirlpool Corporation	High	Low
(ISIN: US9621661043)			(ISIN: US9633201069)
2004			2004
First Quarter	66.76	60.00	First Quarter	79.38	66.75
Second Quarter	67.80	56.04	Second Quarter	70.81	62.09
Third Quarter	66.48	58.57	Third Quarter	68.35	58.71
Fourth Quarter	67.86	59.94	Fourth Quarter	69.25	55.04
2005			2005
First Quarter	69.39	62.02	First Quarter	70.85	61.80
Second Quarter	71.52	62.86	Second Quarter	73.44	61.13
Third Quarter	68.98	63.42	Third Quarter	84.40	69.60
Fourth Quarter	68.11	61.12	Fourth Quarter	85.65	69.82
2006			2006
First Quarter	74.05	66.32	First Quarter	95.95	80.48
Second Quarter	75.09	56.69	Second Quarter	93.09	79.16
Third Quarter	63.37	55.35	Third Quarter	88.62	75.00
Fourth Quarter	71.93	60.98	Fourth Quarter	89.55	81.65
2007			2007
First Quarter	86.20	70.65	First Quarter	96.20	83.02
Second Quarter (through June 21, 2007)	82.62	74.69	Second Quarter (through June 21, 2007)	116.85	84.84

Xerox Corporation markets and supports document management systems through a variety of distribution channels around the world. Its commission file number is 001-04471.			Yum! Brands, Inc. is a quick service restaurant company. Its Commission file number is 001-13163.
Xerox Corporation	High	Low	Yum! Brands, Inc.	High	Low
(ISIN: US9841211033)			(ISIN: US9884981013)
2004			2004
First Quarter	15.30	13.39	First Quarter	38.65	32.56
Second Quarter	14.96	12.66	Second Quarter	39.50	35.72
Third Quarter	14.37	12.99	Third Quarter	40.91	35.88
Fourth Quarter	17.12	14.14	Fourth Quarter	47.18	40.39
2005			2005
First Quarter	16.97	14.44	First Quarter	53.19	45.12
Second Quarter	15.25	13.09	Second Quarter	53.32	46.96
Third Quarter	14.12	13.11	Third Quarter	53.29	46.86
Fourth Quarter	15.03	12.41	Fourth Quarter	52.17	46.70
2006			2006
First Quarter	15.34	13.98	First Quarter	51.17	46.75
Second Quarter	15.10	13.28	Second Quarter	53.67	47.66
Third Quarter	15.71	13.31	Third Quarter	53.40	44.93
Fourth Quarter	17.22	15.37	Fourth Quarter	63.47	52.36
2007			2007
First Quarter	18.09	16.53	First Quarter	62.06	55.38
Second Quarter (through June 21, 2007)	19.40	17.08	Second Quarter (through June 21, 2007)	68.74	58.22